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                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                             BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated November 27, 2001


                             _______________________

                       Mortgage Pass-Through Certificates

                                 Series 2001-11







================================================================================

                                TABLE OF CONTENTS



PRELIMINARY STATEMENT.......................................................


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................
Section 1.02  Interest Calculations.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans...............
Section 2.03  Representations, Warranties and Covenants of the Servicer.....
Section 2.04  Representations and Warranties of the Depositor as to
                the Mortgage Loans.........................................
Section 2.05  Designation of Interests in the REMICs........................
Section 2.06  Designation of Start-up Day...................................
Section 2.07  REMIC Certificate Maturity Date...............................
Section 2.08  Execution and Delivery of Certificates........................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans............................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer......
Section 3.03  Fidelity Bond; Errors and Omissions Insurance.................
Section 3.04  Access to Certain Documentation...............................
Section 3.05  Maintenance of Primary Insurance Policy; Claims...............
Section 3.06  Rights of the Depositor and the Trustee in Respect of
                the Servicer................................................
Section 3.07  Trustee to Act as Servicer....................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
                Account; and Certificate Accounts...........................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
                Escrow Accounts.............................................
Section 3.10  Access to Certain Documentation and Information
                Regarding the Mortgage Loans................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial Account and Certificate Accounts....................................
Section 3.12  Maintenance of Hazard Insurance...............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements.....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property.......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files...............
Section 3.16  Documents, Records and Funds in Possession of the Servicer
                to be Held for the Trustee..................................
Section 3.17  Servicing Compensation........................................
Section 3.18  Annual Statement as to Compliance.............................
Section 3.19  Annual Independent Public Accountants' Servicing Statement;
                Financial Statements........................................
Section 3.20  Advances......................................................
Section 3.21  Modifications, Waivers, Amendments and Consents...............
Section 3.22  Reports to the Securities and Exchange Commission.............


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate........................................


                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions.................................................
Section 5.02  Priorities of Distributions...................................
Section 5.03  Allocation of Losses..........................................
Section 5.04  Statements to Certificateholders..............................
Section 5.05  Tax Returns and Reports to Certificateholders.................
Section 5.06  Tax Matters Person............................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee....
Section 5.08  REMIC Related Covenants.......................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates..............................................
Section 6.02  Registration of Transfer and Exchange of Certificates.........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 6.04  Persons Deemed Owners.........................................


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01  Respective Liabilities of the Depositor and the Servicer......
Section 7.02  Merger or Consolidation of the Depositor or the Servicer......
Section 7.03  Limitation on Liability of the Depositor, the Servicer
                and Others..................................................
Section 7.04  Depositor and Servicer Not to Resign..........................


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default.............................................
Section 8.02  Remedies of Trustee...........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
                During Event of Default.....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
                Event of Default............................................
Section 8.05  Trustee to Act; Appointment of Successor......................
Section 8.06  Notification to Certificateholders............................


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee.............................................
Section 9.02  Certain Matters Affecting the Trustee.........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 9.04  Trustee May Own Certificates..................................
Section 9.05  Eligibility Requirements for Trustee..........................
Section 9.06  Resignation and Removal of Trustee............................
Section 9.07  Successor Trustee.............................................
Section 9.08  Merger or Consolidation of Trustee............................
Section 9.09  Appointment of Co-Trustee or Separate Trustee.................
Section 9.10  Authenticating Agents.........................................
Section 9.11  Trustee's Fees and Expenses...................................
Section 9.12  Appointment of Custodian......................................
Section 9.13  Paying Agents.................................................
Section 9.14  Limitation of Liability.......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
                Certificates................................................
Section 9.16  Suits for Enforcement.........................................
Section 9.17  Waiver of Bond Requirement....................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement.....


                                    ARTICLE X

                                   TERMINATION

Section 10.01  Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans......................................
Section 10.02  Additional Termination Requirements..........................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01  Amendment....................................................
Section 11.02  Recordation of Agreement.....................................
Section 11.03  Limitation on Rights of Certificateholders...................
Section 11.04  Governing Law................................................
Section 11.05  Notices......................................................
Section 11.06  Severability of Provisions...................................
Section 11.07  Certificates Nonassessable and Fully Paid....................
Section 11.08  Access to List of Certificateholders.........................
Section 11.09  Recharacterization...........................................

EXHIBITS
--------

Exhibit A-1-A-1     -     Form of Face of Class 1-A-1 Certificate
Exhibit A-1-A-2     -     Form of Face of Class 1-A-2 Certificate
Exhibit A-1-A-3     -     Form of Face of Class 1-A-3 Certificate
Exhibit A-1-A-PO    -     Form of Face of Class 1-A-PO Certificate
Exhibit A-1-A-R     -     Form of Face of Class 1-A-R Certificate
Exhibit A-2-A-1     -     Form of Face of Class 2-A-1 Certificate
Exhibit A-2-A-2     -     Form of Face of Class 2-A-2 Certificate
Exhibit A-2-A-3     -     Form of Face of Class 2-A-3 Certificate
Exhibit A-2-A-4     -     Form of Face of Class 2-A-4 Certificate
Exhibit A-2-A-PO    -     Form of Face of Class 2-A-PO Certificate
Exhibit A-2-A-R     -     Form of Face of Class 2-A-R Certificate
Exhibit B-1-B-1     -     Form of Face of Class 1-B-1 Certificate
Exhibit B-1-B-2     -     Form of Face of Class 1-B-2 Certificate
Exhibit B-1-B-3     -     Form of Face of Class 1-B-3 Certificate
Exhibit B-1-B-4     -     Form of Face of Class 1-B-4 Certificate
Exhibit B-1-B-5     -     Form of Face of Class 1-B-5 Certificate
Exhibit B-1-B-6     -     Form of Face of Class 1-B-6 Certificate
Exhibit B-2-B-1     -     Form of Face of Class 2-B-1 Certificate
Exhibit B-2-B-2     -     Form of Face of Class 2-B-2 Certificate
Exhibit B-2-B-3     -     Form of Face of Class 2-B-3 Certificate
Exhibit B-2-B-4     -     Form of Face of Class 2-B-4 Certificate
Exhibit B-2-B-5     -     Form of Face of Class 2-B-5 Certificate
Exhibit B-2-B-6     -     Form of Face of Class 2-B-6 Certificate
Exhibit C              Form of Reverse of all Certificates.....................
Exhibit D-1            Mortgage Loan Schedule (Loan Group 1)...................
Exhibit D-2            Mortgage Loan Schedule (Loan Group 2)...................
Exhibit E              Request for Release of Documents........................
Exhibit F              Form of Certification of Establishment of Account.......
Exhibit G-1            Form of Transferor's Certificate........................
Exhibit G-2A           Form 1 of Transferee's Certificate......................
Exhibit G-2B           Form 2 of Transferee's Certificate......................
Exhibit H              Form of Transferee Representation Letter
                         for ERISA Restricted Certificates.....................
Exhibit I              Form of Affidavit Regarding Transfer of Residual
                         Certificates..........................................
Exhibit J              Contents of Servicing File..............................
Exhibit K              Form of Special Servicing Agreement.....................
Exhibit L              List of Recordation States..............................

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated November 27, 2001, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").


                             W I T N E S S E T H  T H A T:
                             - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:


                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as two separate real estate mortgage investment conduits ("REMIC 1" and "REMIC 2"). The Class A Certificates (other than the Class 1-A-R and Class 2-A-R Certificates) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the applicable REMIC. The Class 1-A-R and Class 2-A-R Certificates shall be the "residual interests" in REMIC 1 and REMIC 2, respectively. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the applicable REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

====================== =================== ====================== ==================== ====================
                                                                                         Integral Multiples
                       Initial Class           Pass-Through         Minimum              in Excess
Classes                Certificate Balance     Rate                 Denomination         of Minimum
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 1-A-1             $ 295,827,000.00        6.50%             $1,000               $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 1-A-2             $   7,700,000.00        6.50%             $1,000               $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 1-A-3             $  35,000,000.00        6.50%             $1,000               $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 1-A-PO            $     689,047.00        (1)               $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 1-A-R             $         100.00        6.50%             $100                 N/A
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-A-1             $ 108,375,000.00        6.50%             $1,000               $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-A-2             $  12,000,000.00        6.50%             $1,000               $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-A-3             $  10,197,000.00        6.50%             $1,000               $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-A-4             $  15,000,000.00        6.50%             $1,000               $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-A-PO            $     219,274.00        (1)               $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-A-R             $         100.00        6.50%             $100                 N/A
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 1-B-1             $   4,901,000.00        6.50%             $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 1-B-2             $   2,450,000.00        6.50%             $25,000              $1
---------------------- ------------------ ---------------------- --------------------- --------------------
Class 1-B-3             $   1,400,000.00        6.50%             $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 1-B-4             $     701,000.00        6.50%             $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 1-B-5             $     700,000.00        6.50%             $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 1-B-6             $     700,344.00        6.50%             $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-B-1             $   2,254,000.00        6.50%             $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-B-2             $     752,000.00        6.50%             $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-B-3             $     676,000.00        6.50%             $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-B-4             $     301,000.00        6.50%             $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-B-5             $     225,000.00        6.50%             $25,000              $1
---------------------- ------------------- ---------------------- -------------------- --------------------
Class 2-B-6             $     301,253.00        6.50%             $25,000              $1
====================== =================== ====================== ==================== ====================

(1)   The Class 1-A-PO and Class 2-A-PO Certificates will be Principal-Only Certificates and will not bear interest.


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act:  The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

            Adjusted Pool Amount: With respect to any Distribution Date and Loan Group, the Cut-Off Date Pool Principal Balance of the Mortgage Loans in such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date and Loan Group, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans of such Loan Group: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date and Loan Group, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made on the Mortgage Loans in such Loan Group in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents: As defined in Section 9.10.

            Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date and Loan Group, the Initial Bankruptcy Loss Amount for such Loan Group less the aggregate amount of Bankruptcy Losses previously incurred on the Mortgage Loans in such Loan Group during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies provided that such reduction does not result in a downgrading to the current rating of the Certificates of the Related Group.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of Kentucky, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-11 that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Accounts for each Group created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-11." Funds in the related Certificate Account shall be held in trust for the Holders of the Certificates of such Group for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, The Bank of New York; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-PO, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-PO, Class 2-A-R, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates, as the case may be.

            Class 1-A-3 Priority Amount: As to any Distribution Date, for the Class 1-A-3 Certificates, the lesser of (i) the Class Certificate Balance of the Class 1-A-3 Certificates and (ii) the product of (a) the Shift Percentage, (b) the Priority Percentage and (c) the Non-PO Principal Amount for Group 1.

            Class 1-A-3 Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the Class Certificate Balance of the Class 1-A-3 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates of Group 1 (other than the Class 1-A-PO Certificates) immediately prior to such date.

            Class 2-A-4 Priority Amount: As to any Distribution Date, for the Class 2-A-4 Certificates, the lesser of (i) the Class Certificate Balance of the Class 2-A-4 Certificates and (ii) the product of (a) the Shift Percentage, (b) the Priority Percentage and (c) the Non-PO Principal Amount for Group 2.

            Class 2-A-4 Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the Class Certificate Balance of the Class 2-A-4 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates of Group 2 (other than the Class 2-A-PO Certificates) immediately prior to such date.

            Class A Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-PO, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-PO and Class 2-A-R Certificates.

            Class A-PO Certificates: The Class 1-A-PO and Class 2-A-PO Certificates.

            Class A-PO Deferred Amount: As to any Distribution Date and each Class of Class A-PO Certificates prior to the applicable Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss, other than an Excess Loss, on the Mortgage Loans in the Related Loan Group to be allocated to the Class A-PO Certificates of the Related Group on such Distribution Date or previously allocated to such Class A-PO Certificates and not yet paid to the Holders of such Class A-PO Certificates pursuant to Section 5.02(a)(iii).

            Class B Certificates: The Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Class Certificate Balance: With respect to any Class and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a) and (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b).

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: November 27, 2001.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: As defined in Section 3.17.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention: Corporate Trust - MBS (Fax: (212) 328-7620).

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date:  November 1, 2001.

            Cut-Off Date Pool Principal Balance: For each Loan Group the aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in such Loan Group which is $350,068,492.19 for Loan Group 1 and $150,300,627.84 for Loan Group 2.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Group 1 Discount Mortgage Loan or Group 2 Discount Mortgage Loan.

            Distribution Date: The 25th day of each month beginning in December 2001 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, N.A., or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificate.

            Escrow Account: As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default:  As defined in Section 8.01.

            Excess Losses: For any Distribution Date and Loan Group, the amount of any (i) Fraud Losses on the Mortgage Loans in such Loan Group in excess of the Fraud Loss Amount for such Loan Group, (ii) Special Hazard Losses on the Mortgage Loans in such Loan Group in excess of the Special Hazard Loss Amount for such Loan Group or (iii) Bankruptcy Losses on the Mortgage Loans in such Loan Group in excess of the Bankruptcy Loss Amount for such Loan Group.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates of a Group will be made pursuant to
Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            FNMA: Fannie Mae, or any successor thereto.

            Fractional Interest: As defined in Section 5.02(d).

            Fraud Loss: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

            Fraud Loss Amount: For each Distribution Date and Loan Group occurring during the period from the Closing Date through the first anniversary of the Cut-Off Date, the Initial Fraud Loss Amount for such Loan Group reduced by the amount of Fraud Losses on the Mortgage Loans in such Loan Group allocated to the Certificates of the Related Group. Thereafter, the Fraud Loss Amount for such Loan Group shall be equal to the lesser of (i) the Initial Fraud Loss Amount for such Loan Group reduced by the amount of Fraud Losses on the Mortgage Loans in such Loan Group allocated to the Certificates of the Related Group and
(ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the fifth anniversary of the Cut-Off Date, 1% of the Pool Stated Principal Balance for such Loan Group and (b) after the fifth anniversary of the Cut-Off Date, zero.

            Group: Either of Group 1 or Group 2.

            Group 1: The Group 1-A Certificates and Group 1-B Certificates.

            Group 1 Discount Mortgage Loan: A Group 1 Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.50% per annum.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

            The Group 1 Premium Mortgage Loan: A Group 1 Mortgage Loan with a Net Mortgage Interest Rate that is equal to or greater than 6.50% per annum.

            Group 2: The Group 2-A Certificates and the Group 2-B Certificates.

            Group 2 Discount Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.50% per annum.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

            The Group 2 Premium Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate that is equal to or greater than 6.50% per annum.

            Group 1-A Certificates: Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-PO and Class 1-A-R Certificates.

            Group 2-A Certificates: Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-PO and Class 2-A-R Certificates.

            Group 1-B Certificates: Any of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 or Class 1-B-6 Certificates.

            Group 2-B Certificates: Any of the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificates.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Initial Bankruptcy Loss Amount: $100,000.00 for Loan Group 1 and Loan Group 2.

            Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Initial Fraud Loss Amount: $7,001,369.84 for Loan Group 1 and $3,006,012.56, for Loan Group 2.

            Initial Special Hazard Amount: $3,500,684.92 for Loan Group 1 and $2,396,934.43, for Loan Group 2.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan Group:  Either of Loan Group 1 or Loan Group 2.

            Loan Group 1:  The Group 1 Mortgage Loans.

            Loan Group 2:  The Group 2 Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            MERS:  As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated November 27, 2001, between the Bank of America, N.A., as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1 and Exhibit D-2, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 6.50% for each Discount Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date and Loan Group, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date and Loan Group, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for such Loan Group exceeds Compensating Interest for such Loan Group for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Offered Certificates: The Class A, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as two separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                      Class 1-B-1              1.70%
                      Class 1-B-2              1.00%
                      Class 1-B-3              0.60%
                      Class 1-B-4              0.40%
                      Class 1-B-5              0.20%
                      Class 1-B-6              0.00%
                      Class 2-B-1              1.50%
                      Class 2-B-2              1.00%
                      Class 2-B-3              0.55%
                      Class 2-B-4              0.35%
                      Class 2-B-5              0.20%
                      Class 2-B-6              0.00%

            Original Subordinate Certificate Balance: $10,852,344.00 for Group 1 and $4,509,253.00 for Group 2.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth or described in the Preliminary Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "P-1" by Moody's and "A-1" by S&P;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "P-1" by Moody's and "A-1" by S&P;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P-1" by Moody's and "A-1" by S&P;

            (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated "Aaa" by Moody's and "AAAm" or "AAAm G" by S&P or otherwise approved in writing by each Rating Agency; and

            (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of either REMIC as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-A-R, Class 2-A-R, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date and Loan Group, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            Pool Distribution Amount: As to any Distribution Date and Loan Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the Servicing Fee) and the principal portion of any Monthly Payment on a Mortgage Loan in such Loan Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Loan Group and Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date and such Loan Group; over (b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of
Section 3.11(a) in respect of such Loan Group and (ii) amounts permitted to be withdrawn from the related Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b) in respect of such Loan Group.

            Pool Stated Principal Balance: As to any Distribution Date and Loan Group, the aggregate Stated Principal Balances of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Premium Mortgage Loan: Any Group 1 Premium Mortgage Loan or Group 2 Premium Mortgage Loan.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class 1-A-PO and Class 2-A-PO Certificates are the only Classes of Principal-Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates of a Group that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount for such Group allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Group for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates of such Group that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rating Agency: Each of Moody's and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Related Group: For Loan Group 1, Group 1 and for Loan Group 2, Group 2.

            Related Loan Group: For Group 1, Loan Group 1 and for Group 2, Loan Group 2.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificates: The Class 1-A-R or Class 2-A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates.

            Senior Credit Support Depletion Date: As to each Group, the date on which the aggregate Class Certificate Balance of the Subordinate Certificates of such Group is reduced to zero.

            Senior Percentage: With respect to any Distribution Date and Group, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-PO Certificates) of such Group immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class A-PO Certificates) of such Group immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date and Group during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Group plus 70% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Group plus 60% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Group plus 40% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Group plus 20% of the Subordinate Percentage for such Group for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Group for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for such Group exceeds the initial Senior Percentage for such Group, in which case the Senior Prepayment Percentage for such Group for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for such Group will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date and Group, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage for such Group of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage for such Group of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan in the Related Loan Group that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount for such Group will be reduced on the related Distribution Date by the Senior Percentage of the Non-PO Percentage for such Group of the principal portion of such Debt Service Reduction.

            Senior Step Down Conditions: As of any Distribution Date and Group as to which any decrease in the Senior Prepayment Percentage for such Group applies, (i) the outstanding principal balance of all Mortgage Loans in the Related Loan Group (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates of such Group (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the Related Loan Group as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance for such Group set forth below:

                                                Percentage of
                                             Original Subordinate
Distribution Date Occurring                  Certificate Balance
---------------------------                  -------------------

December 2006 through November 2007                  30%

December 2007 through November 2008                  35%

December 2008 through November 2009                  40%

December 2009 through November 2010                  45%

December 2010 and thereafter                         50%


            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan in the Related Loan Group, the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) the sum of 6.50% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate shall not be less than 0.25% per annum with respect to any Mortgage Loan.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

            Distribution Date Occurring In                    Shift Percentage
            ------------------------------                    ----------------

            December 2001 through November 2006                       0%

            December 2006 through November 2007                      30%

            December 2007 through November 2008                      40%

            December 2008 through November 2009                      60%

            December 2009 through November 2010                      80%

            December 2010 and thereafter                             100%


            Similar Law: As defined in Section 6.02(e).

            Special Hazard Loss: As to a Mortgaged Property, any Realized Loss on account of direct physical loss, exclusive of (i) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12 and (ii) any loss caused by or resulting from:

            (a) (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin or insects; or

            (ii) settling, subsidence, cracking, shrinkage, building or expansion of pavements, foundations, walls, floors, roofs or ceilings;

            (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (c) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote; or

            (d) (i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

            (ii) any weapon of war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

            (iii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

            Special Hazard Loss Amount: As to any Distribution Date and Loan Group, the lesser of (a) the greatest of (i) 1% of the Pool Stated Principal Balance of the Mortgage Loans in such Loan Group, (ii) twice the principal balance of the largest Mortgage Loan in such Loan Group, and (iii) the aggregate principal balance of all Mortgage Loans in such Loan Group secured by Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area (all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to Monthly Payments then due, whether or not paid) and (b) the Initial Special Hazard Loss Amount for such Loan Group, reduced (but not below zero) by the amount of Realized Losses in respect of Special Hazard Mortgage Loans previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date. Either Special Hazard Loss Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then-current rating of the Certificates.

            Special Hazard Mortgage Loan: Any Liquidated Mortgage Loan as to which the ability to recover thereon was substantially impaired by reason of a hazard or loss not covered by a hazard policy or flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date and Group, 100% minus the Senior Percentage for such Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and Group, 100% minus the Senior Prepayment Percentage for such Group for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date and Group, an amount equal to the sum of (i) the Subordinate Percentage for such Group of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan in the Related Group that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount for such Group will be reduced on the related Distribution Date by the Subordinate Percentage for such Group of the applicable Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Accounts, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans in the Related Loan Group immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0030% per annum.

            Underwriting Guidelines: The underwriting guidelines of Bank of America, N.A.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Residual Certificates in the aggregate and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-11" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A)   The stock certificate;

                  (B)   The stock power executed in blank;

                  (C)   The executed proprietary lease;

                  (D)   The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b). As set forth on Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the applicable Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the Servicer. The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing
Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

            (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

            (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxviii)Each Mortgage Loan is a "qualified mortgage" within Section 860G(a)(3) of the Code.

            (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the applicable Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates the Classes of Group 1-A Certificates (other than the Class 1-A-R Certificate) and the Classes of Group 1-B Certificates as classes of "regular interests" and the Class 1-A-R Certificate as the single class of "residual interest" in REMIC 1 for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby designates the Classes of Group 2-A Certificates (other than the Class 2-A-R Certificate) and the Classes of Group 2-B Certificates as classes of "regular interests" and the Class 2-A-R Certificate as the single class of "residual interest" in REMIC 2 for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of REMIC 1 and REMIC 2 within the meaning of
Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in REMIC 1 and REMIC 2 is December 25, 2031.

            Section 2.08 Execution and Delivery of Certificates. The Trustee has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of Servicer. (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation. The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this
Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Insurance Policy; Claims. With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this
Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Account; and Certificate Accounts. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14;

            (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any payments of Compensating Interest; and

            (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Accounts. The Trustee shall, promptly upon receipt, deposit in the applicable Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to such Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the applicable Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the applicable Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in such Certificate Account. All funds required to be deposited in the Certificate Accounts shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Accounts at the direction of the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Accounts are maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and
(ii) in the case of the Certificate Accounts, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Servicer Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Accounts shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Accounts incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the related Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of either Certificate Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-11 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Account and Certificate Accounts. (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to Section 3.17, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Servicer Custodial Account;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii) being limited to amounts received on the Mortgage Loans in the same Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable Advance was made;

            (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the related Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). The Servicer shall keep and maintain such separate accounting for each Loan Group. Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Accounts for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the applicable Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Accounts;

            (iii) to withdraw and return to the Servicer any amount deposited in either Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the applicable Certificate Account upon termination pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements. (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO Property. (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on either REMIC (as defined in Section 860F of the Code) or cause either REMIC to fail to qualify as a REMIC at any time that any Certificates of the related Group are outstanding, or (B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject either REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if (a) in the Depositor's judgment, the default is not likely to be cured by the Mortgagor and (b) such Mortgage Loan is 180 days or more delinquent or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the Mortgage Loan Purchase Agreement the Seller requests the Depositor to repurchase and to sell to the Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee. The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Accounts or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans in a Loan Group for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of
(a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans in such Loan Group and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group for such Distribution Date (for each Loan Group any such reduction, "Compensating Interest").

            Section 3.18 Annual Statement as to Compliance. The Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2001 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements. The Servicer shall, at its own expense, on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2001 fiscal year, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20 Advances. The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution with respect to a Loan Group in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents. (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of either REMIC and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate. Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.


                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the applicable Certificate Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or
(b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions. (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the applicable Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount for each Loan Group, in an amount as specified in written notice received by the Trustee from the Servicer no later than the related Determination Date, and shall apply such funds from the related Certificate Account to distributions on the Certificates in the Related Group in the following order of priority and to the extent of such funds, paying Group 1 solely from the Pool Distribution Amount for Loan Group 1 and Group 2 solely from the Pool Distribution Amount for Loan Group 2:

            (i) to each Class of Senior Certificates (other than the Class A-PO Certificates) of such Group, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) concurrently to the Class A Certificates (other than the Class A-PO Certificates) of such Group and the Class A-PO Certificates of such Group, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates) of such Group, in an aggregate amount up to the Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Certificates of such Group in an aggregate amount up to the PO Principal Amount for such Group;

            (iii) to the Class A-PO Certificates of such Group, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Group for such Distribution Date from amounts otherwise distributable first to the Class 1-B-6 Certificates or Class 2-B-6 Certificates, as the case may be, pursuant to clause (iv)(L) below, second to the Class 1-B-5 Certificates or Class 2-B-5 Certificates, as the case may be, pursuant to clause (iv)(J) below, third to the Class 1-B-4 Certificates or Class 2-B-4 Certificates, as the case may be, pursuant to clause (iv)(H) below, fourth to the Class 1-B-3 Certificates or Class 2-B-3 Certificates, as the cases may be, pursuant to clause (iv)(F) below, fifth to the Clause 1-B-2 Certificates or Class 2-B-2 Certificates, as the case may be, pursuant to clause (iv)(D) below and finally to the Class 1-B-1 Certificates or Class 2-B-1 Certificates, as the case may be, pursuant to clause (iv)(B) below;

            (iv) to each Class of Subordinate Certificates of such Group, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class 1-B-1 Certificates or Class 2-B-1
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class 1-B-1 Certificates or Class 2-B-1
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Certificates of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class 1-B-2 Certificates or Class 2-B-2
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class 1-B-2 Certificates or Class 2-B-2
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Certificates of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class 1-B-3 Certificates or Class 2-B-3
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class 1-B-3 Certificates or Class 2-B-3
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Certificates of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class 1-B-4 Certificates or Class 2-B-4
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class 1-B-4 Certificates or Class 2-B-4
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Certificates of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class 1-B-5 Certificates or Class 2-B-5
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class 1-B-5 Certificates or Class 2-B-5
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Certificates of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class 1-B-6 Certificates or Class 2-B-6
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class 1-B-6 Certificates or Class 2-B-6
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Certificates of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

            (v) The Holder of the Class 1-A-R and Class 2-A-R Certificates shall receive any remaining Pool Distribution Amounts for the Related Loan Group.

            For any Group and on any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the applicable Class of Class A-PO Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            (b) (i)  With respect to the Class A Certificates of Group 1:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 1, the amount distributable to the Group 1-A Certificates (other than the Class 1-A-PO Certificates) pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first, to the Class 1-A-R Certificate, until its Class
            Certificate Balance has been reduced to zero;

                  second, to the Class 1-A-3 Certificates, up to the Class 1-A-3
            Priority Amount for such Distribution Date, until their Class Certificate Balance has been reduced to zero;

                  third, sequentially, to the Class 1-A-1 and Class 1-A-2
            Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

                  fourth, to the Class 1-A-3 Certificates, until their Class
            Certificate Balance has been reduced to zero.

            (ii) With respect to the Class A Certificates of Group 2:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 2, the amount distributable to the Group 2-A Certificates (other than the Class 2-A-PO Certificates) pursuant to
      Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first, to the Class 2-A-R Certificate, until its Class
            Certificate Balance has been reduced to zero;

                  second, to the Class 2-A-4 Certificates, up to the Class 2-A-4
            Priority Amount for such Distribution Date, until their Class Certificate Balance has been reduced to zero;

                  third, sequentially, to the Class 2-A-1, Class 2-A-2 and Class
            2-A-3 Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

                  fourth, to the Class 2-A-4 Certificates, until their Class
            Certificate Balance has been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, for a Group notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Class A Certificates of the Related Group (other than the Class A-PO Certificates of such Group) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates of a Group for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported Interest Shortfalls for the Related Loan Group, (B) any Excess Losses on the Mortgage Loans in such Loan Group allocable to interest, (C) on and after the Senior Credit Support Depletion Date for such Group, any other Realized Loss on the Mortgage Loans in such Loan Group allocable to interest and (D) Relief Act Reductions incurred on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates of a Group on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates of such Group which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates (other than the Class A-PO Certificates) of such Group immediately prior to such Distribution Date (for each Group, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of such Group junior to such Class (for each Group, the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes of such Group will not be used in determining the Pro Rata Share for the Subordinate Certificates of such Group that are not Restricted Classes. If the aggregate Class Certificate Balances of the Subordinate Certificates of such Group that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Restricted Classes of such Group in order of their respective numerical Class designations (beginning with the Class of Restricted Certificates of the Related Group then outstanding with the lowest numerical Class designation).

            Section 5.03 Allocation of Losses. (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation, a Debt Service Reduction, a Fraud Loss or a Special Hazard Loss, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group. Based on such information, the Trustee shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group, including Excess Losses, with respect to the related Distribution Date.

            The principal portion of Realized Losses on the Mortgage Loans in a Loan Group with respect to any Distribution Date shall be allocated as follows:

            (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan in such Loan Group, including any Excess Loss, shall be allocated to the Class A-PO Certificates of the Related Group until the Class Certificate Balance thereof is reduced to zero; and

            (ii) the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss) with respect to a Mortgage Loan in such Loan Group shall be allocated first to the Subordinate Certificates of the Related Group in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates of the Related Group then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-PO Certificates) of the Related Group, pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date; and

            (iii) the applicable Non-PO Percentage of the principal portion of any Excess Losses with respect to a Mortgage Loan in such Loan Group shall be allocated pro rata among the Senior Certificates of the Related Group (other than the Class A-PO Certificates) in the aggregate on the basis of their aggregate principal balance and among the Classes of Subordinate Certificates of the Related Group on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date. Excess Losses allocated to the Senior Certificates (other than the Class A-PO Certificates) of the Related Group, will be allocated among such Classes pro rata on the basis of their respective Class Certificate Balances.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates of a Group then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for the Related Loan Group for such Distribution Date.

            After the Senior Credit Support Depletion Date for a Group, the Class Certificate Balances of the Senior Certificates of such Group in the aggregate (other than the Class Certificate Balance of the Class A-PO Certificates of such Group) shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (other than Class A-PO Certificates) of such Group (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for the Related Loan Group for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for the Related Loan Group for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates (other than the Class A-PO Certificates) of such Group, based on the Class Certificate Balances immediately prior to such Distribution Date.

            The Class Certificate Balance of the Class A-PO Certificates of a Group shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of such Class A-PO Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for the Related Loan Group for such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            Section 5.04 Statements to Certificateholders. xi) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to
Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) for each Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) for each Group, the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) for each Loan Group, the Pool Stated Principal Balance for the following Distribution Date;

            (vi) for each Group, the Senior Percentage and Subordinate Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to each Loan Group and such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (x) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) for each Group, the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

            (xiv) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month and for each Group, any Class A-PO Deferred Amounts for such Distribution Date;

            (xv) for each Loan Group, the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, in each case as of the related Determination Date; and

            (xvi) the Class 1-A-3 Priority Percentage and the Class 2-A-4 Priority Percentage for the following Distribution Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holders of the Residual Certificates for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holders of the Residual Certificates by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders. (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2001, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. Each Tax Matters Person shall have the same duties with respect to REMIC 1 and Remic 2 as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holders of the Class 1-A-R and Class 2-A-R Certificates are hereby designated as the Tax Matters Person for REMIC 1 and Remic 2, respectively. By its acceptance of the Class 1-A-R or Class 2-A-R Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the related REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Trust Estate as two REMICs and avoid the imposition of tax on the REMICs. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in either REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificate of such REMIC.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in either REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to either REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of either REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on either REMIC and will not disqualify either REMIC from treatment as a REMIC; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.


                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-A-1, A-1-A-2, A-1-A-3, A-1-A-PO, A-1-A-R, A-2-A-1, A-2-A-2,
A-2-A-3, A-2-A-4, A-2-A-PO, A-2-A-R, B-1-B-1, B-1-B-2, B-1-B-3, B-1-B-4,
B-1-B-5, B-1-B-6, B-2-B-1, B-2-B-2, B-2-B-3, B-2-B-4, B-2-B-5 and B-2-B-6 and C
(reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in
Section 2.01. The Senior Certificates (other than the Class 1-A-PO, 1-A-R, 2-A-PO and 2-A-R Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance). The Class 1-A-R and Class 2-A-R Certificates shall be in a minimum denomination of $100. The Senior Certificates (other than the Class 1-A-R and Class 2-A-R Certificates) and the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02  Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, (C) after the occurrence of an Event of Default or (D) in the event the Depository is unable to make the pro rata distributions required by Section 5.09(e), Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of the Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.


                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor. (a) On and After the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor agree; provided, however, that any Person assuming the duties of the Servicer shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by Bank of America, N.A., on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by Bank of America, N.A., and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to Bank of America, N.A., by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to Bank of America, N.A. under this Section 8.05(b).

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.


                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
      (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Accounts) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and "A2" by Moody's or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Accounts and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from either Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the applicable Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the applicable Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from such Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.


                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. With respect to each Group of Certificates, subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the Final Distribution Date for such Group and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b) with respect to such Group) shall terminate with respect to such Group and the Related Loan Group upon the last action required to be taken by the Trustee on the Final Distribution Date for such Group pursuant to this
Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans in such Loan Group and all REO Property relating to such Loan Group at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property relating to such Loan Group (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Holders of Certificates of the Related Group pursuant to the fourth paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates of such Group as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan in such Loan Group (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan in such Loan Group the Trust Estate or the disposition of all REO Property relating to such Loan Group.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all of the Mortgage Loans in a Loan Group is conditioned upon the Pool Stated Principal Balance of the Mortgage Loans in such Loan Group as of such Final Distribution Date for the related Group being less than 10% of the Cut-off Date Pool Principal Balance for such Loan Group. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date for the Related Group (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets relating to a Loan Group) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date for the related Group upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the applicable Certificate Account on or before the Final Distribution Date for the Related Group in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in such Certificate Account on the Final Distribution Date for the Related Group equal to the purchase price for the related assets of the Loan Group computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class of the Group, in the order set forth in Section 5.02 hereof, on the Final Distribution Date for such Group and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the applicable Class A-PO Deferred Amount with respect to the Class A-PO Certificates of such Group, and (II) as to the Class 1-A-R or Class 2-A-R Certificate, the amounts, if any, which remain on deposit in the related Certificate Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above. If all of the Holders of the Certificates of such Group do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date for such Group, the Trustee shall on such date cause all funds in the Certificate Account related to such Loan Group not distributed in final distribution to Certificateholders of such Group to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Loan Group) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements. xvi) If the Depositor exercises its purchase option as provided in Section 10.01 for a Loan Group, such Loan Group shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause REMIC 1 or REMIC 2 to fail to qualify as a REMIC at any time that any Certificates of the related Group are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust relating to such Loan Group to the Depositor for cash; and

            (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the related REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the related REMIC.

            (b) By their acceptance of the Residual Certificates, the Holders thereof hereby agree to take such other action in connection with such plan of complete liquidation of the related REMIC as may be reasonably requested by the Depositor.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each REMIC as a separate REMIC at all times that any Certificates of the Related Group are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into either Certificate Account provided that
(a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class 1-B-1 Certificates, the Class 1-B-2 Certificates, the Class 1-B-3 Certificates, the Class 1-B-4 Certificates, the Class 1-B-5 Certificates, the Class 2-B-1 Certificates, the Class 2-B-2 Certificates, the Class 2-B-3 Certificates, the Class 2-B-4 Certificates or the Class 2-B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, and (v) to reduce the percentage of the Pool Stated Principal Balance of a Loan Group at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans of such Loan Group to the Depositor by the Seller or to the Trust by the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of either REMIC as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of either REMIC as a REMIC.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt ) to (a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 101 East Main Street, Suite 400, Louisville, Kentucky 40202, Attention: Servicing Manager, with a copy to:
Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina, 28255,
Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention:
Corporate Trust - MBS Group (Fax: (212) 328-7620), (d) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attn: Residential Mortgage Monitoring Group; and (e) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor

                                       By:
                                          -----------------------------------
                                          Name:  Judy Ford
                                          Title: Vice President

                                    BANK OF AMERICA, N.A.,
                                       as Servicer

                                       By:
                                          -----------------------------------
                                          Name:  Robert J. DeBenedet
                                          Title: Senior Vice President

                                    THE BANK OF NEW YORK,
                                       as Trustee

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

STATE OF NEW YORK.     )
                       )     ss.:
COUNTY OF   NEW YORK   )


            On the 27th day of November, 2001, before me, a notary public in and for the State of New York, personally appeared ________________, known to me who, being by me duly sworn, did depose and say that s/he is a ________________ of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.


                                         ---------------------------------------
                                                      Notary Public



[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA  )
                         )     ss.:
COUNTY OF MECKLENBURG    )


            On the 27th day of November, 2001, before me, a notary public in and for the State of North Carolina, personally appeared Judy Ford, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of such corporation.


                                         ---------------------------------------
                                                       Notary Public



[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA  )
                         )     ss.:
COUNTY OF MECKLENBURG    )


            On the 27th day of November, 2001, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. DeBenedet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.


                                         ---------------------------------------
                                                       Notary Public



[Notarial Seal]

My commission expires ____________.

                                 EXHIBIT A-1-A-1

                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-A-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $295,827,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AK 4

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-2

                    [FORM OF FACE OF CLASS 1-A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-A-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $7,700,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AL 2

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-3

                    [FORM OF FACE OF CLASS 1-A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-A-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $35,000,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AM 0

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                EXHIBIT A-1-A-PO

                   [FORM OF FACE OF CLASS 1-A-PO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                  Class 1-A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                  Class 1-A-PO

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $689,047.00

CUSIP No.:                    06050H AN 8

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class 1-A-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-R

                    [FORM OF FACE OF CLASS 1-A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AP 3

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the applicable Certificate Account will be made only upon presentment and surrender of this Class 1-A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2-A-1

                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-A-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $108,375,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AQ 1

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2-A-2

                    [FORM OF FACE OF CLASS 2-A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-A-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $12,000,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AR 9

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2-A-3

                    [FORM OF FACE OF CLASS 2-A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-A-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $10,197,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AS 7

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2-A-4

                    [FORM OF FACE OF CLASS 2-A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-A-4

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $15,000,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AT 5

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                EXHIBIT A-2-A-PO

                   [FORM OF FACE OF CLASS 2-A-PO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                  Class 2-A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                  Class 2-A-PO

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $219,274.00

CUSIP No.:                    06050H AU 2

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class 2-A-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2-A-R

                    [FORM OF FACE OF CLASS 2-A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 2-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AV 0

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the applicable Certificate Account will be made only upon presentment and surrender of this Class 2-A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 2-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 2-A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 2-A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 2-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 2-A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 2-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 2-A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-1

                    [FORM OF FACE OF CLASS 1-B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $4,901,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AW 8

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-2

                    [FORM OF FACE OF CLASS 1-B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A AND CLASS 1-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,450,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AX 6

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-3

                    [FORM OF FACE OF CLASS 1-B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A, CLASS 1-B-1 AND CLASS 1-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,400,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AY 4

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-4

                    [FORM OF FACE OF CLASS 1-B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A, CLASS 1-B-1, CLASS 1-B-2 AND CLASS 1-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-4

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $701,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H BC 1

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-5

                    [FORM OF FACE OF CLASS 1-B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A, CLASS 1-B-1, CLASS 1-B-2, CLASS 1-B-3 AND CLASS 1-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-5

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $700,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H BD 9

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-6

                    [FORM OF FACE OF CLASS 1-B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A, CLASS 1-B-1, CLASS 1-B-2, CLASS 1-B-3, CLASS 1-B-4 AND CLASS 1-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 1-B-6

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $700,344.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H BE 7

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-1

                    [FORM OF FACE OF CLASS 2-B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,254,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H AZ 1

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-2

                    [FORM OF FACE OF CLASS 2-B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A AND CLASS 2-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $752,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H BA 5

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                               EXHIBIT B-2-B-3

                  [FORM OF FACE OF CLASS 2-B-3 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A, CLASS 2-B-1 AND CLASS 2-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $676,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H BB 3

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-4

                    [FORM OF FACE OF CLASS 2-B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A, CLASS 2-B-1, CLASS 2-B-2 AND CLASS 2-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-4

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $301,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H BF 4

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-5

                    [FORM OF FACE OF CLASS 2-B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A, CLASS 2-B-1, CLASS 2-B-2, CLASS 2-B-3 AND CLASS 2-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-5

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $225,000.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H BG 2

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-6

                    [FORM OF FACE OF CLASS 2-B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A, CLASS 2-B-1, CLASS 2-B-2, CLASS 2-B-3, CLASS 2-B-4 AND CLASS 2-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-11
                                   Class 2-B-6

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 November 1, 2001

First Distribution Date:      December 26, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $301,253.00

Pass-Through Rate:            6.50%

CUSIP No.:                    06050H BH 0

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the Pool Stated Principal Balance for a Loan Group is less than 10% of the Cut-Off Date Pool Principal Balance for such Loan Group, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans in such Loan Group and all property acquired in respect of such Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. The 10% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the Pooling and Servicing Agreement. In the event that no such optional repurchase occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement with respect to such Loan Group will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan in such Loan Group or the disposition of all property in respect thereof and the distribution to Certificateholders of the Related Group of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                    THE BANK OF NEW YORK,
                                     as Trustee


                                    By
                                      ----------------------------------------
                                          Authorized Signatory






                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [___] Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    THE BANK OF NEW YORK,
                                     as Trustee


                                    By
                                      ----------------------------------------
                                          Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                    __________________________________________
                                    Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to
_______________________

      This information is provided by , the assignee named above, or , as its agent.

                                 EXHIBIT D-1

                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE


BANK OF AMERICA MORTGAGE
BOAMS 2001-11
GROUP 1
MORTGAGE SCHEDULE


LOAN         PROPERTY                     LOAN                       DOC          ORIG      ORIGINAL  INTEREST  1ST PAYMENT
NUMBER       TYPE             OCCUPANCY   PURPOSE                    TYPE          LTV         PB       RATE        DATE
------------------------------------------------------------------------------------------------------------------------------
0028740868   Single Family    Primary     Refinance                Standard      76.580      628,000    7.375     20011201
0029677051   Single Family    Primary     Cash-out Refinance       Reduced       74.980      330,000    7.250     20010601
0029699865   Single Family    Primary     Cash-out Refinance       Reduced       60.000      360,000    7.250     20010601
0029755634   PUD              Primary     Purchase                 Reduced       79.940      360,000    7.500     20010601
0029755741   Single Family    Primary     Purchase                 Standard      79.910      499,450    7.000     20010801
0099020141   PUD              Primary     Purchase                 Reduced       79.980      403,900    7.500     20011101
0099094310   PUD              Primary     Purchase                 Reduced       65.040      400,000    7.000     20010801
0099126088   Single Family    Primary     Refinance                Standard      77.240      560,000    7.500     20011001
0099126245   Single Family    Primary     Purchase                 Reduced       79.980      388,700    7.250     20011101
0099129462   Single Family    Primary     Purchase                 Standard      80.000      570,800    7.125     20011001
0099130403   Condominium      Primary     Purchase                 Reduced       80.000      527,200    7.500     20010901
0099130411   Single Family    Primary     Purchase                 Reduced       78.370      362,350    7.125     20011101
0099134462   Single Family    Primary     Purchase                 Reduced       80.000      463,200    6.750     20011101
0099141277   Single Family    Primary     Refinance                Standard      80.000      304,000    7.375     20010901
0099141434   PUD              Primary     Purchase                 Reduced       80.000      360,000    7.000     20011001
0099143554   Single Family    Primary     Cash-out Refinance       Reduced       54.750      438,000    6.875     20011101
0099145252   PUD              Primary     Purchase                 Reduced       50.760      500,000    7.000     20011101
0099145708   PUD              Primary     Purchase                 Standard      77.790      300,000    7.000     20011101
0099150419   PUD              Primary     Purchase                 Reduced       79.990      499,955    7.375     20011001
0099152886   Single Family    Primary     Purchase                 Reduced       78.760      445,000    7.500     20011101
0099156044   Single Family    Primary     Purchase                 Reduced       89.980      332,100    7.875     20011201
0099156291   Single Family    Primary     Purchase                 Reduced       90.000      306,000    7.625     20011001
0099158800   PUD              Primary     Refinance                Reduced       90.000      585,000    7.500     20011101
0099159014   Single Family    Primary     Purchase                 Standard      70.000      497,000    7.000     20011001
0099159089   Single Family    Primary     Purchase                 Standard      90.000      416,250    7.500     20011001
6001993796   Single Family    Primary     Cash-out Refinance        Rapid        51.420      360,000    6.875     20011201
6002617410   PUD              Primary     Cash-out Refinance       Reduced       74.870      307,000    7.375     20011201
6003283683   Single Family    Primary     Refinance                Standard      80.000      320,000    7.125     20011201
6003307938   PUD              Primary     Purchase                 Reduced       80.000      336,000    6.625     20011201
6003749998   PUD              Primary     Refinance                 Rapid        78.750      330,750    7.000     20011201
6003822266   PUD              Primary     Purchase                  Rapid        80.000      504,000    6.875     20011201
6006274739   PUD              Primary     Cash-out Refinance       Reduced       75.000      483,750    7.000     20011201
6007125625   PUD              Primary     Refinance                Standard      80.000      320,000    7.500     20011201
6008733799   Single Family    Primary     Purchase                 Reduced       74.620      500,000    6.500     20011201
6008918960   PUD              Primary     Refinance                 Rapid        77.970      538,000    7.125     20011101
6011268080   Single Family    Primary     Refinance                 Rapid        72.620      595,500    7.125     20011101
6013754350   Single Family    Primary     Refinance                 Rapid        63.240      585,000    6.875     20011201
6014726266   PUD              Primary     Refinance                 Rapid        71.130      409,000    7.000     20011201
6016096635   Single Family    Primary     Refinance                Reduced       86.100      318,600    7.375     20011101
6017325835   Single Family    Primary     Refinance                Reduced       71.570      340,000    6.875     20011201
6019245502   PUD              Primary     Cash-out Refinance       Standard      75.000      468,750    7.000     20011201
6021756231   Single Family    Secondary   Refinance                Reduced       41.660      500,000    7.125     20011101
6022358078   Single Family    Primary     Cash-out Refinance        Rapid        73.770      450,000    7.000     20011101
6024125699   Condominium      Primary     Refinance                Standard      78.240      446,000    7.125     20011101
6025193621   Single Family    Primary     Refinance                 Rapid        24.190      750,000    7.125     20011101
6025342178   Single Family    Primary     Cash-out Refinance       Standard      36.110      650,000    7.000     20011101
6027349536   Single Family    Primary     Cash-out Refinance       Reduced       69.760      750,000    6.750     20011201
6027439006   Condominium      Primary     Refinance                 Rapid        69.810      384,000    7.125     20011201
6029435879   Four Family      Investor    Cash-out Refinance       Standard      56.520      650,000    7.250     20011201
6031761726   Single Family    Primary     Purchase                  Rapid        66.660      750,000    6.875     20011201
6034973476   Single Family    Primary     Refinance                 Rapid        70.550      381,000    7.375     20011101
6035037701   Single Family    Primary     Refinance                Standard      39.230      306,000    6.875     20011201
6035159844   Single Family    Primary     Purchase                  Rapid        80.000      391,200    6.625     20011101
6035759247   PUD              Primary     Cash-out Refinance        Rapid        61.400      350,000    7.000     20011201
6035767802   PUD              Primary     Purchase                 Standard      89.990      329,489    6.750     20011201
6036065321   PUD              Primary     Cash-out Refinance        Rapid        78.150      508,000    7.250     20011101
6036169156   Single Family    Primary     Purchase                 Standard      80.000      300,000    6.625     20011201
6036621388   PUD              Primary     Refinance             All Ready Home   64.930      714,300    6.750     20011201
6036846548   PUD              Primary     Purchase                 Standard      80.000      572,000    7.250     20011201
6037036263   PUD              Primary     Purchase                 Standard      80.000      424,000    6.750     20011201
6037420657   Single Family    Primary     Purchase                 Standard      75.000      847,500    7.125     20011101
6038644503   PUD              Primary     Purchase                  Rapid        75.750      625,000    7.250     20011101
6040295237   Single Family    Primary     Purchase                  Rapid        80.000      400,000    6.875     20011201
6040410364   Single Family    Investor    Purchase                 Standard      74.940      303,800    6.875     20011201
6043068086   Single Family    Secondary   Purchase                  Rapid        79.900      338,000    6.875     20011201
6043264560   PUD              Primary     Cash-out Refinance        Rapid        76.190      400,000    7.125     20011101
6045534515   PUD              Primary     Purchase                 Reduced       66.600      339,000    7.125     20011101
6046534829   PUD              Primary     Cash-out Refinance        Rapid        47.330      400,000    7.000     20011201
6049595876   PUD              Primary     Refinance                Standard      75.400      377,000    7.500     20011101
6049745901   Single Family    Primary     Cash-out Refinance       Standard      75.000      322,500    7.000     20011201
6050340519   Single Family    Primary     Purchase                  Rapid        80.000      420,000    7.000     20011201
6050447801   PUD              Primary     Purchase                  Rapid        59.640      400,000    7.125     20011101
6050958104   Single Family    Primary     Purchase                 Standard      60.120      650,000    6.625     20011101
6052769152   Condominium      Primary     Cash-out Refinance       Reduced       47.050      400,000    6.875     20011201
6054315517   Single Family    Primary     Purchase                 Reduced       67.390      310,000    7.000     20011201
6059883659   PUD              Primary     Cash-out Refinance        Rapid        61.870      560,000    7.000     20011201
6060472542   Townhouse        Primary     Cash-out Refinance        Rapid        55.380      360,000    6.750     20011201
6061634389   Single Family    Primary     Cash-out Refinance       Standard      72.720      400,000    7.000     20011101
6062382749   Single Family    Primary     Purchase                  Rapid        80.000      648,000    7.000     20011101
6065252840   Single Family    Primary     Purchase                  Rapid        80.000      360,000    6.875     20011201
6068552154   Single Family    Primary     Refinance                 Rapid        74.560      425,000    7.000     20011201
6071374026   Single Family    Primary     Refinance                 Rapid        58.430      485,000    7.500     20011101
6074999134   PUD              Primary     Refinance                Standard      80.000      356,000    6.500     20011201
6075237641   Single Family    Primary     Refinance                 Rapid        67.310      538,500    7.125     20011201
6075671369   PUD              Primary     Cash-out Refinance        Rapid        68.490      500,000    6.750     20011201
6078072961   Single Family    Primary     Cash-out Refinance        Rapid        50.580      430,000    6.625     20011201
6078854400   Single Family    Primary     Refinance                Standard      33.750      675,000    7.000     20011201
6078945703   Single Family    Primary     Purchase                 Standard      80.000      480,000    7.875     20011201
6080190645   PUD              Primary     Purchase                 Standard      42.420      700,000    7.000     20011201
6081764240   Four Family      Primary     Purchase                 Standard      80.000      364,000    7.000     20011101
6083106077   Single Family    Primary     Cash-out Refinance       Standard      70.000      490,000    7.000     20011201
6084373213   PUD              Secondary   Purchase                 Standard      43.470      350,000    6.750     20011101
6086171797   PUD              Primary     Cash-out Refinance        Rapid        70.000      367,500    6.750     20011201
6088056889   PUD              Primary     Refinance                Reduced       65.260      327,650    7.125     20011201
6088789737   PUD              Primary     Refinance                 Rapid        36.660      550,000    6.875     20011201
6089312992   Single Family    Primary     Cash-out Refinance       Standard      57.220      515,000    7.125     20011101
6091884186   Condominium      Secondary   Purchase                  Rapid        66.660      400,000    7.000     20011201
6092277471   Single Family    Primary     Purchase                 Standard      64.270      295,000    6.625     20011201
6094027379   PUD              Primary     Refinance                Standard      53.410      860,000    7.125     20011201
6100353793   PUD              Primary     Refinance                 Rapid        68.900      441,000    7.250     20011101
6102104608   Single Family    Primary     Cash-out Refinance       Standard      75.000      330,000    7.125     20011101
6102506968   Single Family    Primary     Purchase                 Reduced       78.310      325,000    7.125     20011101
6102620637   Single Family    Primary     Purchase                 Standard      80.000      319,920    7.250     20011101
6102947212   PUD              Primary     Purchase                 Standard      80.000      376,000    7.000     20011201
6103800840   Single Family    Primary     Refinance                 Rapid        64.030      650,000    7.125     20011201
6105410101   Single Family    Primary     Refinance                 Rapid        67.160      356,000    7.250     20011101
6106602052   PUD              Primary     Refinance                 Rapid        75.390      475,000    6.875     20011101
6108612109   Single Family    Primary     Refinance                Standard      38.630      425,000    7.000     20011101
6108633634   PUD              Primary     Purchase                  Rapid        79.990      371,950    7.000     20011101
6116897858   Single Family    Primary     Refinance                Standard      72.230      614,000    7.000     20011201
6117239480   PUD              Primary     Refinance                 Rapid        58.400      438,000    6.875     20011201
6117335932   PUD              Primary     Purchase                 Standard      80.000      504,000    7.500     20011101
6119195201   Single Family    Primary     Purchase                  Rapid        80.000      412,000    7.250     20011201
6119406269   PUD              Primary     Purchase                 Reduced       79.990      299,257    6.875     20011201
6120141756   PUD              Primary     Purchase                  Rapid        80.000      376,000    7.000     20011201
6121062308   Single Family    Primary     Cash-out Refinance       Standard      64.100      500,000    6.875     20011201
6122174110   Single Family    Primary     Purchase                  Rapid        80.000      447,200    7.000     20011101
6122273722   Single Family    Primary     Purchase                 Standard      80.000      680,000    7.000     20011201
6123090752   Single Family    Primary     Purchase                  Rapid        53.990      460,000    6.625     20011201
6125356672   Single Family    Primary     Refinance                Standard      43.820      780,000    7.125     20011201
6128784839   Single Family    Primary     Cash-out Refinance       Standard      75.000      435,000    6.875     20011201
6130353987   Single Family    Primary     Refinance                 Rapid        55.310      520,000    6.875     20011201
6132461598   Single Family    Primary     Refinance                 Rapid        65.000      650,000    7.000     20011201
6133031234   Single Family    Primary     Refinance             All Ready Home   61.790      562,300    7.250     20011101
6136344188   PUD              Primary     Refinance                Standard      80.000      304,000    7.250     20011101
6138878605   Single Family    Primary     Refinance                 Rapid        72.720      400,000    7.250     20011101
6139075714   PUD              Primary     Refinance                Reduced       63.080      419,500    7.375     20011201
6141214210   PUD              Primary     Cash-out Refinance        Rapid        43.200      350,000    7.000     20011101
6141267515   Condominium      Primary     Cash-out Refinance       Standard      68.960      300,000    7.125     20011201
6141396066   Single Family    Primary     Cash-out Refinance       Standard      72.070      486,500    7.000     20011201
6141570652   Single Family    Primary     Refinance                 Rapid        65.150      430,000    6.875     20011201
6146552705   Single Family    Primary     Purchase                 Standard      80.000      463,600    7.250     20011201
6147189382   PUD              Primary     Refinance                 Rapid        75.000      750,000    7.125     20011201
6147363003   Single Family    Primary     Refinance                Reduced       55.110      496,000    6.625     20011201
6148202911   Single Family    Primary     Purchase                 Standard      80.000      542,400    7.000     20011101
6151725337   PUD              Primary     Refinance                Standard      76.150      297,000    7.000     20011201
6153754046   PUD              Primary     Refinance                 Rapid        72.590      490,000    6.500     20011201
6156503929   Single Family    Primary     Cash-out Refinance       Standard      65.390      325,000    6.875     20011201
6157872851   PUD              Primary     Refinance                 Rapid        80.000      480,000    7.000     20011201
6158118601   Single Family    Primary     Refinance                 Rapid        67.360      320,000    7.250     20011101
6158868742   Single Family    Primary     Cash-out Refinance       Reduced       67.990      325,000    6.750     20011201
6161256554   PUD              Primary     Refinance                Reduced       55.070      363,500    7.000     20011201
6162570821   Single Family    Primary     Purchase                  Rapid        80.000      300,000    6.875     20011201
6163143602   Single Family    Primary     Refinance                 Rapid        65.150      316,000    6.875     20011101
6163149237   Single Family    Primary     Purchase                  Rapid        80.000      320,000    7.000     20011201
6164704410   Single Family    Primary     Purchase                 Standard      80.000      344,000    6.875     20011101
6165597789   Single Family    Primary     Cash-out Refinance        Rapid        65.600      410,000    7.125     20011101
6167262556   Single Family    Primary     Refinance                 Rapid        79.720      398,600    7.125     20011201
6170654419   Single Family    Primary     Cash-out Refinance       Standard      54.710      470,000    7.000     20011101
6176177332   Single Family    Primary     Refinance                 Rapid        80.000      364,000    6.875     20011201
6176497045   Single Family    Primary     Purchase                  Rapid        80.000      368,000    6.875     20011201
6178075138   Single Family    Primary     Cash-out Refinance        Rapid        42.350      593,000    6.875     20011201
6178299803   PUD              Primary     Refinance                 Rapid        53.640      456,000    7.000     20011201
6178719404   Single Family    Primary     Refinance                Standard      77.570      640,000    7.375     20011101
6179343220   PUD              Primary     Cash-out Refinance       Standard      69.880      307,500    7.625     20011101
6180203207   PUD              Primary     Refinance                Reduced       55.530      351,000    7.250     20011201
6180426097   PUD              Primary     Refinance                 Rapid        69.900      381,000    6.875     20011201
6181460285   Single Family    Primary     Cash-out Refinance       Standard      57.970      400,000    7.000     20011201
6182207156   Single Family    Primary     Refinance                 Rapid        75.780      360,000    7.000     20011101
6182926458   Single Family    Primary     Cash-out Refinance        Rapid        57.350      803,000    6.875     20011201
6183362190   Single Family    Primary     Refinance                 Rapid        61.270      337,000    6.875     20011201
6186152473   Single Family    Primary     Purchase                  Rapid        58.820      500,000    7.125     20011101
6186967714   Single Family    Primary     Purchase                  Rapid        76.540      310,000    6.750     20011101
6189213066   PUD              Primary     Purchase                  Rapid        80.000      460,000    6.750     20011201
6190000908   PUD              Primary     Cash-out Refinance        Rapid        78.880      355,000    7.000     20011201
6190626942   Single Family    Primary     Refinance                Standard      73.660      663,000    6.750     20011201
6192723705   Single Family    Primary     Cash-out Refinance       Standard      64.100      750,000    7.250     20011101
6192903281   PUD              Primary     Refinance                Reduced       80.000      496,000    7.000     20011201
6196789504   Single Family    Primary     Refinance                Standard      55.000      550,000    7.000     20011201
6199348647   Single Family    Primary     Purchase                  Rapid        60.520      575,000    7.000     20011101
6200938097   Single Family    Primary     Purchase                 Standard      90.000      328,500    7.000     20011101
6200979216   Single Family    Primary     Cash-out Refinance       Reduced       70.850      350,000    7.000     20011101
6201051528   Condominium      Primary     Refinance                Standard      80.000      449,600    7.500     20011201
6202099567   Single Family    Primary     Refinance                 Rapid        70.400      440,000    6.500     20011201
6202544117   Single Family    Primary     Refinance                 Rapid        79.120      720,000    7.250     20011101
6203404493   Single Family    Primary     Cash-out Refinance       Standard      75.000      360,000    7.250     20011101
6204298035   Single Family    Secondary   Purchase                  Rapid        88.880      400,000    7.000     20011101
6204840075   PUD              Primary     Refinance             All Ready Home   41.390      434,634    7.000     20011201
6205568675   Single Family    Primary     Refinance                 Rapid        78.000      390,000    7.000     20011101
6207369429   Single Family    Primary     Purchase                  Rapid        78.600      367,500    7.000     20011101
6208524113   Single Family    Primary     Purchase                  Rapid        80.000      526,800    6.875     20011101
6210342496   Single Family    Primary     Cash-out Refinance       Reduced       69.980      321,923    7.250     20011201
6211865149   Single Family    Secondary   Refinance                 Rapid        63.220      490,000    7.000     20011101
6212660572   Single Family    Primary     Refinance                 Rapid        62.970      500,000    7.250     20011101
6214914852   Single Family    Primary     Refinance                 Rapid        51.650      320,250    7.000     20011101
6216066891   Single Family    Secondary   Purchase                 Reduced       80.000      360,000    6.750     20011201
6219701692   Single Family    Primary     Purchase                 Standard      80.000      303,600    6.750     20011201
6221747626   Single Family    Primary     Cash-out Refinance        Rapid        67.750      664,000    7.000     20011201
6223096980   Single Family    Primary     Cash-out Refinance       Standard      71.420      475,000    7.375     20011101
6223289999   PUD              Primary     Purchase                  Rapid        61.080    1,000,000    6.750     20011101
6224376613   Single Family    Primary     Refinance                 Rapid        80.000      605,600    6.875     20011201
6225814844   Single Family    Primary     Purchase                  Rapid        80.000      319,200    7.000     20011201
6226780440   PUD              Primary     Purchase                 Standard      40.980      500,000    7.250     20011101
6226941166   PUD              Primary     Refinance             All Ready Home   70.960      294,500    6.875     20011201
6227127617   PUD              Primary     Refinance                 Rapid        80.000      396,000    6.875     20011201
6227924997   Single Family    Primary     Refinance                 Rapid        80.000      620,000    6.875     20011201
6227980460   Condominium      Investor    Purchase                 Standard      70.000      356,300    6.875     20011201
6230128941   Single Family    Primary     Purchase                 Reduced       80.000      300,000    7.000     20011101
6231409662   Single Family    Primary     Refinance                 Rapid        28.230      576,000    6.750     20011201
6233420295   Single Family    Primary     Refinance                Standard      67.610      710,000    6.750     20011201
6234892666   PUD              Primary     Purchase                  Rapid        79.990      352,250    7.250     20011101
6238115536   Single Family    Secondary   Purchase                  Rapid        80.000      360,000    7.000     20011201
6238595141   PUD              Primary     Purchase                 Reduced       69.630      392,000    6.625     20011201
6241524708   Single Family    Primary     Refinance                Reduced       75.230      316,000    7.000     20011201
6241960563   Single Family    Primary     Cash-out Refinance        Rapid        75.780      360,000    6.750     20011201
6242776901   PUD              Primary     Purchase                  Rapid        78.940      300,000    6.875     20011201
6244249352   Single Family    Primary     Purchase                  Rapid        80.000      360,000    7.000     20011201
6244411556   Single Family    Primary     Cash-out Refinance       Reduced       53.840      700,000    7.250     20011201
6245948010   Single Family    Primary     Refinance                Reduced       58.980      407,000    7.000     20011201
6248565779   Townhouse        Secondary   Refinance                Standard      80.000      493,600    6.875     20011201
6249060945   Single Family    Primary     Refinance                Reduced       37.200      400,000    7.250     20011101
6249756880   PUD              Primary     Cash-out Refinance       Standard      80.000      330,400    7.500     20011201
6251674500   Single Family    Primary     Purchase                  Rapid        79.760      319,000    6.625     20011201
6252235707   Single Family    Primary     Cash-out Refinance       Reduced       57.990      330,000    6.875     20011201
6255135342   Single Family    Primary     Purchase                  Rapid        76.920      500,000    6.750     20011201
6257849155   Single Family    Primary     Refinance                Reduced       54.530      646,245    7.250     20011201
6258399853   Single Family    Primary     Refinance                Reduced       80.000      384,000    7.250     20011101
6261926742   Single Family    Primary     Cash-out Refinance       Reduced       51.420      360,000    7.125     20011101
6263261742   Single Family    Primary     Refinance                Standard      68.290      504,725    7.625     20011101
6266028247   Condominium      Primary     Cash-out Refinance        Rapid        63.980      350,000    6.750     20011101
6266708509   Single Family    Primary     Purchase                  Rapid        80.000      368,000    6.875     20011201
6269978760   Single Family    Primary     Refinance                Standard      65.830      592,500    7.000     20011201
6270953786   Condominium      Primary     Purchase                  Rapid        80.000      440,000    7.000     20011101
6271202670   PUD              Primary     Refinance                Reduced       80.000      344,000    6.875     20011201
6272565315   Single Family    Primary     Refinance                Standard      78.100      445,200    6.750     20011101
6273812138   Single Family    Primary     Purchase                 Standard      79.990      360,410    7.250     20011201
6274001855   PUD              Secondary   Refinance                Reduced       78.260      450,000    6.750     20011201
6276091227   Single Family    Primary     Refinance                 Rapid        59.460      446,000    6.750     20011201
6277280399   Single Family    Primary     Refinance                Standard      42.550    1,000,000    7.875     20011201
6277381684   Single Family    Primary     Cash-out Refinance       Standard      61.170      460,000    7.000     20011101
6277526486   Single Family    Primary     Refinance                Reduced       71.830      312,500    6.875     20011201
6278778581   Single Family    Primary     Cash-out Refinance       Standard      24.820      720,000    7.250     20011101
6279316472   Single Family    Primary     Refinance                Standard      64.840      924,000    7.375     20011101
6280018976   Single Family    Primary     Purchase                 Standard      79.990      377,138    7.125     20011101
6285098684   PUD              Primary     Purchase                  Rapid        79.990      487,200    7.125     20011101
6285317290   PUD              Primary     Refinance             All Ready Home   54.600      942,000    6.875     20011201
6286087975   Single Family    Primary     Purchase                  Rapid        75.000      300,000    7.000     20011101
6286114563   Single Family    Primary     Refinance                Standard      79.010      320,000    7.000     20011101
6286596090   Single Family    Primary     Refinance                Reduced       65.090      358,000    7.000     20011201
6287259417   Single Family    Primary     Cash-out Refinance        Rapid        66.660      400,000    6.750     20011201
6287391913   PUD              Primary     Refinance                Reduced       67.290      461,000    7.375     20011201
6287398322   Single Family    Primary     Purchase                  Rapid        46.150      300,000    6.750     20011101
6289535749   PUD              Primary     Refinance                 Rapid        76.030      347,500    6.750     20011201
6289873249   PUD              Primary     Cash-out Refinance       Reduced       80.000      376,000    7.375     20011101
6290584694   Single Family    Primary     Purchase                  Rapid        54.600      385,000    7.000     20011101
6292462824   PUD              Primary     Cash-out Refinance        Rapid        51.810      300,000    7.125     20011101
6294106080   PUD              Primary     Purchase                 Standard      80.000      359,992    7.000     20011101
6295143165   Single Family    Primary     Refinance             All Ready Home   57.500      391,000    6.750     20011201
6296659128   Single Family    Primary     Refinance                 Rapid        29.410      350,000    6.875     20011201
6297135110   Single Family    Primary     Refinance                Standard      51.580      619,000    7.000     20011101
6298789303   PUD              Primary     Refinance                 Rapid        52.130      944,250    7.000     20011201
6299098324   PUD              Primary     Purchase                 Standard      80.000      360,000    6.875     20011201
6300299366   Single Family    Primary     Purchase                  Rapid        60.000      450,000    7.000     20011101
6300365860   Single Family    Primary     Refinance                Reduced       79.210      404,000    7.375     20011201
6300402382   Single Family    Primary     Refinance                 Rapid        78.270      544,000    7.000     20011201
6302727927   PUD              Primary     Refinance                Standard      80.000      352,000    6.750     20011201
6302869901   Single Family    Primary     Refinance                Reduced       71.640      343,900    6.750     20011201
6303389941   Condominium      Primary     Purchase                 Reduced       80.000      396,000    7.375     20011201
6305684190   Single Family    Primary     Purchase                  Rapid        79.990      607,100    7.250     20011101
6308603908   Single Family    Primary     Refinance                Standard      42.180      675,000    7.125     20011201
6309818885   Single Family    Primary     Cash-out Refinance        Rapid        65.840      327,900    6.750     20011101
6309895529   Single Family    Primary     Refinance                 Rapid        70.000      383,600    7.125     20011101
6314282325   Single Family    Primary     Cash-out Refinance        Rapid        51.320      291,000    6.750     20011201
6321548049   PUD              Primary     Refinance                Standard      79.540      875,000    7.250     20011101
6321796937   Single Family    Primary     Purchase                  Rapid        78.780      650,000    6.750     20011201
6322428449   Single Family    Primary     Cash-out Refinance        Rapid        69.560      400,000    6.875     20011101
6323798485   Single Family    Primary     Refinance                 Rapid        49.690      323,000    6.750     20011201
6324780011   Single Family    Primary     Refinance                 Rapid        53.570      375,000    6.875     20011201
6325169420   Single Family    Primary     Refinance                Standard      51.030      714,450    7.250     20011101
6327998545   Single Family    Primary     Refinance                Reduced       69.840      531,500    7.000     20011201
6329699513   Single Family    Primary     Refinance                 Rapid        80.000      360,000    7.125     20011201
6330028140   Single Family    Primary     Refinance                 Rapid        57.690      750,000    6.875     20011201
6330455707   Single Family    Primary     Cash-out Refinance        Rapid        68.180      375,000    6.875     20011201
6331296134   PUD              Secondary   Purchase                  Rapid        80.000      620,000    7.000     20011201
6332349874   Condominium      Primary     Cash-out Refinance        Rapid        64.480      345,000    7.125     20011101
6334176333   Single Family    Primary     Purchase                  Rapid        80.000      336,000    6.375     20011201
6338236943   Single Family    Primary     Cash-out Refinance        Rapid        65.360      317,000    6.875     20011201
6339386028   Single Family    Secondary   Purchase                 Reduced       80.000      464,000    6.875     20011201
6344886996   Single Family    Primary     Purchase                 Standard      80.000      304,000    6.875     20011201
6345335886   PUD              Primary     Purchase                  Rapid        80.000      389,600    7.000     20011201
6346092346   PUD              Primary     Purchase                  Rapid        78.380      607,500    7.125     20011101
6348123644   Single Family    Secondary   Refinance                Reduced       70.610      311,424    7.000     20011201
6348232676   Single Family    Primary     Refinance                 Rapid        74.030      345,000    7.000     20011201
6356677192   Single Family    Primary     Refinance                 Rapid        68.640      429,000    6.875     20011201
6357229001   Single Family    Primary     Refinance                Standard      80.000      440,000    6.750     20011201
6357357117   Single Family    Primary     Purchase                  Rapid        70.000      546,700    6.750     20011201
6364039674   Single Family    Investor    Purchase                 Standard      66.320      394,000    7.125     20011101
6364417136   Single Family    Primary     Refinance                Reduced       40.550      365,000    7.000     20011001
6364691094   Single Family    Primary     Refinance                Standard      78.000      406,400    6.750     20011201
6366209002   Single Family    Primary     Cash-out Refinance        Rapid        80.000      372,000    7.375     20011101
6367040505   Single Family    Primary     Cash-out Refinance        Rapid        43.630      360,000    7.000     20011101
6368436785   PUD              Primary     Refinance                 Rapid        75.600      297,135    7.375     20011101
6368927718   Single Family    Primary     Cash-out Refinance       Standard      56.730      400,000    6.750     20011101
6369870925   Single Family    Primary     Refinance                Reduced       80.000      348,000    7.000     20011201
6371338911   Single Family    Primary     Purchase                 Reduced       80.000      540,000    6.625     20011201
6376070378   PUD              Primary     Purchase                 Standard      80.000      432,000    6.875     20011101
6376385917   PUD              Primary     Refinance                Standard      78.610      419,795    7.000     20011201
6377921447   PUD              Primary     Purchase                 Standard      79.990      346,141    6.875     20011101
6379600510   Single Family    Primary     Purchase                 Standard      95.000      291,650    7.375     20011201
6380126984   PUD              Primary     Refinance                 Rapid        75.980      326,750    7.625     20011201
6381440046   PUD              Primary     Refinance                 Rapid        65.050      309,000    7.000     20011101
6382828579   Single Family    Primary     Cash-out Refinance       Standard      70.000      490,000    6.500     20011201
6383744494   Single Family    Primary     Purchase                 Standard      80.000      460,000    7.000     20011201
6385104747   Single Family    Secondary   Refinance                Reduced       46.810      367,500    7.000     20011101
6385242943   Single Family    Primary     Purchase                 Standard      79.980      359,900    7.375     20011101
6386132044   PUD              Secondary   Purchase                 Standard      66.390      650,000    7.000     20011201
6387291930   Single Family    Primary     Refinance                 Rapid        76.770      691,000    6.750     20011201
6388234293   Single Family    Primary     Refinance                 Rapid        60.770      313,000    6.875     20011101
6388471077   PUD              Primary     Cash-out Refinance        Rapid        80.000      444,000    7.000     20011101
6388476613   Townhouse        Investor    Refinance                Standard      66.970      323,500    7.250     20011101
6388872704   PUD              Primary     Refinance                 Rapid        62.850      550,000    6.875     20011201
6391129589   Single Family    Primary     Refinance                Reduced       71.140      434,000    7.000     20011101
6391638373   PUD              Primary     Refinance                Reduced       71.910      320,000    7.000     20011101
6392819204   Single Family    Primary     Cash-out Refinance       Standard      61.080      733,000    7.250     20011101
6396095173   PUD              Primary     Refinance                Standard      80.000      400,000    7.000     20011201
6397795599   PUD              Primary     Refinance                 Rapid        60.290      723,500    7.250     20011101
6398626231   PUD              Primary     Purchase                 Standard      76.740      330,000    7.250     20011201
6399052114   Single Family    Primary     Purchase                  Rapid        80.000      388,000    7.000     20011101
6399346383   Single Family    Primary     Cash-out Refinance       Standard      74.000      425,500    7.125     20011201
6404065036   Single Family    Primary     Refinance                 Rapid        67.870      451,000    7.125     20011201
6405249381   PUD              Primary     Purchase                 Standard      80.000      513,685    7.125     20011201
6405487965   Single Family    Primary     Purchase                 Standard      80.000      332,000    6.750     20011201
6408943964   Single Family    Primary     Cash-out Refinance       Reduced       52.810      310,000    7.375     20011101
6409665731   PUD              Primary     Cash-out Refinance       Reduced       71.100      315,000    6.625     20011201
6410199159   Single Family    Primary     Refinance                 Rapid        29.710      520,000    6.750     20011201
6410928813   Single Family    Primary     Cash-out Refinance       Reduced       70.000      525,000    7.375     20011101
6411460337   PUD              Primary     Purchase                  Rapid        80.000      576,000    7.000     20011101
6412232685   Single Family    Primary     Purchase                  Rapid        61.190      410,000    7.125     20011201
6417106793   PUD              Primary     Purchase                  Rapid        80.000      476,000    6.625     20011201
6417325328   Three Family     Primary     Purchase                 Standard      80.000      604,000    7.375     20011201
6418203136   Single Family    Primary     Refinance                 Rapid        61.250      490,000    6.750     20011201
6421151934   Single Family    Primary     Purchase                 Standard      80.000      560,000    6.750     20011201
6423225900   Single Family    Primary     Refinance                Reduced       72.870      368,000    7.000     20011201
6424427075   Single Family    Primary     Purchase                  Rapid        58.530      480,000    6.625     20011201
6425472443   Single Family    Primary     Refinance                 Rapid        56.250      872,000    7.000     20011201
6426518418   PUD              Primary     Cash-out Refinance        Rapid        74.620      350,000    7.000     20011101
6427237687   Single Family    Primary     Refinance                 Rapid        80.000      348,000    6.750     20011201
6428202839   Single Family    Primary     Purchase                  Rapid        78.180      430,000    7.250     20011201
6428725763   Single Family    Primary     Purchase                  Rapid        74.810      300,000    7.000     20011101
6428788951   Single Family    Primary     Purchase                  Rapid        50.000      600,000    6.500     20011201
6429305896   PUD              Primary     Refinance                Reduced       76.700      606,000    6.875     20011201
6429899971   Single Family    Primary     Purchase                 Reduced       80.000      600,000    6.750     20011201
6433719777   PUD              Primary     Refinance                 Rapid        65.350      464,000    6.875     20011201
6433918718   Single Family    Primary     Purchase                 Standard      80.000      318,000    6.875     20011201
6434650849   Single Family    Primary     Purchase                 Standard      69.990      497,450    6.750     20011201
6435763153   Single Family    Primary     Cash-out Refinance        Rapid        68.110      313,321    6.875     20011101
6437030924   Single Family    Primary     Purchase                  Rapid        80.000      391,200    6.750     20011201
6437465823   Single Family    Primary     Cash-out Refinance       Reduced       70.000      329,000    6.875     20011201
6441402762   PUD              Primary     Purchase                  Rapid        80.000      564,000    7.125     20011201
6444512443   Single Family    Primary     Refinance                Reduced       64.870      532,000    6.875     20011201
6444868076   PUD              Primary     Refinance                Reduced       80.000      400,000    7.250     20011101
6445871160   Single Family    Primary     Refinance                Reduced       72.590      392,000    7.125     20011201
6446405471   Single Family    Primary     Refinance                 Rapid        78.120      625,000    7.250     20011201
6448755592   PUD              Primary     Cash-out Refinance       Standard      40.000      800,000    7.000     20011101
6449548145   Single Family    Primary     Refinance                 Rapid        73.770      391,000    6.625     20011201
6449986121   Single Family    Primary     Refinance                Reduced       64.610      378,000    6.875     20011201
6453395110   Single Family    Primary     Refinance                 Rapid        69.640      390,000    7.000     20011101
6457205463   Single Family    Primary     Refinance                Standard      80.000      454,800    6.750     20011201
6457733647   Single Family    Primary     Refinance                Standard      66.950      572,500    7.375     20011201
6457796529   Single Family    Primary     Refinance                 Rapid        65.000      650,000    6.750     20011201
6457978481   Single Family    Primary     Refinance                 Rapid        56.880      967,000    7.125     20011201
6458582639   High-Rise Condo  Primary     Cash-out Refinance       Standard      75.000      408,750    7.125     20011201
6458646806   PUD              Primary     Refinance                 Rapid        55.780      431,750    6.750     20011201
6458662548   Single Family    Primary     Purchase                 Standard      80.000      880,000    6.875     20011201
6459213184   PUD              Primary     Purchase                  Rapid        64.510      300,000    7.125     20011101
6459917982   PUD              Primary     Refinance                 Rapid        79.600      398,000    7.250     20011201
6460734236   Single Family    Primary     Purchase                  Rapid        92.140      323,100    7.000     20011201
6460778035   PUD              Primary     Purchase                 Standard      79.990      359,194    7.250     20011101
6461230770   Single Family    Primary     Purchase                 Standard      79.990      506,896    6.875     20011101
6461232230   Single Family    Primary     Cash-out Refinance        Rapid        50.580      430,000    6.875     20011201
6462846830   Two Family       Primary     Refinance                Standard      50.220      678,000    7.000     20011101
6464683918   Single Family    Primary     Purchase                  Rapid        80.000      404,000    7.250     20011101
6466679567   Single Family    Primary     Purchase                 Standard      80.000      316,800    7.000     20011101
6467226830   Single Family    Primary     Purchase                 Standard      80.000      408,000    7.125     20011101
6468370397   Single Family    Primary     Purchase                 Standard      80.000      428,000    6.875     20011101
6468796872   Single Family    Primary     Purchase                 Standard      80.000      966,000    7.000     20011201
6469070459   PUD              Primary     Purchase                  Rapid        75.770      344,000    7.000     20011101
6470724177   PUD              Primary     Purchase                 Reduced       80.000      396,000    7.000     20011101
6471108123   Single Family    Primary     Purchase                 Standard      66.660    1,000,000    6.875     20011201
6473658448   Single Family    Primary     Purchase                 Reduced       80.000      342,400    6.625     20011201
6474564140   Single Family    Primary     Refinance                 Rapid        80.000      304,000    7.125     20011201
6475843105   Single Family    Primary     Purchase                  Rapid        78.430      400,000    7.000     20011201
6476602344   Single Family    Investor    Refinance                Standard      56.610      334,000    7.250     20011101
6476967705   PUD              Primary     Refinance                Standard      52.390      434,900    7.000     20011101
6478014985   Single Family    Primary     Purchase                  Rapid        80.000      644,000    6.875     20011201
6479295682   Single Family    Primary     Refinance                Standard      50.000      875,000    7.000     20011101
6480165387   Single Family    Primary     Cash-out Refinance       Standard      70.000      350,000    6.750     20011201
6480935623   Single Family    Primary     Refinance                Standard      62.500    1,000,000    7.000     20011201
6481569405   Single Family    Primary     Refinance                Reduced       59.430      315,000    6.750     20011201
6484533085   PUD              Primary     Cash-out Refinance       Standard      48.440      390,000    6.625     20011201
6487942028   PUD              Primary     Purchase                  Rapid        68.630      450,000    6.875     20011101
6491696818   Single Family    Primary     Purchase                  Rapid        80.000      388,000    6.875     20011101
6496085876   PUD              Primary     Purchase                 Standard      88.000      316,800    6.625     20011201
6496662179   PUD              Primary     Cash-out Refinance        Rapid        66.660      500,000    6.750     20011101
6498615142   Single Family    Primary     Refinance                 Rapid        77.710      523,000    6.875     20011201
6498996898   Single Family    Primary     Purchase                  Rapid        76.040      600,000    6.625     20011201
6502253831   Single Family    Primary     Refinance                Standard      60.000      750,000    7.125     20011101
6503177476   PUD              Primary     Refinance                Reduced       74.100      385,330    7.000     20011201
6503956457   Single Family    Primary     Purchase                 Standard      80.000      432,000    7.000     20011201
6504338119   Single Family    Primary     Cash-out Refinance       Reduced       56.560      560,000    6.875     20011201
6504620979   Single Family    Primary     Purchase                  Rapid        80.000      436,000    7.125     20011101
6507034517   Single Family    Primary     Purchase                  Rapid        80.000      364,000    7.000     20011101
6508502991   Single Family    Secondary   Purchase                 Reduced       80.000      332,000    7.375     20011201
6512426799   Single Family    Primary     Purchase                 Standard      50.250      500,000    6.625     20011201
6515184080   PUD              Primary     Refinance                 Rapid        45.960      650,000    7.000     20011101
6520600518   PUD              Primary     Purchase                  Rapid        50.000      650,000    7.000     20011101
6520632628   Single Family    Primary     Cash-out Refinance       Standard      75.000      483,750    6.750     20011201
6522703138   PUD              Primary     Refinance                 Rapid        75.530      352,000    7.000     20011201
6523556857   Single Family    Primary     Cash-out Refinance       Standard      53.080      361,000    7.250     20011201
6523807904   PUD              Primary     Cash-out Refinance       Standard      71.050      297,000    7.250     20011101
6523904941   Single Family    Primary     Purchase                 Standard      63.830      549,000    6.875     20011201
6525764459   Single Family    Investor    Purchase                 Standard      54.980      309,000    6.750     20011201
6525993850   Single Family    Primary     Refinance             All Ready Home   71.020      750,000    6.875     20011101
6527715053   Single Family    Primary     Purchase                 Standard      80.000      292,000    7.125     20011101
6529060706   PUD              Primary     Purchase                  Rapid        80.000      551,266    6.875     20011201
6530143053   Two Family       Primary     Refinance                Standard      33.920      475,000    6.500     20011201
6530604708   PUD              Primary     Purchase                 Standard      80.000      432,358    6.750     20011201
6531431275   Single Family    Primary     Cash-out Refinance        Rapid        77.660      318,411    7.000     20011101
6532084404   Single Family    Primary     Cash-out Refinance        Rapid        53.500      420,000    7.000     20011101
6532489975   Single Family    Primary     Refinance                Standard      70.600      353,000    7.125     20011201
6532514269   Single Family    Primary     Cash-out Refinance       Reduced       69.230      450,000    7.000     20011201
6533059520   PUD              Primary     Purchase                 Reduced       64.390      450,000    6.625     20011201
6533468556   Single Family    Primary     Refinance             All Ready Home   44.820      350,500    6.875     20011101
6535098963   PUD              Primary     Purchase                 Standard      75.000      892,500    7.125     20011101
6535335639   Single Family    Primary     Refinance                 Stated       80.000      400,000    7.000     20011201
6538179794   Single Family    Primary     Cash-out Refinance       Reduced       64.290      614,000    6.875     20011201
6538472645   Single Family    Primary     Cash-out Refinance       Standard      75.000      450,000    7.500     20011101
6538540847   PUD              Primary     Purchase                 Standard      73.200      683,000    6.750     20011101
6538904324   PUD              Primary     Refinance                 Rapid        72.210      343,000    6.625     20011201
6539361052   Single Family    Primary     Refinance                 Rapid        76.190      400,000    7.250     20011201
6540628457   PUD              Primary     Refinance                 Rapid        59.320      350,000    7.125     20011101
6541259567   PUD              Primary     Purchase                  Rapid        80.000      308,000    7.000     20011201
6541545148   Single Family    Primary     Purchase                  Rapid        80.000      564,000    7.000     20011201
6541850274   Single Family    Primary     Purchase                 Standard      72.720      800,000    7.500     20011101
6543053521   PUD              Primary     Refinance             All Ready Home   60.000      720,000    6.875     20011201
6548067088   Single Family    Primary     Refinance                 Rapid        80.000      416,000    7.000     20011201
6548502118   Single Family    Primary     Cash-out Refinance       Standard      62.310      430,000    6.625     20011201
6550485715   Single Family    Primary     Cash-out Refinance       Standard      70.320      320,000    7.000     20011201
6550657263   Single Family    Primary     Purchase                  Rapid        70.000      553,700    6.875     20011101
6552435296   Two Family       Primary     Purchase                 Standard      80.000      440,000    7.375     20011101
6553225944   Single Family    Primary     Purchase                  Rapid        80.000      480,000    6.875     20011201
6556500228   PUD              Primary     Purchase                  Rapid        90.000      306,000    7.000     20011201
6559837452   PUD              Primary     Refinance                 Rapid        47.960    1,000,000    7.500     20011101
6560280445   Single Family    Secondary   Purchase                 Reduced       80.000      408,000    6.750     20011201
6561482669   Single Family    Primary     Refinance                Reduced       71.760      466,500    7.000     20011201
6561823532   Four Family      Primary     Purchase                 Standard      80.000      519,200    7.375     20011101
6563990867   Single Family    Primary     Refinance                 Rapid        78.300      403,254    7.500     20011201
6565804868   Single Family    Primary     Purchase                  Rapid        59.080      550,000    6.875     20011101
6566804305   PUD              Primary     Purchase                 Reduced       80.000      572,000    6.750     20011201
6570369105   Single Family    Primary     Purchase                 Standard      80.000      327,200    7.000     20011201
6571445482   Single Family    Primary     Cash-out Refinance        Rapid        64.550      510,000    6.750     20011201
6572364062   Single Family    Primary     Refinance                 Rapid        70.440      317,000    7.250     20011201
6572447875   Single Family    Primary     Cash-out Refinance       Reduced       56.000      350,000    7.000     20011201
6574043326   PUD              Primary     Purchase                 Reduced       79.990      426,800    7.000     20011201
6574725187   PUD              Secondary   Purchase                 Reduced       80.000      362,800    7.125     20011201
6575361784   Single Family    Primary     Purchase                  Rapid        80.000      380,000    6.875     20011101
6576152216   Single Family    Primary     Purchase                  Rapid        80.000      571,200    6.875     20011201
6577123653   Single Family    Primary     Purchase                  Rapid        80.000      384,000    6.875     20011201
6577162495   Single Family    Primary     Refinance                Standard      61.140      735,000    7.125     20011201
6579259737   Single Family    Primary     Refinance                Standard      73.800      400,000    7.000     20011201
6580833421   Single Family    Primary     Purchase                 Standard      80.000      506,000    6.875     20011101
6581263560   Single Family    Primary     Purchase                 Standard      79.990      352,000    7.125     20011201
6584046772   Single Family    Primary     Cash-out Refinance        Rapid        58.750      376,000    6.875     20011201
6584720194   Single Family    Primary     Cash-out Refinance       Reduced       50.660      380,000    7.125     20011201
6585135202   Single Family    Primary     Purchase                  Rapid        79.990      315,632    7.500     20011101
6586367366   Single Family    Primary     Purchase                 Standard      95.000      331,550    7.000     20011101
6586962752   PUD              Primary     Refinance             All Ready Home   65.150      475,000    6.875     20011201
6588273224   Single Family    Primary     Purchase                 Standard      80.000      319,920    7.250     20011101
6589269981   Single Family    Primary     Refinance                 Rapid        69.720      645,000    6.875     20011201
6590065964   Single Family    Primary     Refinance                Standard      80.000      316,000    7.250     20011101
6594499946   Single Family    Primary     Refinance                Reduced       75.930      337,900    7.250     20011201
6594882083   PUD              Primary     Refinance             All Ready Home   75.090      603,000    7.125     20011201
6597148573   PUD              Primary     Purchase                  Rapid        79.360      750,000    6.375     20011201
6597517926   Single Family    Primary     Purchase                 Standard      79.810      632,500    7.125     20011201
6599145254   Single Family    Primary     Cash-out Refinance       Standard      80.000      327,200    6.750     20011201
6599562383   Single Family    Primary     Refinance                 Rapid        68.120      545,000    7.000     20011201
6602586379   Single Family    Primary     Refinance                Reduced       58.190      355,000    6.875     20011101
6603719482   Single Family    Primary     Refinance                 Rapid        69.240      640,500    6.875     20011201
6604317856   Single Family    Primary     Purchase                  Rapid        72.460      500,000    7.125     20011201
6604665080   PUD              Primary     Refinance                Standard      46.510      407,000    6.875     20011201
6604896529   Single Family    Primary     Purchase                 Standard      80.000      356,000    7.000     20011101
6604943792   PUD              Primary     Cash-out Refinance       Reduced       67.750      310,000    6.875     20011201
6609756835   PUD              Primary     Purchase                 Standard      80.000      885,080    7.125     20011101
6611086205   Single Family    Primary     Purchase                 Standard      80.000      420,000    7.250     20011201
6611381374   Single Family    Primary     Refinance                Reduced       70.410      507,000    7.000     20011201
6613146965   Single Family    Primary     Purchase                  Rapid        80.000      396,000    6.625     20011201
6613297610   PUD              Primary     Purchase                  Rapid        80.000      622,000    7.125     20011101
6613750816   Condominium      Primary     Refinance                 Rapid        66.000      363,000    7.000     20011101
6615119259   Single Family    Primary     Cash-out Refinance        Rapid        56.660      340,000    6.875     20011201
6616634652   Single Family    Primary     Cash-out Refinance        Rapid        69.240      448,000    7.000     20011201
6617698359   Single Family    Primary     Purchase                 Standard      90.000      395,100    6.875     20011201
6622142252   Single Family    Primary     Purchase                  Rapid        78.040      560,000    6.750     20011201
6622990346   Single Family    Primary     Refinance                 Rapid        62.710      370,000    6.875     20011201
6625304149   Single Family    Primary     Refinance                 Rapid        69.640      390,000    7.000     20011101
6626206442   PUD              Primary     Purchase                  Rapid        80.000      456,000    7.125     20011101
6626525486   PUD              Primary     Cash-out Refinance        Rapid        69.560      480,000    7.250     20011201
6627423434   PUD              Primary     Refinance                Standard      77.520      345,000    7.125     20011201
6627467761   PUD              Primary     Refinance                Standard      75.000      975,000    7.000     20011201
6631411599   Single Family    Primary     Purchase                  Rapid        53.080      430,000    7.000     20011101
6631497911   Single Family    Primary     Purchase                  Rapid        89.950      335,000    7.000     20011101
6635065219   Single Family    Primary     Purchase                 Standard      80.000      337,600    7.125     20011201
6635675991   Condominium      Primary     Purchase                 Standard      80.000      400,000    7.125     20011201
6635754515   PUD              Primary     Refinance                Standard      78.810      425,616    7.000     20011201
6636346238   PUD              Primary     Refinance                Reduced       77.090      441,000    7.125     20011201
6640689904   Single Family    Primary     Cash-out Refinance       Standard      80.000      304,000    7.125     20011101
6640706526   Single Family    Primary     Cash-out Refinance        Rapid        69.420      607,500    6.625     20011201
6642205709   Single Family    Primary     Cash-out Refinance       Standard      74.470      361,200    7.250     20011201
6643504274   Single Family    Investor    Refinance                Standard      67.000      368,500    7.375     20011101
6645287639   Single Family    Primary     Purchase                  Rapid        78.750      656,000    6.750     20011201
6647423299   Single Family    Investor    Purchase                 Standard      75.000      390,000    7.625     20011101
6647728556   Single Family    Primary     Refinance                Standard      80.000      360,000    7.250     20011101
6648940762   PUD              Primary     Purchase                 Standard      79.990      327,250    7.125     20011201
6650192682   Single Family    Primary     Refinance                Standard      53.700      725,000    7.250     20011101
6655638523   Single Family    Primary     Purchase                  Rapid        80.000      319,200    6.750     20011201
6656455430   PUD              Primary     Refinance                 Rapid        79.890      383,500    7.250     20011201
6657010580   Single Family    Primary     Cash-out Refinance       Standard      70.000      630,000    6.750     20011101
6660650620   Single Family    Primary     Purchase                  Rapid        71.560      848,000    6.750     20011101
6661837754   Single Family    Primary     Refinance                Standard      74.070    1,000,000    7.250     20011101
6664503841   PUD              Primary     Refinance                 Rapid        62.790      473,500    7.000     20011201
6664660138   PUD              Primary     Purchase                 Standard      70.180      412,000    7.000     20011101
6665574502   Single Family    Primary     Cash-out Refinance        Rapid        72.000      360,000    6.750     20011201
6666218349   Single Family    Primary     Refinance                Reduced       78.830      473,000    6.875     20011201
6667212754   Single Family    Primary     Cash-out Refinance       Standard      72.710      341,750    7.000     20011201
6668320325   Single Family    Primary     Cash-out Refinance        Rapid        38.680      590,000    6.750     20011201
6669881549   PUD              Primary     Refinance                Standard      80.000      440,000    7.000     20011201
6671329859   PUD              Primary     Purchase                  Rapid        80.000      314,320    6.875     20011101
6675209784   Single Family    Primary     Cash-out Refinance        Rapid        58.000      435,000    6.625     20011101
6676713271   PUD              Primary     Refinance                 Rapid        73.180      402,500    6.875     20011201
6676990234   Single Family    Primary     Purchase                  Rapid        80.000      300,000    6.875     20011101
6678832244   Single Family    Primary     Refinance             All Ready Home   74.280      520,000    7.125     20011201
6680253702   Single Family    Primary     Cash-out Refinance       Standard      63.750      433,500    7.000     20011201
6681118755   Single Family    Primary     Purchase                  Rapid        80.000      336,800    6.875     20011201
6683320169   Single Family    Primary     Purchase                 Standard      80.000      332,000    7.000     20011201
6685095892   PUD              Primary     Refinance                 Rapid        63.690      535,000    6.750     20011201
6685871656   PUD              Primary     Purchase                  Rapid        57.880      400,000    7.250     20011201
6685888890   Single Family    Primary     Cash-out Refinance       Reduced       40.000      330,000    7.250     20011101
6686255032   Single Family    Secondary   Purchase                  Rapid        62.110      400,000    7.250     20011101
6688303632   Single Family    Primary     Cash-out Refinance       Standard      80.000      332,000    7.000     20011201
6693809417   Single Family    Primary     Purchase                  Rapid        50.000      350,000    6.625     20011101
6694009066   Single Family    Primary     Refinance                Reduced       69.800      356,000    6.750     20011201
6695029766   Single Family    Primary     Cash-out Refinance       Standard      65.210      750,000    7.000     20011101
6695044120   Single Family    Primary     Purchase                  Rapid        77.450      380,000    7.000     20011201
6695466190   Single Family    Primary     Refinance                 Rapid        58.180      640,000    6.875     20011201
6695851722   Single Family    Primary     Purchase                  Rapid        72.460    1,000,000    6.625     20011201
6696784401   PUD              Primary     Refinance                Reduced       77.180      494,000    7.000     20011101
6699748163   Single Family    Primary     Cash-out Refinance        Rapid        69.560      320,000    6.750     20011201
6700908376   Single Family    Primary     Refinance                Reduced       49.830      294,000    7.000     20011201
6701983022   PUD              Primary     Purchase                 Reduced       77.770      350,000    7.375     20011101
6702601094   PUD              Primary     Refinance                 Rapid        53.580      310,800    6.750     20011201
6704243341   Single Family    Primary     Purchase                 Standard      95.000      346,750    7.250     20011201
6705983374   PUD              Primary     Purchase                 Standard      80.000    1,000,000    7.125     20011101
6706291512   Single Family    Primary     Cash-out Refinance       Standard      68.510      483,000    6.750     20011201
6707645252   Four Family      Primary     Purchase                 Standard      80.000      356,000    7.250     20011201
6708150872   Single Family    Primary     Purchase                  Rapid        80.000      424,000    7.250     20011101
6709027947   Single Family    Secondary   Purchase                 Standard      80.000      380,000    6.750     20011201
6710327211   PUD              Primary     Refinance                 Rapid        70.000      337,400    6.875     20011201
6710778512   Single Family    Primary     Purchase                 Standard      79.990      365,270    7.000     20011101
6711380458   Single Family    Primary     Purchase                 Standard      75.000      599,250    6.625     20011201
6711477015   PUD              Primary     Purchase                  Rapid        80.000      324,000    7.125     20011201
6712818639   Single Family    Primary     Refinance                 Rapid        79.800      403,000    6.875     20011201
6713282744   Single Family    Primary     Refinance                 Rapid        80.000      428,000    6.875     20011201
6715591464   Single Family    Primary     Cash-out Refinance        Rapid        50.000      625,000    7.000     20011201
6716730897   Single Family    Primary     Purchase                  Rapid        77.770      700,000    6.875     20011201
6717513987   High-Rise Condo  Primary     Purchase                 Reduced       80.000      440,000    7.125     20011201
6721652573   Single Family    Primary     Refinance                 Rapid        53.150      505,000    7.000     20011201
6722758627   PUD              Primary     Purchase                  Rapid        80.000      613,600    7.000     20011101
6723954571   PUD              Primary     Refinance                Standard      80.000      455,600    7.375     20011101
6726170993   PUD              Primary     Refinance                Standard      80.000      566,400    6.875     20011101
6726638767   Single Family    Primary     Refinance                 Rapid        60.000      315,000    6.750     20011201
6726977132   Single Family    Primary     Purchase                 Standard      75.000      855,000    7.000     20011101
6728853299   PUD              Primary     Purchase                  Rapid        79.990      350,800    6.625     20011201
6729640414   PUD              Primary     Purchase                  Rapid        80.000      368,000    6.875     20011201
6731998107   Condominium      Primary     Purchase                 Reduced       80.000      464,000    6.500     20011201
6735742402   Single Family    Primary     Refinance                 Rapid        79.840      299,400    6.750     20011201
6737602257   PUD              Primary     Cash-out Refinance       Standard      80.000      356,000    7.125     20011201
6738682779   Single Family    Primary     Purchase                  Rapid        60.860      319,000    7.125     20011101
6738987749   Single Family    Primary     Purchase                  Rapid        58.260      370,000    6.875     20011101
6740212508   PUD              Primary     Refinance                 Rapid        74.320      799,000    7.250     20011201
6746509840   PUD              Primary     Refinance                 Rapid        48.190      453,000    7.000     20011201
6747774500   Single Family    Primary     Refinance                 Rapid        70.000      315,000    7.000     20011101
6751800084   PUD              Secondary   Purchase                 Standard      80.000      440,000    7.000     20011201
6752624624   Single Family    Primary     Cash-out Refinance       Standard      37.280      330,000    6.500     20011201
6755925184   Single Family    Primary     Purchase                 Reduced       54.540      600,000    6.750     20011201
6758925801   Single Family    Primary     Purchase                 Standard      80.000      380,000    7.000     20011201
6759165183   Single Family    Primary     Cash-out Refinance        Rapid        58.130      375,000    7.375     20011101
6759325555   PUD              Primary     Purchase                 Standard      79.990      682,200    7.000     20011101
6759937649   PUD              Primary     Cash-out Refinance        Rapid        46.660      350,000    7.000     20011101
6760094547   Single Family    Primary     Cash-out Refinance       Reduced       61.530      400,000    6.750     20011201
6760446002   Single Family    Primary     Refinance                Reduced       75.740      409,000    7.125     20011201
6761063350   PUD              Primary     Purchase                  Rapid        80.000      456,000    7.000     20011101
6762773064   Single Family    Primary     Purchase                 Standard      80.000      375,200    7.125     20011101
6762908108   High-Rise Condo  Primary     Refinance                Standard      70.000      350,000    6.875     20011101
6764274525   PUD              Primary     Cash-out Refinance       Standard      74.210      356,250    7.000     20011201
6766212317   Single Family    Primary     Cash-out Refinance       Standard      74.970      329,900    7.375     20011101
6766954306   Single Family    Investor    Cash-out Refinance       Standard      43.330      650,000    7.250     20011201
6768194232   PUD              Primary     Purchase                  Rapid        49.840      410,016    7.000     20011101
6769651461   Single Family    Primary     Cash-out Refinance        Rapid        75.000      412,500    7.125     20011201
6769702512   PUD              Primary     Cash-out Refinance       Reduced       63.750      510,000    7.000     20011201
6770179197   PUD              Primary     Purchase                  Rapid        80.000      319,920    6.750     20011201
6774220658   Single Family    Primary     Purchase                 Standard      80.000      376,800    6.875     20011101
6774626748   Single Family    Primary     Cash-out Refinance       Reduced       76.190      400,000    7.125     20011201
6776060706   PUD              Secondary   Purchase                 Reduced       64.880      369,500    6.750     20011201
6777542934   Single Family    Primary     Refinance                Standard      51.760      905,850    6.750     20011201
6779308227   Single Family    Primary     Cash-out Refinance       Standard      61.250      735,000    6.875     20011201
6780841828   Single Family    Primary     Purchase                  Rapid        42.560      415,000    6.750     20011201
6781585093   Single Family    Primary     Purchase                  Rapid        80.000      311,200    6.875     20011201
6785933307   PUD              Primary     Purchase                  Rapid        77.010      335,000    6.500     20011101
6786001484   Single Family    Primary     Refinance                 Rapid        77.040      404,500    7.000     20011101
6786879509   PUD              Primary     Purchase                  Rapid        71.370      480,000    6.875     20011201
6788087424   Single Family    Primary     Purchase                  Rapid        66.990      345,000    6.875     20011201
6788877881   Single Family    Primary     Purchase                 Reduced       80.000      376,000    7.000     20011101
6791206326   Single Family    Primary     Cash-out Refinance       Standard      39.610      416,000    6.750     20011201
6792700749   Single Family    Primary     Refinance                 Rapid        67.890      645,000    6.875     20011201
6794829694   Single Family    Primary     Cash-out Refinance       Standard      74.510      310,000    7.000     20011101
6795481255   Single Family    Primary     Refinance                 Rapid        80.000      336,800    6.875     20011201
6798752124   PUD              Primary     Purchase                 Standard      80.000      308,000    6.875     20011101
6799281206   Single Family    Primary     Cash-out Refinance       Standard      75.000      375,000    7.125     20011201
6799487878   Single Family    Primary     Cash-out Refinance        Rapid        60.200      575,000    7.000     20011101
6802123965   Single Family    Primary     Cash-out Refinance        Rapid        79.200      400,000    6.875     20011101
6802611936   PUD              Primary     Refinance                 Rapid        80.000      440,000    7.500     20011101
6802935012   PUD              Primary     Purchase                  Rapid        70.000      437,500    6.875     20011101
6807173221   PUD              Primary     Purchase                  Rapid        79.990      541,650    7.250     20011101
6807233694   PUD              Primary     Purchase                 Standard      75.080      572,500    6.875     20011201
6808119363   Single Family    Primary     Refinance                Standard      63.140      985,000    7.250     20011101
6809113175   Single Family    Primary     Refinance                Reduced       76.000      399,000    7.250     20011101
6811288577   Single Family    Primary     Refinance                 Rapid        79.310      395,000    6.750     20011201
6813374011   PUD              Primary     Cash-out Refinance       Standard      35.710      750,000    7.000     20011201
6814641608   Single Family    Primary     Refinance                 Rapid        57.650      384,000    7.000     20011201
6815844748   Single Family    Primary     Refinance                 Rapid        70.000      840,000    7.000     20011201
6816490723   PUD              Primary     Purchase                 Reduced       80.000      300,000    6.875     20011101
6820732367   Single Family    Primary     Purchase                 Standard      76.920      750,000    7.500     20011101
6822610595   Single Family    Primary     Purchase                 Standard      80.000      405,600    6.625     20011101
6823804866   Condominium      Primary     Purchase                  Rapid        80.000      298,400    7.500     20011101
6826233006   PUD              Primary     Refinance                Reduced       80.000      300,000    7.375     20011101
6826709260   PUD              Primary     Refinance                Reduced       67.890      387,000    7.000     20011201
6827013100   High-Rise Condo  Secondary   Purchase                  Rapid        73.330      660,000    7.000     20011201
6827964690   Single Family    Primary     Purchase                  Rapid        80.000      367,960    6.875     20011201
6830278930   PUD              Primary     Refinance                Reduced       68.000      642,000    7.000     20011101
6832415639   Single Family    Primary     Purchase                 Standard      60.600      650,000    6.750     20011201
6832664020   Single Family    Primary     Purchase                  Rapid        55.640      345,000    6.750     20011101
6832718974   Single Family    Primary     Cash-out Refinance       Standard      80.000      376,000    7.250     20011201
6839860936   Single Family    Primary     Refinance                Reduced       69.890      650,000    6.750     20011101
6841302208   Single Family    Primary     Cash-out Refinance        Rapid        51.440      375,000    6.875     20011201
6843124303   Single Family    Primary     Refinance                Reduced       78.270      317,000    7.000     20011201
6843749570   Condominium      Primary     Purchase                  Rapid        79.980      382,800    7.250     20011201
6847935647   Single Family    Primary     Refinance                 Rapid        62.520      387,000    6.500     20011201
6848520885   Single Family    Primary     Refinance                 Rapid        80.000      348,000    6.625     20011201
6851409232   Single Family    Primary     Refinance                 Rapid        54.540      300,000    7.125     20011201
6852179164   PUD              Primary     Refinance                Standard      80.000      345,200    7.125     20011201
6853343900   Single Family    Primary     Cash-out Refinance        Rapid        59.440      425,000    7.125     20011201
6853559059   PUD              Primary     Purchase                 Standard      80.000      324,000    6.875     20011101
6853721238   PUD              Primary     Cash-out Refinance       Standard      75.000      468,750    6.875     20011201
6853737598   Single Family    Primary     Purchase                  Rapid        80.000      508,000    6.875     20011201
6853917711   Single Family    Primary     Cash-out Refinance       Standard      32.520      400,000    7.000     20011201
6854127393   Single Family    Primary     Refinance                 Rapid        42.360      338,891    7.000     20011201
6855596331   Single Family    Primary     Purchase                 Standard      80.000      332,000    6.875     20011201
6856582496   PUD              Primary     Refinance                 Rapid        78.090      324,100    7.125     20011201
6857349549   PUD              Primary     Purchase                  Rapid        80.000      295,420    7.250     20011101
6859017565   PUD              Primary     Purchase                  Rapid        61.600      345,000    6.875     20011201
6859615582   Single Family    Primary     Purchase                 Standard      34.420      500,000    7.125     20011101
6860026456   Single Family    Primary     Purchase                 Reduced       80.000      320,000    7.000     20011201
6860275830   Single Family    Primary     Cash-out Refinance       Standard      80.000      400,000    6.875     20011101
6860714010   PUD              Investor    Purchase                 Reduced       68.960      400,000    7.000     20011101
6864327900   Single Family    Primary     Refinance                 Rapid        62.430      384,000    7.000     20011201
6865934852   PUD              Primary     Purchase                 Standard      80.000      366,400    7.000     20011201
6867014448   Single Family    Primary     Purchase                  Rapid        80.000      435,600    6.750     20011201
6869435708   Single Family    Primary     Purchase                  Rapid        80.000      628,400    6.750     20011201
6870380729   PUD              Secondary   Refinance                 Rapid        72.810      801,000    6.875     20011201
6871875578   Single Family    Primary     Purchase                 Standard      80.000      340,000    7.000     20011201
6872421158   Single Family    Primary     Refinance                 Rapid        66.330      540,000    7.250     20011201
6873734401   Single Family    Primary     Purchase                  Rapid        80.000      359,200    7.000     20011101
6877484615   Condominium      Primary     Refinance                 Rapid        59.280      594,000    6.750     20011201
6877802691   Single Family    Primary     Refinance                 Rapid        57.800      526,000    6.875     20011201
6878832945   Single Family    Primary     Refinance                Reduced       79.800      343,154    7.000     20011201
6879223573   Single Family    Primary     Refinance                Reduced       52.720      339,000    6.875     20011101
6882222331   Single Family    Primary     Cash-out Refinance       Standard      61.830      340,114    6.625     20011201
6884001543   Single Family    Primary     Purchase                 Standard      80.000      692,800    6.875     20011201
6885571759   Single Family    Primary     Refinance                Reduced       75.460      366,000    7.000     20011201
6885685211   PUD              Primary     Purchase                 Standard      94.970      321,000    7.375     20011201
6886251377   Single Family    Primary     Purchase                  Rapid        63.070      750,000    6.625     20011201
6886861597   PUD              Primary     Cash-out Refinance       Standard      48.090      340,000    7.250     20011101
6887568100   Condominium      Primary     Purchase                  Rapid        33.510      300,000    6.875     20011201
6891202639   PUD              Primary     Purchase                  Rapid        80.000      370,240    7.000     20011201
6893058393   Single Family    Primary     Purchase                 Standard      80.000      344,000    7.250     20011101
6894044111   PUD              Primary     Refinance                Reduced       53.170      502,000    6.750     20011101
6894292066   Single Family    Primary     Cash-out Refinance        Rapid        22.800      650,000    7.000     20011201
6897694037   Single Family    Primary     Cash-out Refinance       Standard      71.530      465,000    6.750     20011201
6899149287   Single Family    Primary     Cash-out Refinance       Standard      56.550      410,000    6.750     20011201
6904837371   Single Family    Primary     Refinance                Standard      75.000      975,000    7.250     20011101
6905675879   PUD              Primary     Cash-out Refinance       Standard      54.410      370,000    6.875     20011201
6906603342   PUD              Primary     Refinance                 Rapid        42.240      718,100    6.875     20011201
6907929183   Single Family    Primary     Purchase                  Rapid        80.000      484,000    6.875     20011101
6907951500   Single Family    Primary     Cash-out Refinance       Reduced       62.340      463,000    6.625     20011101
6911561527   Single Family    Primary     Refinance                Reduced       47.390      312,800    7.000     20011201
6912026009   Single Family    Primary     Cash-out Refinance        Rapid        42.360      932,000    7.000     20011101
6912429559   PUD              Primary     Refinance             All Ready Home   64.190      303,000    6.875     20011201
6912484125   Single Family    Primary     Purchase                 Standard      65.000      464,750    7.375     20011201
6912810907   Condominium      Investor    Refinance                Standard      60.000      372,000    6.750     20011201
6913009368   PUD              Primary     Refinance                 Rapid        63.110      426,000    6.875     20011101
6913301559   Single Family    Primary     Purchase                 Reduced       80.000      456,000    6.875     20011201
6914246894   Single Family    Primary     Refinance             All Ready Home   71.150      302,395    6.875     20011201
6915778127   Single Family    Primary     Purchase                  Rapid        79.980      321,500    6.750     20011101
6916383513   Single Family    Primary     Cash-out Refinance       Standard      70.000      542,500    7.125     20011201
6917956143   Single Family    Primary     Purchase                 Standard      80.000      360,000    6.750     20011101
6923156357   Single Family    Primary     Cash-out Refinance        Rapid        50.590      425,000    6.750     20011201
6923940388   PUD              Primary     Cash-out Refinance       Reduced       53.730      323,500    7.375     20011101
6925082148   High-Rise Condo  Secondary   Purchase                 Reduced       45.190      400,000    7.000     20011101
6930667941   PUD              Primary     Purchase                  Rapid        80.000      576,000    6.750     20011201
6932249045   Condominium      Primary     Purchase                 Reduced       80.000      584,000    7.000     20011201
6933182526   PUD              Primary     Purchase                  Rapid        80.000      341,200    7.000     20011101
6935013778   PUD              Primary     Purchase                  Rapid        59.380      425,000    7.000     20011201
6936064432   Single Family    Primary     Cash-out Refinance        Rapid        58.500      351,000    7.375     20011101
6937976030   Single Family    Primary     Purchase                 Reduced       80.000      376,000    6.750     20011101
6938115570   Two Family       Investor    Refinance                Standard      70.000      525,000    7.250     20011201
6939126949   Single Family    Primary     Refinance                Reduced       80.000      348,000    7.000     20011201
6940922658   PUD              Primary     Cash-out Refinance       Standard      55.470      537,000    7.000     20011101
6942222115   Single Family    Primary     Purchase                 Standard      80.000      624,000    6.875     20011101
6945776679   Single Family    Primary     Refinance                Standard      61.820      575,000    6.750     20011201
6946215388   PUD              Primary     Refinance             All Ready Home   31.520      394,000    7.250     20011101
6946496186   Single Family    Primary     Refinance                Reduced       55.450      296,700    6.875     20011201
6946862478   PUD              Primary     Purchase                 Reduced       79.990      304,938    7.500     20011201
6949876020   Single Family    Primary     Purchase                 Standard      76.140      750,000    6.875     20011201
6950341666   Single Family    Primary     Cash-out Refinance       Standard      75.000      525,000    7.000     20011101
6951773826   Single Family    Primary     Purchase                  Rapid        80.000      324,000    7.000     20011101
6955229775   Single Family    Primary     Purchase                  Rapid        80.000      292,000    6.375     20011201
6955272510   Single Family    Primary     Cash-out Refinance        Rapid        70.000      553,000    6.750     20011201
6955444119   PUD              Primary     Cash-out Refinance        Rapid        80.000      336,000    7.250     20011201
6956577388   Single Family    Primary     Cash-out Refinance       Standard      67.720      535,000    7.000     20011101
6957196378   Single Family    Primary     Refinance                 Rapid        62.730      417,169    7.000     20011201
6957525816   Single Family    Primary     Purchase                  Rapid        80.000      376,000    6.750     20011101
6962017437   Condominium      Primary     Purchase                  Rapid        80.000      564,000    6.750     20011201
6966679059   PUD              Primary     Purchase                  Rapid        78.000      400,000    6.625     20011201
6967597169   PUD              Primary     Cash-out Refinance       Standard      50.000      340,000    7.000     20011101
6969087466   Single Family    Primary     Cash-out Refinance        Rapid        80.000      304,000    7.000     20011201
6969158234   Single Family    Primary     Cash-out Refinance       Reduced       48.960      377,000    7.000     20011101
6972753286   Single Family    Primary     Refinance                Standard      41.950      356,600    6.875     20011201
6972861857   Single Family    Primary     Refinance                Standard      61.440      298,000    6.875     20011201
6973900969   PUD              Primary     Purchase                  Rapid        75.880      750,000    6.625     20011201
6974215151   Single Family    Primary     Cash-out Refinance       Standard      50.000    1,000,000    6.500     20011201
6974680008   Single Family    Primary     Refinance                 Rapid        27.570      579,000    7.000     20011201
6977879334   Single Family    Primary     Purchase                 Standard      80.000      343,200    7.000     20011201
6978190707   PUD              Primary     Refinance                 Rapid        71.370      517,500    7.500     20011101
6979674485   Single Family    Primary     Refinance                Standard      66.660      500,000    7.125     20011101
6979944037   PUD              Primary     Purchase                 Standard      75.000      750,000    6.875     20011201
6982538156   Single Family    Primary     Cash-out Refinance       Standard      67.860      509,000    7.250     20011201
6983210748   Single Family    Primary     Purchase                 Reduced       80.000      500,000    7.125     20011101
6984694569   Single Family    Primary     Refinance                 Rapid        43.320      600,000    7.125     20011101
6985484846   PUD              Primary     Refinance                 Rapid        67.390      635,500    7.125     20011201
6985711339   Single Family    Primary     Cash-out Refinance        Rapid        60.000      750,000    7.000     20011201
6986659578   PUD              Primary     Refinance                Standard      74.170      764,000    7.000     20011101
6986790316   Single Family    Primary     Cash-out Refinance       Standard      77.170      328,000    7.000     20011201
6989198731   Single Family    Primary     Cash-out Refinance        Rapid        52.240      384,000    7.000     20011201
6990345008   Single Family    Primary     Cash-out Refinance       Reduced       75.000      382,500    6.500     20011201
6991002418   Single Family    Primary     Purchase                  Rapid        80.000      600,000    6.625     20011201
6991582195   PUD              Primary     Refinance                Standard      79.780      367,000    7.000     20011201
6992597747   Single Family    Primary     Purchase                  Rapid        77.870      457,500    7.000     20011101
6992631975   Single Family    Primary     Refinance                Standard      80.000      525,600    7.125     20011201
6994838453   Single Family    Primary     Refinance                Reduced       74.580      358,000    7.000     20011201
6994865621   Single Family    Primary     Cash-out Refinance        Rapid        68.680      340,000    7.000     20011101
6997290678   Single Family    Primary     Purchase                 Reduced       47.620      500,010    6.750     20011201
6999910307   PUD              Primary     Cash-out Refinance        Rapid        80.000      328,000    7.125     20011201



TABLE (CONTINUED)

LOAN         MATURITY     ORIG       MONTHLY       PAYMENT    REMAINING    SCHEDULED            APPRAISAL      SALES
NUMBER         DATE       TERM         P&I        DUE DATE      TERM          PB        FICO      VALUE        PRICE
------------------------------------------------------------------------------------------------------------------------
0028740868   20311101      360        4,337.44    20011201       360       628,000.00   667       820,000           -
0029677051   20310501      360        2,251.18    20011101       354       328,431.85   722       440,100           -
0029699865   20310501      360        2,455.83    20011201       354       358,207.96   608       600,000           -
0029755634   20310501      360        2,517.17    20011101       354       358,371.73   686       460,000      450,311
0029755741   20310701      360        3,322.86    20011101       356       497,798.01   735       625,000      644,318
0099020141   20311001      360        2,824.13    20011101       359       403,600.25    0        507,000      504,970
0099094310   20310701      360        2,661.21    20011201       356       398,676.94   715       615,000      615,000
0099126088   20310901      360        3,915.60    20011101       358       559,166.19   730       725,000           -
0099126245   20311001      360        2,651.62    20011101       359       388,396.78   769       486,000      485,960
0099129462   20310901      360        3,845.59    20011201       358       569,884.36   788       715,000      713,500
0099130403   20310801      360        3,686.26    20011101       357       526,011.34   714       659,000      659,000
0099130411   20311001      360        2,441.22    20011201       359       362,060.23   784       490,000      462,350
0099134462   20311001      360        3,004.31    20011101       359       462,801.19   725       579,000      579,000
0099141277   20310801      360        2,099.65    20011101       357       303,301.76   787       380,000           -
0099141434   20310901      360        2,395.09    20011101       358       359,408.10   735       450,000      450,000
0099143554   20311001      360        2,877.35    20011101       359       437,632.03   766       800,000           -
0099145252   20311001      360        3,326.52    20011101       359       499,590.15   782       985,000      985,000
0099145708   20311001      360        1,995.91    20011201       359       299,754.09   773       386,000      385,635
0099150419   20310901      360        3,453.07    20011101       358       499,117.72   760       628,000      624,945
0099152886   20311001      360        3,111.50    20011101       359       444,669.75   729       565,000      565,000
0099156044   20311101      360        2,407.96    20011201       360       332,100.00   765       371,000      369,050
0099156291   20310901      360        2,165.85    20011201       358       302,510.01   764       340,000      340,000
0099158800   20311001      360        4,090.40    20011201       359       584,565.85   691       650,000           -
0099159014   20310901      360        3,306.55    20011101       358       496,182.86   651       738,000      710,000
0099159089   20310901      360        2,910.49    20011201       358       415,620.21   787       492,500      462,500
6001993796   20311101      360        2,364.95    20011201       360       360,000.00   794       700,000           -
6002617410   20311101      360        2,120.38    20011201       360       307,000.00   737       410,000           -
6003283683   20311101      360        2,155.90    20011201       360       320,000.00   645       400,000           -
6003307938   20311101      360        2,151.45    20011201       360       336,000.00   796       430,000      420,000
6003749998   20311101      360        2,200.49    20011201       360       330,750.00   723       420,000           -
6003822266   20311101      360        3,310.93    20011201       360       504,000.00   712       630,000      630,000
6006274739   20311101      360        3,218.41    20011201       360       483,750.00   704       645,000           -
6007125625   20311101      360        2,237.49    20011201       360       320,000.00   653       400,000           -
6008733799   20311101      360        3,160.34    20011201       360       500,000.00   792       700,000      670,000
6008918960   20311001      360        3,624.61    20011101       359       537,569.77   747       690,000           -
6011268080   20311001      360        4,012.00    20011101       359       595,023.78   761       820,000           -
6013754350   20311101      360        3,843.04    20011201       360       585,000.00   775       925,000           -
6014726266   20311101      360        2,721.09    20011201       360       409,000.00   708       575,000           -
6016096635   20311001      360        2,200.50    20011101       359       318,357.56   729       370,000           -
6017325835   20311101      360        2,233.56    20011201       360       340,000.00   783       475,000           -
6019245502   20311101      360        3,118.61    20011201       360       468,750.00   759       625,000           -
6021756231   20311001      360        3,368.60    20011101       359       499,600.15   762     1,200,000           -
6022358078   20311001      360        2,993.87    20011101       359       449,631.13   787       610,000           -
6024125699   20311001      360        3,004.79    20011101       359       445,643.34   687       570,000           -
6025193621   20311001      360        5,052.89    20011101       359       749,400.24   776     3,100,000           -
6025342178   20311001      360        4,324.47    20011101       359       649,467.20   792     1,800,000           -
6027349536   20311101      360        4,864.49    20011201       360       750,000.00   787     1,075,000           -
6027439006   20311101      360        2,587.08    20011201       360       384,000.00   707       550,000           -
6029435879   20311101      360        4,434.15    20011201       360       650,000.00   812     1,150,000           -
6031761726   20311101      360        4,926.97    20011201       360       750,000.00   753     1,300,000    1,125,000
6034973476   20311001      360        2,631.48    20011101       359       380,710.08   760       540,000           -
6035037701   20311101      360        2,010.21    20011201       360       306,000.00   677       780,000           -
6035159844   20311001      360        2,504.90    20011101       359       390,854.85   789       492,000      489,000
6035759247   20311101      360        2,328.56    20011201       360       350,000.00   741       570,000           -
6035767802   20311101      360        2,137.06    20011201       360       329,489.00   702       372,000      366,099
6036065321   20311001      360        3,465.46    20011101       359       507,603.71   722       650,000           -
6036169156   20311101      360        1,920.94    20011201       360       300,000.00   682       375,000      375,000
6036621388   20311101      360        4,632.94    20011201       360       714,300.00   660     1,100,000           -
6036846548   20311101      360        3,902.05    20011201       360       572,000.00   776       724,000      715,000
6037036263   20311101      360        2,750.06    20011201       360       424,000.00   661       530,000      530,000
6037420657   20311001      360        5,709.77    20011101       359       846,822.26   753     1,160,000    1,130,000
6038644503   20311001      360        4,263.61    20011101       359       624,512.43   707       910,000      825,000
6040295237   20311101      360        2,627.72    20011201       360       400,000.00   750       500,000      500,000
6040410364   20311101      360        1,995.76    20011201       360       303,800.00   772       415,000      405,375
6043068086   20311101      360        2,220.42    20011201       360       338,000.00   790       428,000      423,000
6043264560   20311001      360        2,694.88    20011101       359       399,680.12   733       525,000           -
6045534515   20311001      360        2,283.91    20011101       359       338,728.90   732       515,000      509,000
6046534829   20311101      360        2,661.22    20011201       360       400,000.00   778       845,000           -
6049595876   20311001      360        2,636.04    20011101       359       376,720.21   648       500,000           -
6049745901   20311101      360        2,145.61    20011201       360       322,500.00   667       430,000           -
6050340519   20311101      360        2,794.28    20011201       360       420,000.00   745       525,000      525,000
6050447801   20311001      360        2,694.88    20011101       359       399,680.12   784       671,000      670,675
6050958104   20311001      360        4,162.03    20011101       359       649,426.51   784     1,081,000    1,081,000
6052769152   20311101      360        2,627.72    20011201       360       400,000.00   708       850,000           -
6054315517   20311101      360        2,062.44    20011201       360       310,000.00   774       462,750      460,000
6059883659   20311101      360        3,725.70    20011201       360       560,000.00   720       905,000           -
6060472542   20311101      360        2,334.96    20011201       360       360,000.00   767       650,000           -
6061634389   20311001      360        2,661.22    20011101       359       399,672.11   763       550,000           -
6062382749   20311001      360        4,311.17    20011101       359       647,468.83   765       810,000      810,000
6065252840   20311101      360        2,364.95    20011201       360       360,000.00   772       450,000      450,000
6068552154   20311101      360        2,827.54    20011201       360       425,000.00   814       570,000           -
6071374026   20311001      360        3,391.20    20011101       359       484,640.05   730       830,000           -
6074999134   20311101      360        2,250.17    20011201       360       356,000.00   690       445,000           -
6075237641   20311101      360        3,627.98    20011201       360       538,500.00   738       800,000           -
6075671369   20311101      360        3,243.00    20011201       360       500,000.00   719       730,000           -
6078072961   20311101      360        2,753.34    20011201       360       430,000.00   788       850,000           -
6078854400   20311101      360        4,490.80    20011201       360       675,000.00   698     2,000,000           -
6078945703   20311101      360        3,480.34    20011201       360       480,000.00   721       620,000      600,000
6080190645   20311101      360        4,657.12    20011201       360       700,000.00   702     1,650,000    1,650,000
6081764240   20311001      360        2,421.71    20011101       359       363,701.62   673       455,000      455,000
6083106077   20311101      360        3,259.99    20011201       360       490,000.00   769       700,000           -
6084373213   20311001      360        2,270.10    20011101       359       349,698.65   680       815,000      805,000
6086171797   20311101      360        2,383.60    20011201       360       367,500.00   703       525,000           -
6088056889   20311101      360        2,207.44    20011201       360       327,650.00   780       502,000           -
6088789737   20311101      360        3,613.11    20011201       360       550,000.00   795     1,500,000           -
6089312992   20311001      360        3,469.66    20011101       359       514,588.15   679       900,000           -
6091884186   20311101      360        2,661.22    20011201       360       400,000.00   783       620,000      600,000
6092277471   20311101      360        1,888.92    20011201       360       295,000.00   648       460,000      459,000
6094027379   20311101      360        5,793.98    20011201       360       860,000.00   655     1,610,000           -
6100353793   20311001      360        3,008.40    20011101       359       440,655.98   780       640,000           -
6102104608   20311001      360        2,223.28    20011101       359       329,736.09   681       440,000           -
6102506968   20311001      360        2,189.59    20011101       359       324,740.10   736       415,000      416,318
6102620637   20311001      360        2,182.42    20011101       359       319,670.43   767       400,000      399,900
6102947212   20311101      360        2,501.54    20011201       360       376,000.00   699       475,000      470,000
6103800840   20311101      360        4,379.18    20011201       360       650,000.00   746     1,015,000           -
6105410101   20311001      360        2,428.55    20011101       359       355,722.28   733       530,000           -
6106602052   20311001      360        3,120.42    20011101       359       474,600.93   765       630,000           -
6108612109   20311001      360        2,827.54    20011101       359       424,651.63   635     1,100,000           -
6108633634   20311001      360        2,474.60    20011101       359       371,645.11   703       480,000      464,941
6116897858   20311101      360        4,084.96    20011201       360       614,000.00   653       850,000           -
6117239480   20311101      360        2,877.35    20011201       360       438,000.00   700       750,000           -
6117335932   20311001      360        3,524.05    20011101       359       503,625.95   705       630,000      630,000
6119195201   20311101      360        2,810.57    20011201       360       412,000.00   724       515,000      515,000
6119406269   20311101      360        1,965.91    20011201       360       299,257.00   778       380,000      374,072
6120141756   20311101      360        2,501.54    20011201       360       376,000.00   743       480,000      470,000
6121062308   20311101      360        3,284.65    20011201       360       500,000.00   720       780,000           -
6122174110   20311001      360        2,975.24    20011101       359       446,833.43   779       560,000      559,000
6122273722   20311101      360        4,524.06    20011201       360       680,000.00   699     1,200,000      850,000
6123090752   20311101      360        2,945.44    20011201       360       460,000.00   782       852,000      852,000
6125356672   20311101      360        5,255.01    20011201       360       780,000.00   741     1,780,000           -
6128784839   20311101      360        2,857.65    20011201       360       435,000.00   794       580,000           -
6130353987   20311101      360        3,416.03    20011201       360       520,000.00   767       940,000           -
6132461598   20311101      360        4,324.47    20011201       360       650,000.00   752     1,000,000           -
6133031234   20311001      360        3,835.88    20011101       359       561,861.35   794       910,000           -
6136344188   20311001      360        2,073.82    20011101       359       303,762.85   633       380,000           -
6138878605   20311001      360        2,728.71    20011201       359       399,687.96   776       550,000           -
6139075714   20311101      360        2,897.39    20011201       360       419,500.00   756       665,000           -
6141214210   20311001      360        2,328.56    20011101       359       349,713.11   704       810,000           -
6141267515   20311101      360        2,021.16    20011201       360       300,000.00   694       435,000           -
6141396066   20311101      360        3,236.70    20011201       360       486,500.00   664       675,000           -
6141570652   20311101      360        2,824.80    20011201       360       430,000.00   769       660,000           -
6146552705   20311101      360        3,162.57    20011201       360       463,600.00   692       580,000      579,500
6147189382   20311101      360        5,052.89    20011201       360       750,000.00   704     1,000,000           -
6147363003   20311101      360        3,175.95    20011201       360       496,000.00   764       900,000           -
6148202911   20311001      360        3,608.61    20011101       359       541,955.39   704       678,000      678,000
6151725337   20311101      360        1,975.95    20011201       360       297,000.00   681       390,000           -
6153754046   20311101      360        3,097.14    20011201       360       490,000.00   743       675,000           -
6156503929   20311101      360        2,135.02    20011201       360       325,000.00   761       497,000           -
6157872851   20311101      360        3,193.46    20011201       360       480,000.00   757       600,000           -
6158118601   20311001      360        2,182.97    20011101       359       319,750.36   737       475,000           -
6158868742   20311101      360        2,107.95    20011201       360       325,000.00   734       478,000           -
6161256554   20311101      360        2,418.38    20011201       360       362,971.08   767       660,000           -
6162570821   20311101      360        1,970.79    20011201       360       300,000.00   731       375,000      375,000
6163143602   20311001      360        2,075.90    20011101       359       315,734.52   806       485,000           -
6163149237   20311101      360        2,128.97    20011201       360       320,000.00   706       400,000      400,000
6164704410   20311001      360        2,259.84    20011201       359       343,710.99   782       430,000      430,000
6165597789   20211001      240        3,209.57    20011101       239       409,224.81   717       625,000           -
6167262556   20311101      360        2,685.45    20011201       360       398,600.00   782       500,000           -
6170654419   20311001      360        3,126.93    20011101       359       469,614.74   667       859,000           -
6176177332   20311101      360        2,391.23    20011201       360       364,000.00   739       455,000           -
6176497045   20311101      360        2,417.50    20011201       360       368,000.00   776       460,000      460,000
6178075138   20311101      360        3,895.59    20011201       360       593,000.00   739     1,400,000           -
6178299803   20311101      360        3,033.78    20011201       360       456,000.00   804       850,000           -
6178719404   20311001      360        4,420.33    20011101       359       639,513.00   781       825,000           -
6179343220   20311001      360        2,176.47    20011101       359       307,277.44   745       440,000           -
6180203207   20311101      360        2,394.44    20011201       360       351,000.00   706       632,000           -
6180426097   20311101      360        2,502.90    20011201       360       381,000.00   731       545,000           -
6181460285   20311101      360        2,661.22    20011201       360       400,000.00   671       690,000           -
6182207156   20311001      360        2,395.09    20011101       359       359,704.91   745       475,000           -
6182926458   20311101      360        5,275.14    20011201       360       803,000.00   758     1,400,000           -
6183362190   20311101      360        2,213.86    20011201       360       337,000.00   794       550,000           -
6186152473   20311001      360        3,368.60    20011101       359       499,600.15   794     1,035,000      850,000
6186967714   20311001      360        2,010.66    20011101       359       309,733.09   758       405,000      410,350
6189213066   20311101      360        2,983.56    20011201       360       460,000.00   798       580,000      575,000
6190000908   20311101      360        2,361.83    20011201       360       355,000.00   749       450,000           -
6190626942   20311101      360        4,300.21    20011201       360       663,000.00   664       900,000           -
6192723705   20311001      360        5,116.33    20011101       359       749,414.92   679     1,170,000           -
6192903281   20311101      360        3,299.91    20011201       360       496,000.00   783       620,000           -
6196789504   20311101      360        3,659.17    20011201       360       550,000.00   763     1,000,000           -
6199348647   20311001      360        3,825.49    20011101       359       574,528.68   777       950,000      950,000
6200938097   20311001      360        2,185.52    20011101       359       328,230.73   720       365,000      365,000
6200979216   20311001      360        2,328.56    20011101       359       349,713.11   742       494,000           -
6201051528   20311101      360        3,143.67    20011201       360       449,600.00   703       562,000           -
6202099567   20311101      360        2,781.10    20011201       360       440,000.00   784       625,000           -
6202544117   20311001      360        4,911.67    20011101       359       719,438.33   714       910,000           -
6203404493   20311001      360        2,455.84    20011101       359       359,719.16   673       480,000           -
6204298035   20311001      360        2,661.22    20011101       359       399,672.11   784       475,000      450,000
6204840075   20311101      360        2,891.64    20011201       360       434,634.00   702     1,050,000           -
6205568675   20311001      360        2,594.68    20011101       359       389,680.32   702       500,000           -
6207369429   20311001      360        2,444.99    20011101       359       367,198.76   780       467,500      467,500
6208524113   20311001      360        3,460.71    20011101       359       526,357.42   781       670,000      658,500
6210342496   20311101      360        2,196.09    20011201       360       321,923.00   741       460,000           -
6211865149   20311001      360        3,259.99    20011101       359       489,598.34   786       775,000           -
6212660572   20311001      360        3,410.89    20011101       359       499,609.94   794       794,000           -
6214914852   20311001      360        2,130.64    20011101       359       319,987.49   772       620,000           -
6216066891   20311101      360        2,334.96    20011201       360       360,000.00   747       451,000      450,000
6219701692   20311101      360        1,969.15    20011201       360       303,600.00   796       380,000      379,500
6221747626   20311101      360        4,417.61    20011201       360       664,000.00   749       980,000           -
6223096980   20311001      360        3,280.71    20011201       359       474,638.56   705       665,000           -
6223289999   20311001      360        6,485.99    20011101       359       999,139.01   704     1,650,000    1,636,984
6224376613   20311101      360        3,978.37    20011201       360       605,600.00   793       757,000           -
6225814844   20311101      360        2,123.65    20011201       360       319,200.00   790       399,000      399,000
6226780440   20311001      360        3,410.89    20011101       359       499,609.94   721     1,222,000    1,220,000
6226941166   20311101      360        1,934.66    20011201       360       294,500.00   685       415,000           -
6227127617   20311101      360        2,601.44    20011201       360       396,000.00   700       495,000           -
6227924997   20311101      360        4,072.96    20011201       360       620,000.00   723       775,000           -
6227980460   20311101      360        2,340.64    20011201       360       356,300.00   679       509,000      509,000
6230128941   20311001      360        1,995.91    20011101       359       299,754.09   768       378,000      375,000
6231409662   20311101      360        3,735.93    20011201       360       576,000.00   729     2,040,000           -
6233420295   20311101      360        4,605.05    20011201       360       710,000.00   681     1,050,000           -
6234892666   20311001      360        2,402.97    20011101       359       351,975.21   762       445,000      440,350
6238115536   20311101      360        2,395.09    20011201       360       360,000.00   749       450,000      450,000
6238595141   20311101      360        2,510.02    20011201       360       392,000.00   766       567,000      562,900
6241524708   20311101      360        2,102.36    20011201       360       316,000.00   779       420,000           -
6241960563   20311101      360        2,334.96    20011201       360       360,000.00   772       475,000           -
6242776901   20311101      360        1,970.79    20011201       360       300,000.00   763       380,000      380,000
6244249352   20311101      360        2,395.09    20011201       360       360,000.00   725       450,000      450,000
6244411556   20311101      360        4,775.24    20011201       360       700,000.00   696     1,300,000           -
6245948010   20311101      360        2,707.79    20011201       360       407,000.00   753       690,000           -
6248565779   20311101      360        3,242.61    20011201       360       493,600.00   660       617,000           -
6249060945   20311001      360        2,728.71    20011101       359       399,687.96   769     1,075,000           -
6249756880   20311101      360        2,310.21    20011201       360       330,400.00   645       413,000           -
6251674500   20311101      360        2,042.60    20011201       360       319,000.00   736       405,000      399,900
6252235707   20311101      360        2,167.87    20011201       360       330,000.00   759       569,000           -
6255135342   20311101      360        3,243.00    20011201       360       500,000.00   740       650,000      650,000
6257849155   20311101      360        4,408.54    20011201       360       646,245.00   774     1,185,000           -
6258399853   20311001      360        2,619.56    20011101       359       383,700.44   702       480,000           -
6261926742   20311001      360        2,425.39    20011101       359       359,712.11   797       700,000           -
6263261742   20311001      360        3,572.42    20011101       359       504,359.69   650       739,000           -
6266028247   20311001      360        2,270.10    20011101       359       349,698.65   739       547,000           -
6266708509   20311101      360        2,417.50    20011201       360       368,000.00   775       460,000      460,000
6269978760   20311101      360        3,941.92    20011201       360       592,500.00   671       900,000           -
6270953786   20311001      360        2,927.34    20011101       359       439,639.33   772       600,000      550,000
6271202670   20311101      360        2,259.84    20011201       360       344,000.00   750       430,000           -
6272565315   20311001      360        2,887.56    20011101       359       444,816.69   678       570,000           -
6273812138   20311101      360        2,458.64    20011201       360       360,410.00   747       462,000      450,513
6274001855   20311101      360        2,918.70    20011201       360       450,000.00   744       575,000           -
6276091227   20311101      360        2,892.75    20011201       360       446,000.00   734       750,000           -
6277280399   20311101      360        7,250.70    20011201       360     1,000,000.00   741     2,350,000           -
6277381684   20311001      360        3,060.40    20011101       359       459,622.93   766       752,000           -
6277526486   20311101      360        2,052.91    20011201       360       312,500.00   786       435,000           -
6278778581   20311001      360        4,911.67    20011101       359       719,438.33   736     2,900,000           -
6279316472   20311001      360        6,381.84    20011101       359       923,296.91   770     1,425,000           -
6280018976   20311001      360        2,540.85    20011101       359       376,836.41   654       476,000      471,423
6285098684   20311001      360        3,282.36    20011101       359       486,810.39   740       615,000      609,007
6285317290   20311101      360        6,188.27    20011201       360       942,000.00   695     1,725,000           -
6286087975   20311001      360        1,995.91    20011101       359       299,754.09   802       400,000      400,000
6286114563   20311001      360        2,128.97    20011101       359       319,037.18   722       405,000           -
6286596090   20311101      360        2,381.79    20011201       360       358,000.00   788       550,000           -
6287259417   20311101      360        2,594.40    20011201       360       400,000.00   702       600,000           -
6287391913   20311101      360        3,184.02    20011201       360       461,000.00   745       685,000           -
6287398322   20311001      360        1,945.80    20011101       359       299,741.70   777       650,000      650,000
6289535749   20311101      360        2,253.88    20011201       360       347,500.00   797       457,000           -
6289873249   20311001      360        2,596.94    20011101       359       375,713.89   740       470,000           -
6290584694   20311001      360        2,561.42    20011101       359       384,684.41   747       715,000      705,000
6292462824   20311001      360        2,021.16    20011101       359       299,760.09   756       579,000           -
6294106080   20311001      360        2,395.04    20011101       359       359,696.91   692       450,000      449,990
6295143165   20311101      360        2,536.02    20011201       360       391,000.00   750       680,000           -
6296659128   20311101      360        2,299.26    20011201       360       350,000.00   742     1,190,000           -
6297135110   20311001      360        4,118.23    20011101       359       618,492.60   698     1,200,000           -
6298789303   20311101      360        6,282.12    20011201       360       944,250.00   755     1,811,000           -
6299098324   20311101      360        2,364.95    20011201       360       360,000.00   655       450,000      450,000
6300299366   20311001      360        2,993.87    20011101       359       449,631.13   805       750,000      750,000
6300365860   20311101      360        2,790.33    20011201       360       404,000.00   734       510,000           -
6300402382   20311101      360        3,619.25    20011201       360       544,000.00   759       695,000           -
6302727927   20311101      360        2,283.07    20011201       360       352,000.00   676       440,000           -
6302869901   20311101      360        2,230.53    20011201       360       343,900.00   769       480,000           -
6303389941   20311101      360        2,735.08    20011201       360       396,000.00   770       520,000      495,000
6305684190   20311001      360        4,141.50    20011101       359       606,626.40   720       760,000      758,900
6308603908   20311101      360        4,547.60    20011201       360       675,000.00   684     1,600,000           -
6309818885   20311001      360        2,126.76    20011101       359       327,617.68   738       498,000           -
6309895529   20311001      360        2,584.39    20011101       359       383,293.24   785       548,000           -
6314282325   20311101      360        1,887.43    20011201       360       291,000.00   722       567,000           -
6321548049   20311001      360        5,969.05    20011101       359       871,715.68   744     1,100,000           -
6321796937   20311101      360        4,215.89    20011201       360       650,000.00   785       825,000      825,000
6322428449   20311001      360        2,627.72    20011101       359       399,663.95   707       575,000           -
6323798485   20311101      360        2,094.98    20011201       360       323,000.00   774       650,000           -
6324780011   20311101      360        2,463.49    20011201       360       375,000.00   712       700,000           -
6325169420   20311001      360        4,873.81    20011101       359       713,892.66   705     1,400,000           -
6327998545   20311101      360        3,536.09    20011201       360       531,500.00   725       761,000           -
6329699513   20311101      360        2,425.39    20011201       360       360,000.00   771       450,000           -
6330028140   20311101      360        4,926.97    20011201       360       750,000.00   805     1,300,000           -
6330455707   20311101      360        2,463.49    20011201       360       375,000.00   753       550,000           -
6331296134   20311101      360        4,124.88    20011201       360       620,000.00   781       775,000      775,000
6332349874   20311001      360        2,324.33    20011101       359       344,724.11   714       535,000           -
6334176333   20311101      360        2,096.21    20011201       360       336,000.00   775       428,000      420,000
6338236943   20311101      360        2,082.47    20011201       360       317,000.00   764       485,000           -
6339386028   20311101      360        3,048.15    20011201       360       464,000.00   786       600,000      580,000
6344886996   20311101      360        1,997.07    20011201       360       304,000.00   774       380,000      380,000
6345335886   20311101      360        2,592.02    20011201       360       389,600.00   805       488,000      487,000
6346092346   20311001      360        4,092.85    20011101       359       607,014.18   773       775,000      775,000
6348123644   20311101      360        2,071.92    20011201       360       311,424.00   780       441,000           -
6348232676   20311101      360        2,295.30    20011201       360       345,000.00   775       466,000           -
6356677192   20311101      360        2,818.23    20011201       360       429,000.00   766       625,000           -
6357229001   20311101      360        2,853.84    20011201       360       440,000.00   706       550,000           -
6357357117   20311101      360        3,545.89    20011201       360       546,700.00   736       790,000      781,000
6364039674   20311001      360        2,654.46    20011101       359       393,684.92   770       594,000      594,000
6364417136   20310901      360        2,428.36    20011101       358       364,399.87   759       900,000           -
6364691094   20311101      360        2,635.91    20011201       360       406,400.00   621       521,000           -
6366209002   20311001      360        2,569.32    20011101       359       371,716.93   708       465,000           -
6367040505   20311001      360        2,395.09    20011101       359       359,704.91   729       825,000           -
6368436785   20311001      360        2,052.24    20011201       359       296,760.19   778       393,000           -
6368927718   20311001      360        2,594.40    20011101       359       399,655.60   757       705,000           -
6369870925   20311101      360        2,315.26    20011201       360       348,000.00   805       435,000           -
6371338911   20311101      360        3,457.68    20011201       360       540,000.00   775       675,000      675,000
6376070378   20311001      360        2,837.94    20011101       359       431,637.06   676       545,000      540,000
6376385917   20311101      360        2,792.91    20011201       360       419,795.00   666       534,000           -
6377921447   20311001      360        2,273.90    20011101       359       345,850.20   759       438,000      432,677
6379600510   20311101      360        2,014.36    20011201       360       291,650.00   757       307,000      307,000
6380126984   20311101      360        2,312.72    20011201       360       326,750.00   709       430,000           -
6381440046   20311001      360        2,055.79    20011101       359       308,746.71   795       475,000           -
6382828579   20311101      360        3,097.14    20011201       360       490,000.00   768       700,000           -
6383744494   20311101      360        3,060.40    20011201       360       460,000.00   729       575,000      575,000
6385104747   20311001      360        2,444.99    20011101       359       367,198.76   686       785,000           -
6385242943   20311001      360        2,485.74    20011101       359       359,626.15   651       450,000      449,960
6386132044   20311101      360        4,324.47    20011201       360       650,000.00   694     1,000,000      979,000
6387291930   20311101      360        4,481.82    20011201       360       691,000.00   787       900,000           -
6388234293   20311001      360        2,056.19    20011101       359       312,737.04   772       515,000           -
6388471077   20311001      360        2,953.95    20011101       359       443,636.05   725       555,000           -
6388476613   20311001      360        2,206.85    20011101       359       323,247.63   714       483,000           -
6388872704   20311101      360        3,613.11    20011201       360       550,000.00   701       875,000           -
6391129589   20311001      360        2,887.42    20011101       359       433,644.25   764       610,000           -
6391638373   20311001      360        2,128.97    20011101       359       319,737.70   803       445,000           -
6392819204   20311001      360        5,000.36    20011101       359       732,428.18   795     1,200,000           -
6396095173   20311101      360        2,661.22    20011201       360       400,000.00   689       500,000           -
6397795599   20311001      360        4,935.55    20011101       359       722,935.60   704     1,200,000           -
6398626231   20311101      360        2,251.19    20011201       360       330,000.00   689       430,000      430,000
6399052114   20311001      360        2,581.38    20011101       359       387,681.95   747       485,000      485,000
6399346383   20311101      360        2,866.68    20011201       360       425,500.00   685       575,000           -
6404065036   20311101      360        3,038.48    20011201       360       451,000.00   718       664,500           -
6405249381   20311101      360        3,460.80    20011201       360       513,685.00   753       655,000      642,106
6405487965   20311101      360        2,153.35    20011201       360       332,000.00   774       422,000      415,000
6408943964   20311001      360        2,141.10    20011101       359       309,764.11   738       587,000           -
6409665731   20311101      360        2,016.98    20011201       360       315,000.00   790       443,000           -
6410199159   20311101      360        3,372.72    20011201       360       520,000.00   767     1,750,000           -
6410928813   20311001      360        3,626.05    20011101       359       524,600.51   719       750,000           -
6411460337   20311001      360        3,832.15    20011101       359       575,527.85   792       790,000      720,000
6412232685   20311101      360        2,762.25    20011201       360       410,000.00   767       670,000      670,000
6417106793   20311101      360        3,047.89    20011201       360       476,000.00   782       595,000      595,000
6417325328   20311101      360        4,171.68    20011201       360       604,000.00   765       755,000      755,000
6418203136   20311101      360        3,178.14    20011201       360       490,000.00   788       800,000           -
6421151934   20311101      360        3,632.15    20011201       360       560,000.00   687       780,000      700,000
6423225900   20311101      360        2,448.32    20011201       360       368,000.00   782       505,000           -
6424427075   20311101      360        3,073.50    20011201       360       480,000.00   737       820,000      820,000
6425472443   20311101      360        5,801.44    20011201       360       872,000.00   775     1,550,000           -
6426518418   20311001      360        2,328.56    20011101       359       349,713.11   755       469,000           -
6427237687   20311101      360        2,257.13    20011201       360       348,000.00   747       435,000           -
6428202839   20311101      360        2,933.36    20011201       360       430,000.00   791       553,000      550,000
6428725763   20311001      360        1,995.91    20011101       359       299,754.09   789       401,000      401,000
6428788951   20311101      360        3,792.41    20011201       360       600,000.00   762     1,250,000    1,200,000
6429305896   20311101      360        3,980.99    20011201       360       606,000.00   762       790,000           -
6429899971   20311101      360        3,891.59    20011201       360       600,000.00   725       770,000      750,000
6433719777   20311101      360        3,048.15    20011201       360       464,000.00   782       710,000           -
6433918718   20311101      360        2,089.04    20011201       360       318,000.00   641       405,000      397,500
6434650849   20311101      360        3,226.46    20011201       360       497,450.00   645       740,000      710,700
6435763153   20311001      360        2,058.30    20011101       359       313,057.77   782       460,000           -
6437030924   20311101      360        2,537.32    20011201       360       391,200.00   809       490,000      489,000
6437465823   20311101      360        2,161.30    20011201       360       329,000.00   668       470,000           -
6441402762   20311101      360        3,799.78    20011201       360       564,000.00   758       705,000      705,000
6444512443   20311101      360        3,494.87    20011201       360       532,000.00   697       820,000           -
6444868076   20311001      360        2,728.71    20011101       359       399,687.96   801       500,000           -
6445871160   20311101      360        2,640.98    20011201       360       392,000.00   730       540,000           -
6446405471   20311101      360        4,263.61    20011201       360       625,000.00   722       800,000           -
6448755592   20311001      360        5,322.42    20011101       359       799,344.25   767     2,000,000           -
6449548145   20311101      360        2,503.62    20011201       360       391,000.00   775       530,000           -
6449986121   20311101      360        2,483.20    20011201       360       378,000.00   802       585,000           -
6453395110   20311001      360        2,594.68    20011101       359       389,680.32   712       560,000           -
6457205463   20311101      360        2,949.83    20011201       360       454,800.00   779       568,500           -
6457733647   20311101      360        3,954.12    20011201       360       572,500.00   648       855,000           -
6457796529   20311101      360        4,215.89    20011201       360       650,000.00   791     1,000,000           -
6457978481   20311101      360        6,514.86    20011201       360       967,000.00   813     1,700,000           -
6458582639   20311101      360        2,753.83    20011201       360       408,750.00   680       545,000           -
6458646806   20311101      360        2,800.33    20011201       360       429,950.46   788       774,000           -
6458662548   20311101      360        5,780.98    20011201       360       880,000.00   792     1,100,000    1,100,000
6459213184   20311001      360        2,021.16    20011101       359       299,760.09   736       480,000      465,000
6459917982   20311101      360        2,715.07    20011201       360       398,000.00   741       500,000           -
6460734236   20311101      360        2,149.60    20011201       360       323,100.00   732       363,000      350,639
6460778035   20311001      360        2,450.34    20011101       359       358,913.79   732       449,000      448,993
6461230770   20311001      360        3,329.95    20011101       359       506,470.14   698       635,000      633,621
6461232230   20311101      360        2,824.80    20011201       360       430,000.00   700       850,000           -
6462846830   20311001      360        4,510.76    20011101       359       677,444.24   730     1,350,000           -
6464683918   20311001      360        2,756.00    20011101       359       403,684.83   813       505,000      505,000
6466679567   20311001      360        2,107.68    20011101       359       316,540.32   645       396,000      396,000
6467226830   20311001      360        2,748.78    20011101       359       407,673.72   687       545,000      510,000
6468370397   20311001      360        2,811.66    20011101       359       427,640.42   741       535,000      535,000
6468796872   20311101      360        6,426.83    20011201       360       966,000.00   748     1,300,000    1,207,500
6469070459   20311001      360        2,288.65    20011101       359       343,718.02   729       457,000      454,000
6470724177   20311001      360        2,634.60    20011101       359       395,675.40   807       505,000      495,000
6471108123   20311101      360        6,569.29    20011201       360     1,000,000.00   697     1,500,000    1,500,000
6473658448   20311101      360        2,192.43    20011201       360       342,400.00   752       475,000      428,000
6474564140   20311101      360        2,048.11    20011201       360       304,000.00   703       380,000           -
6475843105   20311101      360        2,661.22    20011201       360       400,000.00   776       510,000      510,000
6476602344   20311001      360        2,278.47    20011101       359       333,739.45   732       590,000           -
6476967705   20311001      360        2,893.41    20011101       359       434,543.51   684       830,000           -
6478014985   20311101      360        4,230.63    20011201       360       644,000.00   764       930,000      805,000
6479295682   20311001      360        5,821.40    20011101       359       874,282.77   673     1,750,000           -
6480165387   20311101      360        2,270.10    20011201       360       350,000.00   673       500,000           -
6480935623   20311101      360        6,653.03    20011201       360     1,000,000.00   765     1,600,000           -
6481569405   20311101      360        2,043.09    20011201       360       315,000.00   747       530,000           -
6484533085   20311101      360        2,497.22    20011201       360       390,000.00   685       805,000           -
6487942028   20311001      360        2,956.19    20011101       359       449,621.94   746       663,000      655,600
6491696818   20311001      360        2,548.89    20011101       359       387,674.03   733       485,000      485,000
6496085876   20311101      360        2,028.51    20011201       360       316,800.00   688       370,000      360,000
6496662179   20311001      360        3,243.00    20011101       359       499,569.50   753       750,000           -
6498615142   20311101      360        3,435.74    20011201       360       523,000.00   761       673,000           -
6498996898   20311101      360        3,841.87    20011201       360       600,000.00   765       789,000      789,000
6502253831   20311001      360        5,052.89    20011101       359       749,400.24   768     1,250,000           -
6503177476   20311101      360        2,563.62    20011201       360       385,330.00   750       520,000           -
6503956457   20311101      360        2,874.11    20011201       360       432,000.00   687       542,000      540,000
6504338119   20311101      360        3,678.81    20011201       360       560,000.00   709       990,000           -
6504620979   20311001      360        2,937.42    20011101       359       435,651.33   783       545,000      545,000
6507034517   20311001      360        2,421.71    20011101       359       363,123.33   801       460,000      455,000
6508502991   20311101      360        2,293.05    20011201       360       332,000.00   785       425,000      415,000
6512426799   20311101      360        3,201.56    20011201       360       500,000.00   720     1,015,000      995,000
6515184080   20311001      360        4,324.47    20011101       359       649,467.20   769     1,414,000           -
6520600518   20311001      360        4,324.47    20011101       359       649,467.20   730     1,350,000    1,300,000
6520632628   20311101      360        3,137.60    20011201       360       483,750.00   675       645,000           -
6522703138   20311101      360        2,341.87    20011201       360       352,000.00   769       466,000           -
6523556857   20311101      360        2,462.66    20011201       360       361,000.00   693       680,000           -
6523807904   20311001      360        2,026.07    20011101       359       296,768.31   654       418,000           -
6523904941   20311101      360        3,606.54    20011201       360       549,000.00   687       865,000      860,000
6525764459   20311101      360        2,004.17    20011201       360       309,000.00   786       562,000      562,000
6525993850   20311001      360        4,926.97    20011101       359       749,369.91   697     1,056,000           -
6527715053   20311001      360        1,967.26    20011101       359       291,766.49   720       369,000      365,000
6529060706   20311101      360        3,621.43    20011201       360       551,266.00   712       689,100      689,082
6530143053   20311101      360        3,002.33    20011201       360       475,000.00   711     1,400,000           -
6530604708   20311101      360        2,804.27    20011201       360       432,358.00   696       545,000      540,447
6531431275   20311001      360        2,118.40    20011101       359       316,667.86   705       410,000           -
6532084404   20311001      360        2,794.28    20011101       359       419,655.72   752       785,000           -
6532489975   20311101      360        2,378.23    20011201       360       353,000.00   794       500,000           -
6532514269   20311101      360        2,993.87    20011201       360       450,000.00   744       650,000           -
6533059520   20311101      360        2,881.40    20011201       360       450,000.00   779       702,000      698,816
6533468556   20311001      360        2,302.54    20011101       359       350,040.64   670       782,000           -
6535098963   20311001      360        6,012.94    20011101       359       891,786.28   699     1,190,000    1,190,000
6535335639   20311101      360        2,661.22    20011201       360       400,000.00   689       500,000           -
6538179794   20311101      360        4,033.55    20011201       360       614,000.00   716       955,000           -
6538472645   20311001      360        3,146.47    20011101       359       449,666.03   647       600,000           -
6538540847   20311001      360        4,429.93    20011101       359       682,411.95   793       945,000      933,000
6538904324   20311101      360        2,196.27    20011201       360       343,000.00   733       475,000           -
6539361052   20311101      360        2,728.71    20011201       360       400,000.00   793       525,000           -
6540628457   20311001      360        2,358.02    20011101       359       349,720.11   755       590,000           -
6541259567   20311101      360        2,049.14    20011201       360       308,000.00   750       390,090      385,000
6541545148   20311101      360        3,752.31    20011201       360       564,000.00   734       705,000      705,000
6541850274   20311001      360        5,593.72    20011101       359       799,406.28   783     1,100,000    1,100,000
6543053521   20311101      360        4,729.89    20011201       360       720,000.00   660     1,200,000           -
6548067088   20311101      360        2,767.66    20011201       360       416,000.00   703       520,000           -
6548502118   20311101      360        2,753.34    20011201       360       430,000.00   787       690,000           -
6550485715   20311101      360        2,128.97    20011201       360       320,000.00   734       455,000           -
6550657263   20311001      360        3,637.42    20011101       359       553,234.82   781       791,000      791,000
6552435296   20311001      360        3,038.98    20011201       359       439,665.19   752       550,000      550,000
6553225944   20311101      360        3,153.26    20011201       360       480,000.00   764       600,000      600,000
6556500228   20311101      360        2,035.83    20011201       360       306,000.00   752       340,000      340,000
6559837452   20311001      360        6,992.15    20011101       359       999,257.85   705     2,085,000           -
6560280445   20311101      360        2,646.29    20011201       360       408,000.00   724       540,000      510,000
6561482669   20311101      360        3,103.64    20011201       360       466,500.00   691       650,000           -
6561823532   20311001      360        3,585.99    20011101       359       518,804.93   628       649,000      649,000
6563990867   20311101      360        2,819.62    20011201       360       403,254.00   749       515,000           -
6565804868   20311001      360        3,613.11    20011101       359       549,537.93   787       931,000      930,849
6566804305   20311101      360        3,709.99    20011201       360       572,000.00   748       715,000      715,000
6570369105   20311101      360        2,176.87    20011201       360       327,200.00   679       410,000      409,000
6571445482   20311101      360        3,307.86    20011201       360       510,000.00   762       790,000           -
6572364062   20311101      360        2,162.50    20011201       360       317,000.00   785       450,000           -
6572447875   20311101      360        2,328.56    20011201       360       350,000.00   756       625,000           -
6574043326   20311101      360        2,839.52    20011201       360       426,800.00   765       534,500      533,507
6574725187   20311101      360        2,444.26    20011201       360       362,800.00   781       490,000      453,500
6575361784   20311001      360        2,496.33    20011101       359       379,680.75   814       485,000      475,000
6576152216   20311101      360        3,752.38    20011201       360       571,200.00   793       714,000      714,000
6577123653   20311101      360        2,522.61    20011201       360       384,000.00   770       480,000      480,000
6577162495   20311101      360        4,951.84    20011201       360       735,000.00   744     1,202,000           -
6579259737   20311101      360        2,661.22    20011201       360       400,000.00   762       542,000           -
6580833421   20311001      360        3,324.06    20011101       359       505,574.90   654       632,500      632,500
6581263560   20311101      360        2,371.49    20011201       360       352,000.00   709       440,500      440,006
6584046772   20311101      360        2,470.06    20011201       360       376,000.00   744       640,000           -
6584720194   20311101      360        2,560.14    20011201       360       380,000.00   791       750,000           -
6585135202   20311001      360        2,206.95    20011101       359       315,397.75   751       400,000      394,541
6586367366   20311001      360        2,205.82    20011101       359       331,278.22   731       350,000      349,000
6586962752   20311101      360        3,120.42    20011201       360       475,000.00   779       729,000           -
6588273224   20311001      360        2,182.42    20011101       359       319,670.43   754       405,000      399,900
6589269981   20311101      360        4,237.20    20011201       360       645,000.00   720       925,000           -
6590065964   20311001      360        2,155.68    20011101       359       315,753.49   714       395,000           -
6594499946   20311101      360        2,305.08    20011201       360       337,900.00   708       445,000           -
6594882083   20311101      360        4,062.53    20011201       360       603,000.00   743       803,000           -
6597148573   20311101      360        4,679.03    20011201       360       750,000.00   774       945,000      945,000
6597517926   20311101      360        4,261.27    20011201       360       632,500.00   694       792,500      792,500
6599145254   20311101      360        2,122.22    20011201       360       327,200.00   687       409,000           -
6599562383   20311101      360        3,625.90    20011201       360       545,000.00   766       800,000           -
6602586379   20311001      360        2,332.10    20011101       359       354,701.75   785       610,000           -
6603719482   20311101      360        4,207.63    20011201       360       640,500.00   772       925,000           -
6604317856   20311101      360        3,368.60    20011201       360       500,000.00   782       700,000      690,000
6604665080   20311101      360        2,673.71    20011201       360       407,000.00   733       875,000           -
6604896529   20311001      360        2,368.48    20011101       359       355,708.19   655       452,000      445,000
6604943792   20311101      360        2,036.48    20011201       360       310,000.00   717       457,500           -
6609756835   20311001      360        5,962.95    20011101       359       884,372.21   722     1,200,000    1,106,350
6611086205   20311101      360        2,865.15    20011201       360       420,000.00   740       525,000      525,000
6611381374   20311101      360        3,373.09    20011201       360       507,000.00   689       720,000           -
6613146965   20311101      360        2,535.64    20011201       360       396,000.00   711       500,000      495,000
6613297610   20311001      360        4,190.53    20011101       359       621,502.60   790       789,000      777,500
6613750816   20311001      360        2,415.05    20011101       359       362,702.45   789       550,000           -
6615119259   20311101      360        2,233.56    20011201       360       340,000.00   787       600,000           -
6616634652   20311101      360        2,980.56    20011201       360       448,000.00   747       647,000           -
6617698359   20311101      360        2,595.53    20011201       360       395,100.00   691       439,000      459,000
6622142252   20311101      360        3,632.15    20011201       360       560,000.00   778       718,000      717,500
6622990346   20311101      360        2,430.64    20011201       360       370,000.00   729       590,000           -
6625304149   20311001      360        2,594.68    20011101       359       389,680.32   731       560,000           -
6626206442   20311001      360        3,072.16    20011101       359       455,635.34   753       570,000      570,000
6626525486   20311101      360        3,274.45    20011201       360       480,000.00   719       690,000           -
6627423434   20311101      360        2,324.33    20011201       360       345,000.00   742       445,000           -
6627467761   20311101      360        6,486.70    20011201       360       975,000.00   704     1,300,000           -
6631411599   20311001      360        2,860.81    20011101       359       429,647.52   755       810,000      810,000
6631497911   20311001      360        2,228.77    20011101       359       334,725.40   767       386,111      372,391
6635065219   20311101      360        2,274.48    20011201       360       337,600.00   693       422,000      422,000
6635675991   20311101      360        2,694.88    20011201       360       400,000.00   720       500,000      500,000
6635754515   20311101      360        2,831.64    20011201       360       425,616.00   681       540,000           -
6636346238   20311101      360        2,971.10    20011201       360       441,000.00   739       572,000           -
6640689904   20311001      360        2,048.11    20011101       359       303,756.89   688       380,000           -
6640706526   20311101      360        3,889.89    20011201       360       607,500.00   746       875,000           -
6642205709   20311101      360        2,464.03    20011201       360       361,200.00   692       485,000           -
6643504274   20311001      360        2,545.14    20011101       359       365,783.85   724       550,000           -
6645287639   20311101      360        4,254.81    20011201       360       656,000.00   750       833,000      833,000
6647423299   20311001      360        2,760.40    20011101       359       389,717.73   757       575,000      520,000
6647728556   20311001      360        2,455.84    20011101       359       359,719.16   683       450,000           -
6648940762   20311101      360        2,204.75    20011201       360       327,250.00   720       412,000      409,105
6650192682   20311001      360        4,945.78    20011101       359       724,434.43   622     1,350,000           -
6655638523   20311101      360        2,070.33    20011201       360       319,200.00   783       399,000      399,000
6656455430   20311101      360        2,616.15    20011201       360       383,500.00   764       480,000           -
6657010580   20311001      360        4,086.17    20011101       359       629,457.58   788       900,000           -
6660650620   20311001      360        5,500.12    20011101       359       847,269.88   796     1,300,000    1,185,000
6661837754   20311001      360        6,821.77    20011101       359       999,219.90   695     1,350,000           -
6664503841   20311101      360        3,150.21    20011201       360       473,088.91   732       754,000           -
6664660138   20311001      360        2,741.05    20011101       359       411,662.28   798       590,000      587,000
6665574502   20311101      360        2,334.96    20011201       360       360,000.00   735       500,000           -
6666218349   20311101      360        3,107.28    20011201       360       473,000.00   788       600,000           -
6667212754   20311101      360        2,273.68    20011201       360       341,750.00   691       470,000           -
6668320325   20311101      360        3,826.73    20011201       360       590,000.00   746     1,525,000           -
6669881549   20311101      360        2,927.34    20011201       360       440,000.00   782       550,000           -
6671329859   20311001      360        2,064.86    20011101       359       314,055.93   757       470,000      392,900
6675209784   20311001      360        2,785.36    20011101       359       434,616.20   782       750,000           -
6676713271   20311101      360        2,644.14    20011201       360       402,500.00   712       550,000           -
6676990234   20311001      360        1,970.79    20011101       359       299,747.96   785       375,000      375,000
6678832244   20311101      360        3,503.34    20011201       360       520,000.00   718       700,000           -
6680253702   20311101      360        2,884.09    20011201       360       433,500.00   762       680,000           -
6681118755   20311101      360        2,212.54    20011201       360       336,800.00   744       422,000      421,000
6683320169   20311101      360        2,208.81    20011201       360       332,000.00   665       415,000      415,000
6685095892   20311101      360        3,470.00    20011201       360       535,000.00   702       840,000           -
6685871656   20311101      360        2,728.71    20011201       360       400,000.00   776       695,000      691,000
6685888890   20311001      360        2,251.19    20011101       359       329,742.56   702       825,000           -
6686255032   20311001      360        2,728.71    20011101       359       399,687.96   709       646,000      644,000
6688303632   20311101      360        2,208.81    20011201       360       332,000.00   691       415,000           -
6693809417   20311001      360        2,241.09    20011101       359       349,691.20   786       700,000      700,000
6694009066   20311101      360        2,309.01    20011201       360       356,000.00   783       510,000           -
6695029766   20311001      360        4,989.77    20011201       359       749,385.23   734     1,150,000           -
6695044120   20311101      360        2,528.15    20011201       360       380,000.00   763       500,000      490,616
6695466190   20311101      360        4,204.35    20011201       360       640,000.00   790     1,100,000           -
6695851722   20311101      360        6,403.11    20011201       360     1,000,000.00   804     1,380,000    1,380,000
6696784401   20311001      360        3,286.60    20011101       359       493,595.07   708       640,000           -
6699748163   20311101      360        2,075.52    20011201       360       320,000.00   709       460,000           -
6700908376   20311101      360        1,955.99    20011201       360       294,000.00   700       590,000           -
6701983022   20311001      360        2,417.37    20011101       359       349,733.67   763       471,500      450,000
6702601094   20311101      360        2,015.85    20011201       360       310,800.00   792       580,000           -
6704243341   20311101      360        2,365.45    20011201       360       346,750.00   687       365,000      365,000
6705983374   20311001      360        6,737.19    20011101       359       999,200.31   739     1,265,000    1,250,000
6706291512   20311101      360        3,132.73    20011201       360       483,000.00   759       705,000           -
6707645252   20311101      360        2,428.55    20011201       360       356,000.00   775       445,000      445,000
6708150872   20311001      360        2,892.43    20011201       359       423,669.24   785       530,000      530,000
6709027947   20311101      360        2,464.68    20011201       360       380,000.00   643       475,000      475,000
6710327211   20311101      360        2,216.48    20011201       360       337,400.00   772       482,000           -
6710778512   20311001      360        2,430.16    20011101       359       364,970.58   752       457,000      456,598
6711380458   20311101      360        3,837.07    20011201       360       599,250.00   635       799,000      799,000
6711477015   20311101      360        2,182.85    20011201       360       324,000.00   763       421,000      405,000
6712818639   20311101      360        2,647.43    20011201       360       403,000.00   686       505,000           -
6713282744   20311101      360        2,811.66    20011201       360       428,000.00   723       535,000           -
6715591464   20311101      360        4,158.15    20011201       360       625,000.00   742     1,250,000           -
6716730897   20311101      360        4,598.51    20011201       360       700,000.00   776       900,000      900,000
6717513987   20311101      360        2,964.37    20011201       360       440,000.00   780       550,000      550,000
6721652573   20311101      360        3,359.78    20011201       360       505,000.00   756       950,000           -
6722758627   20311001      360        4,082.30    20011101       359       613,097.03   716       767,000      767,000
6723954571   20311001      360        3,146.72    20011101       359       455,253.32   766       569,500           -
6726170993   20311001      360        3,720.85    20011101       359       565,924.15   744       708,000           -
6726638767   20311101      360        2,043.09    20011201       360       315,000.00   769       525,000           -
6726977132   20311001      360        5,688.34    20011201       359       854,299.16   754     1,140,000    1,140,000
6728853299   20311101      360        2,246.22    20011201       360       350,800.00   719       438,550      438,503
6729640414   20311101      360        2,417.50    20011201       360       368,000.00   723       460,000      460,000
6731998107   20311101      360        2,932.80    20011201       360       464,000.00   779       580,000      580,000
6735742402   20311101      360        1,941.91    20011201       360       299,400.00   704       375,000           -
6737602257   20311101      360        2,398.44    20011201       360       356,000.00   684       445,000           -
6738682779   20311001      360        2,149.17    20011101       359       318,744.89   805       524,500      524,088
6738987749   20311001      360        2,430.64    20011101       359       369,689.15   795       635,000      635,000
6740212508   20311101      360        5,450.59    20011201       360       799,000.00   733     1,075,000           -
6746509840   20311101      360        3,013.83    20011201       360       453,000.00   759       940,000           -
6747774500   20311001      360        2,095.71    20011101       359       314,741.79   775       450,000           -
6751800084   20311101      360        2,927.34    20011201       360       440,000.00   749       555,000      550,000
6752624624   20311101      360        2,085.83    20011201       360       330,000.00   784       885,000           -
6755925184   20311101      360        3,891.59    20011201       360       600,000.00   752     1,100,000    1,100,000
6758925801   20311101      360        2,528.15    20011201       360       380,000.00   765       475,000      475,000
6759165183   20311001      360        2,590.04    20011101       359       374,714.65   745       645,000           -
6759325555   20311001      360        4,538.70    20011101       359       681,640.80   724       870,000      852,802
6759937649   20311001      360        2,328.56    20011201       359       349,713.11   786       750,000           -
6760094547   20311101      360        2,594.40    20011201       360       400,000.00   718       650,000           -
6760446002   20311101      360        2,755.51    20011201       360       409,000.00   745       540,000           -
6761063350   20311001      360        3,033.78    20011101       359       455,626.22   783       595,000      570,000
6762773064   20311001      360        2,527.80    20011101       359       374,899.95   696       469,000      469,000
6762908108   20311001      360        2,299.26    20011101       359       349,705.95   726       500,000           -
6764274525   20311101      360        2,370.15    20011201       360       356,250.00   689       480,000           -
6766212317   20311001      360        2,278.54    20011101       359       329,648.97   694       440,000           -
6766954306   20311101      360        4,434.15    20011201       360       650,000.00   736     1,500,000           -
6768194232   20311001      360        2,727.85    20011101       359       409,679.91   778       822,500      822,500
6769651461   20311101      360        2,779.09    20011201       360       412,500.00   730       550,000           -
6769702512   20311101      360        3,393.05    20011201       360       510,000.00   690       800,000           -
6770179197   20311101      360        2,075.00    20011201       360       319,920.00   786       401,000      399,900
6774220658   20311001      360        2,475.31    20011101       359       376,483.44   767       471,000      471,000
6774626748   20311101      360        2,694.88    20011201       360       400,000.00   695       525,000           -
6776060706   20311101      360        2,396.58    20011201       360       369,500.00   774       580,000      569,500
6777542934   20311101      360        5,875.33    20011201       360       905,850.00   704     1,750,000           -
6779308227   20311101      360        4,828.43    20011201       360       735,000.00   782     1,200,000           -
6780841828   20311101      360        2,691.69    20011201       360       415,000.00   770       975,000      975,000
6781585093   20311101      360        2,044.37    20011201       360       311,200.00   737       390,000      389,000
6785933307   20311001      360        2,117.43    20011101       359       334,697.15   711       435,000      435,000
6786001484   20311001      360        2,691.15    20011101       359       404,168.43   744       525,000           -
6786879509   20311101      360        3,153.26    20011201       360       480,000.00   792       673,000      672,500
6788087424   20311101      360        2,266.41    20011201       360       345,000.00   801       515,000      515,000
6788877881   20311001      360        2,501.54    20011101       359       375,691.79   746       485,000      470,000
6791206326   20311101      360        2,698.17    20011201       360       416,000.00   695     1,050,000           -
6792700749   20311101      360        4,237.20    20011201       360       645,000.00   728       950,000           -
6794829694   20311001      360        2,062.44    20011101       359       309,745.89   743       416,000           -
6795481255   20311101      360        2,212.54    20011201       360       336,800.00   711       421,000           -
6798752124   20311001      360        2,023.35    20011101       359       307,741.23   754       385,000      385,000
6799281206   20311101      360        2,526.45    20011201       360       375,000.00   707       500,000           -
6799487878   20311001      360        3,825.49    20011101       359       574,528.68   767       955,000           -
6802123965   20311001      360        2,627.72    20011101       359       399,663.95   733       505,000           -
6802611936   20311001      360        3,076.55    20011101       359       439,673.45   714       550,000           -
6802935012   20311001      360        2,874.07    20011101       359       437,132.44   764       630,000      625,000
6807173221   20311001      360        3,695.01    20011101       359       541,227.46   735       678,000      677,064
6807233694   20311101      360        3,760.92    20011201       360       572,500.00   671       763,000      762,500
6808119363   20311001      360        6,719.44    20011101       359       984,231.60   766     1,560,000           -
6809113175   20211001      240        3,153.61    20011101       239       398,257.02   707       525,000           -
6811288577   20311101      360        2,561.97    20011201       360       395,000.00   747       498,000           -
6813374011   20311101      360        4,989.77    20011201       360       750,000.00   730     2,100,000           -
6814641608   20311101      360        2,554.77    20011201       360       384,000.00   780       666,000           -
6815844748   20311101      360        5,588.55    20011201       360       840,000.00   724     1,200,000           -
6816490723   20311001      360        1,970.79    20011201       359       299,747.96   760       375,000      375,000
6820732367   20311001      360        5,244.11    20011101       359       749,443.39   714       975,000      975,000
6822610595   20311001      360        2,597.11    20011101       359       405,242.14   712       524,000      507,000
6823804866   20311001      360        2,086.46    20011101       359       298,178.54   763       373,000      373,000
6826233006   20311001      360        2,072.03    20011101       359       299,771.72   746       375,000           -
6826709260   20311101      360        2,574.73    20011201       360       387,000.00   627       570,000           -
6827013100   20311101      360        4,391.00    20011201       360       660,000.00   744       900,000      900,000
6827964690   20311101      360        2,417.24    20011201       360       367,960.00   790       459,950      459,950
6830278930   20311001      360        4,271.25    20011101       359       641,473.75   711       944,000           -
6832415639   20311101      360        4,215.89    20011201       360       650,000.00   729     1,073,000    1,072,500
6832664020   20311001      360        2,237.67    20011101       359       344,702.96   781       620,000      620,000
6832718974   20311101      360        2,564.99    20011201       360       376,000.00   669       470,000           -
6839860936   20311001      360        4,215.89    20011101       359       649,440.36   724       930,000           -
6841302208   20311101      360        2,463.49    20011201       360       375,000.00   744       729,000           -
6843124303   20311101      360        2,109.01    20011201       360       317,000.00   769       405,000           -
6843749570   20311101      360        2,611.38    20011201       360       382,800.00   750       480,000      478,586
6847935647   20311101      360        2,446.11    20011201       360       387,000.00   742       619,000           -
6848520885   20311101      360        2,228.29    20011201       360       348,000.00   733       435,000           -
6851409232   20311101      360        2,021.16    20011201       360       300,000.00   773       550,000           -
6852179164   20311101      360        2,325.68    20011201       360       345,200.00   694       431,500           -
6853343900   20311101      360        2,863.31    20011201       360       425,000.00   702       715,000           -
6853559059   20311001      360        2,128.45    20011101       359       323,727.80   734       405,000      405,000
6853721238   20311101      360        3,079.36    20011201       360       468,750.00   635       625,000           -
6853737598   20311101      360        3,337.20    20011201       360       508,000.00   761       635,000      635,000
6853917711   20311101      360        2,661.22    20011201       360       400,000.00   748     1,230,000           -
6854127393   20311101      360        2,254.66    20011201       360       338,891.00   760       800,000           -
6855596331   20311101      360        2,181.01    20011201       360       332,000.00   685       415,000      415,000
6856582496   20311101      360        2,183.53    20011201       360       324,100.00   760       415,000           -
6857349549   20311001      360        2,015.29    20011101       359       295,189.54   777       376,000      369,275
6859017565   20311101      360        2,266.41    20011201       360       345,000.00   738       560,000      560,000
6859615582   20311001      360        3,368.60    20011101       359       499,600.15   770     1,500,000    1,452,320
6860026456   20311101      360        2,128.97    20011201       360       320,000.00   796       440,000      400,000
6860275830   20311001      360        2,627.72    20011101       359       399,663.95   747       500,000           -
6860714010   20311001      360        2,661.22    20011101       359       399,672.11   761       580,000      580,000
6864327900   20311101      360        2,554.77    20011201       360       384,000.00   789       615,000           -
6865934852   20311101      360        2,437.67    20011201       360       366,400.00   728       458,000      458,000
6867014448   20311101      360        2,825.30    20011201       360       435,600.00   733       545,000      544,500
6869435708   20311101      360        4,075.80    20011201       360       628,400.00   752       789,000      785,500
6870380729   20311101      360        5,262.00    20011201       360       801,000.00   749     1,100,000           -
6871875578   20311101      360        2,262.03    20011201       360       340,000.00   754       430,000      425,000
6872421158   20311101      360        3,683.76    20011201       360       540,000.00   745       814,000           -
6873734401   20311001      360        2,389.77    20011101       359       358,905.56   792       449,000      449,000
6877484615   20311101      360        3,852.68    20011201       360       594,000.00   806     1,002,000           -
6877802691   20311101      360        3,455.45    20011201       360       526,000.00   773       910,000           -
6878832945   20311101      360        2,283.02    20011201       360       343,154.00   702       430,000           -
6879223573   20311001      360        2,226.99    20011101       359       338,715.20   795       643,000           -
6882222331   20311101      360        2,177.79    20011201       360       340,114.00   681       550,000           -
6884001543   20311101      360        4,551.21    20011201       360       692,800.00   758       866,000      866,000
6885571759   20311101      360        2,435.01    20011201       360       366,000.00   733       485,000           -
6885685211   20311101      360        2,217.07    20011201       360       321,000.00   689       338,000      338,085
6886251377   20311101      360        4,802.34    20011201       360       750,000.00   771     1,189,000    1,189,000
6886861597   20311001      360        2,319.40    20011101       359       339,734.77   669       707,000           -
6887568100   20311101      360        1,970.79    20011201       360       300,000.00   769       895,000      895,000
6891202639   20311101      360        2,463.22    20011201       360       370,240.00   725       463,000      462,800
6893058393   20311001      360        2,346.69    20011101       359       343,731.64   654       430,000      430,000
6894044111   20311001      360        3,255.97    20011101       359       501,567.78   793       944,000           -
6894292066   20311101      360        4,324.47    20011201       360       650,000.00   775     2,850,000           -
6897694037   20311101      360        3,015.99    20011201       360       465,000.00   721       650,000           -
6899149287   20311101      360        2,659.26    20011201       360       410,000.00   690       725,000           -
6904837371   20311001      360        6,651.22    20011101       359       974,239.41   767     1,300,000           -
6905675879   20311101      360        2,430.64    20011201       360       370,000.00   768       680,000           -
6906603342   20311101      360        4,717.41    20011201       360       718,100.00   765     1,700,000           -
6907929183   20311001      360        3,179.54    20011101       359       483,593.38   757       605,000      605,000
6907951500   20311001      360        2,964.65    20011101       359       462,591.50   699       742,600           -
6911561527   20311101      360        2,081.07    20011201       360       312,800.00   795       660,000           -
6912026009   20311001      360        6,200.62    20011101       359       931,236.05   799     2,200,000           -
6912429559   20311101      360        1,990.50    20011201       360       303,000.00   788       472,000           -
6912484125   20311101      360        3,209.92    20011201       360       464,750.00   748       715,000      715,000
6912810907   20311101      360        2,412.79    20011201       360       372,000.00   757       620,000           -
6913009368   20311001      360        2,798.52    20011101       359       425,642.11   800       675,000           -
6913301559   20311101      360        2,995.60    20011201       360       456,000.00   737       590,000      570,000
6914246894   20311101      360        1,986.52    20011201       360       302,395.00   713       425,000           -
6915778127   20311001      360        2,085.25    20011101       359       321,223.19   714       405,000      401,955
6916383513   20311101      360        3,654.93    20011201       360       542,500.00   750       775,000           -
6917956143   20311001      360        2,334.96    20011101       359       359,690.04   656       450,000      450,000
6923156357   20311101      360        2,756.55    20011201       360       425,000.00   767       840,000           -
6923940388   20311001      360        2,234.34    20011101       359       323,253.84   754       602,000           -
6925082148   20311001      360        2,661.22    20011101       359       399,672.11   766       886,000      885,000
6930667941   20311101      360        3,735.93    20011201       360       576,000.00   781       720,000      720,000
6932249045   20311101      360        3,885.37    20011201       360       584,000.00   718       730,000      730,000
6933182526   20311001      360        2,270.02    20011101       359       340,920.31   729       430,000      426,500
6935013778   20311101      360        2,827.54    20011201       360       425,000.00   766       725,000      715,622
6936064432   20311001      360        2,424.27    20011101       359       350,732.92   727       600,000           -
6937976030   20311001      360        2,438.73    20011101       359       375,676.27   736       485,000      470,000
6938115570   20311101      360        3,581.43    20011201       360       525,000.00   797       750,000           -
6939126949   20311101      360        2,315.26    20011201       360       348,000.00   679       435,000           -
6940922658   20311001      360        3,572.68    20011101       359       536,559.82   697       968,000           -
6942222115   20311001      360        4,099.24    20011101       359       623,475.76   784       780,000      780,000
6945776679   20311101      360        3,729.44    20011201       360       575,000.00   797       930,000           -
6946215388   20311001      360        2,687.78    20011101       359       393,692.64   720     1,250,000           -
6946496186   20311101      360        1,949.11    20011201       360       296,700.00   713       535,000           -
6946862478   20311101      360        2,132.18    20011201       360       304,938.00   782       432,000      381,173
6949876020   20311101      360        4,926.97    20011201       360       750,000.00   770       985,000      985,000
6950341666   20311001      360        3,492.84    20011101       359       524,569.66   773       700,000           -
6951773826   20311001      360        2,155.59    20011101       359       323,734.41   782       406,000      405,000
6955229775   20311101      360        1,821.71    20011201       360       292,000.00   793       380,000      365,000
6955272510   20311101      360        3,586.75    20011201       360       553,000.00   723       790,000           -
6955444119   20311101      360        2,292.12    20011201       360       336,000.00   797       420,000           -
6956577388   20311001      360        3,559.37    20011101       359       534,561.46   638       790,000           -
6957196378   20311101      360        2,775.44    20011201       360       417,169.00   722       665,000           -
6957525816   20311001      360        2,438.73    20011101       359       375,676.27   714       475,000      470,000
6962017437   20311101      360        3,658.10    20011201       360       564,000.00   777       705,000      705,000
6966679059   20311101      360        2,561.25    20011201       360       400,000.00   782       530,000      512,765
6967597169   20311001      360        2,262.03    20011101       359       339,721.30   682       680,000           -
6969087466   20311101      360        2,022.52    20011201       360       304,000.00   707       380,000           -
6969158234   20311001      360        2,508.20    20011101       359       376,690.97   626       770,000           -
6972753286   20311101      360        2,342.61    20011201       360       356,600.00   782       850,000           -
6972861857   20311101      360        1,957.65    20011201       360       298,000.00   716       485,000           -
6973900969   20311101      360        4,802.34    20011201       360       750,000.00   780     1,200,000      988,396
6974215151   20311101      360        6,320.69    20011201       360     1,000,000.00   774     2,000,000           -
6974680008   20311101      360        3,852.11    20011201       360       579,000.00   776     2,100,000           -
6977879334   20311101      360        2,283.32    20011201       360       343,200.00   675       430,000      429,000
6978190707   20311001      360        3,618.44    20011101       359       517,115.94   739       725,000           -
6979674485   20311001      360        3,368.60    20011101       359       499,600.15   715       750,000           -
6979944037   20311101      360        4,926.97    20011201       360       750,000.00   783     1,000,000    1,048,419
6982538156   20311101      360        3,472.28    20011201       360       509,000.00   680       750,000           -
6983210748   20311001      360        3,368.60    20011101       359       499,600.15   737       640,000      625,000
6984694569   20311001      360        4,042.32    20011101       359       599,520.18   764     1,385,000           -
6985484846   20311101      360        4,281.49    20011201       360       635,500.00   789       943,000           -
6985711339   20311101      360        4,989.77    20011201       360       750,000.00   762     1,250,000           -
6986659578   20311001      360        5,082.92    20011101       359       763,373.75   674     1,030,000           -
6986790316   20311101      360        2,182.20    20011201       360       328,000.00   633       425,000           -
6989198731   20311101      360        2,554.77    20011201       360       384,000.00   760       735,000           -
6990345008   20311101      360        2,417.67    20011201       360       382,500.00   775       510,000           -
6991002418   20311101      360        3,841.87    20011201       360       600,000.00   762       750,000      750,000
6991582195   20311101      360        2,441.67    20011201       360       367,000.00   759       460,000           -
6992597747   20311001      360        3,043.76    20011101       359       457,124.99   755       588,000      587,500
6992631975   20311101      360        3,541.07    20011201       360       525,600.00   674       657,000           -
6994838453   20311101      360        2,381.79    20011201       360       358,000.00   782       480,000           -
6994865621   20311001      360        2,262.03    20011101       359       339,721.30   788       495,000           -
6997290678   20311101      360        3,243.06    20011201       360       500,010.00   722     1,050,000    1,050,000
6999910307   20311101      360        2,209.80    20011201       360       328,000.00   765       410,000           -

                                                                                 LOAN COUNT:                       761
                                                                                 SCHEDULED PB:          350,068,492.19
                                                                                 INTEREST RATE W/A:              6.993
                                                                                 UNPAID PB W/A:             460,011.16
                                                                                 REMAINING TERM W/A:               359

                                 EXHIBIT D-2

                       LOAN GROUP 2 MORTGAGE LOAN SCHEDULE



BANK OF AMERICA MORTGAGE
BOAMS 2001-11
GROUP 2
MORTGAGE SCHEDULE

LOAN            PROPERTY                    LOAN                 DOC              ORIG      ORIGINAL    INTEREST  1ST PAYMENT
NUMBER          TYPE            OCCUPANCY   PURPOSE              TYPE             LTV          PB         RATE       DATE
------------------------------------------------------------------------------------------------------------------------------
6763186134      Single Family   Primary     Purchase             Rapid            74.990      998,156    7.000     20011201
6765337081      Single Family   Primary     Purchase             Rapid            62.130      320,000    6.875     20011201
6765873309      PUD             Primary     Refinance            Rapid            48.890      420,500    6.875     20011101
6771129019      Single Family   Primary     Cash-out Refinance   Rapid            55.290      323,500    7.125     20011101
6774188178      Single Family   Primary     Cash-out Refinance   Rapid            61.910      452,000    7.375     20011201
6778402971      Single Family   Primary     Refinance            Rapid            60.000      375,000    6.875     20011101
6780677156      PUD             Primary     Purchase             Rapid            80.000      340,184    7.000     20011201
6790243908      Single Family   Primary     Refinance            Rapid            79.770      355,000    7.125     20011201
6791345116      Single Family   Primary     Refinance            Rapid            57.430      425,000    7.000     20011101
6792262583      Single Family   Primary     Cash-out Refinance   Rapid            62.620      620,000    7.000     20011201
6794613882      Single Family   Primary     Refinance            Standard         76.150      396,000    7.000     20011101
6795040572      Condominium     Primary     Purchase             Standard         80.000      368,800    6.750     20011201
6795339396      Single Family   Primary     Purchase             Standard         80.000      468,000    6.750     20011201
6795812913      Single Family   Primary     Refinance            All Ready Home   61.610      647,000    7.000     20011201
6809081315      Single Family   Primary     Cash-out Refinance   Rapid            46.480      430,000    6.875     20011201
6813059885      Single Family   Primary     Cash-out Refinance   Standard         74.000      370,000    7.125     20011101
6814308208      PUD             Primary     Refinance            All Ready Home   73.750      413,000    6.625     20011201
6817050898      Single Family   Primary     Purchase             Rapid            80.000      664,000    6.750     20011201
6818835925      PUD             Primary     Refinance            Reduced          69.890      454,300    6.750     20011201
6819176113      Single Family   Primary     Purchase             Rapid            80.000      360,000    6.750     20011101
6823910606      Single Family   Primary     Purchase             Rapid            70.110      313,750    7.000     20011101
6824464561      Single Family   Secondary   Refinance            Rapid            62.810      424,000    6.875     20011201
6831618910      Single Family   Secondary   Refinance            Rapid            40.630      386,000    7.500     20011101
6832931908      Single Family   Primary     Refinance            Reduced          39.000      429,000    7.500     20011101
6833810549      Single Family   Primary     Cash-out Refinance   Standard         62.500      375,000    7.125     20011201
6834048800      Single Family   Primary     Refinance            Rapid            80.000      340,000    7.125     20011201
6834592542      Single Family   Primary     Cash-out Refinance   Rapid            64.760      388,562    6.875     20011201
6838694914      Single Family   Primary     Refinance            Standard         27.030      715,000    7.000     20011201
6839544290      PUD             Primary     Cash-out Refinance   Standard         72.910      350,000    7.000     20011201
6840338435      Single Family   Primary     Refinance            Rapid            64.250      514,000    6.750     20011201
6843669554      Single Family   Primary     Refinance            Standard         80.000      368,000    7.750     20011101
6847075535      Single Family   Secondary   Refinance            Rapid            76.000      380,000    7.000     20011201
6853876867      Single Family   Primary     Purchase             Rapid            50.000      450,000    6.750     20011201
6856066706      Single Family   Primary     Purchase             Standard         89.900      413,540    6.875     20011201
6857714981      PUD             Primary     Refinance            Standard         74.540      380,200    7.250     20011101
6866093476      PUD             Primary     Refinance            Rapid            67.520      395,000    7.250     20011201
6869946803      Single Family   Primary     Refinance            Rapid            78.400      345,000    7.125     20011201
6873442989      Single Family   Primary     Cash-out Refinance   Rapid            63.650      732,000    6.750     20011201
6873502816      PUD             Primary     Purchase             Rapid            79.990      434,550    7.000     20011101
6881848813      Single Family   Primary     Purchase             Rapid            80.000      356,000    7.250     20011101
6884511830      Single Family   Primary     Refinance            Standard         55.800      454,800    7.250     20011201
6886717674      Single Family   Primary     Cash-out Refinance   Standard         63.900      425,000    7.125     20011201
6887198635      Single Family   Primary     Refinance            Rapid            79.760      358,950    7.000     20011201
6889008626      Single Family   Primary     Refinance            Standard         79.250      428,000    7.125     20011101
6889817984      Two Family      Primary     Refinance            Standard         75.000      435,000    7.000     20011201
6889893357      PUD             Secondary   Purchase             Standard         74.010      999,250    6.875     20011201
6889917370      Single Family   Primary     Refinance            Rapid            27.400      342,550    6.875     20011201
6890858670      Condominium     Primary     Purchase             Rapid            60.000      600,000    6.625     20011201
6891179266      Single Family   Primary     Cash-out Refinance   Standard         43.830      800,000    6.875     20011201
6891309608      PUD             Primary     Purchase             Reduced          80.000      314,400    7.000     20011101
6893553567      Single Family   Primary     Cash-out Refinance   Rapid            74.600      470,000    7.250     20011201
6895846951      Single Family   Primary     Purchase             Rapid            80.000      339,200    6.625     20011201
6898665549      Single Family   Primary     Refinance            Rapid            66.400      425,000    7.000     20011201
6899468448      Single Family   Primary     Refinance            Rapid            52.190      428,000    6.750     20011201
6899626326      Single Family   Primary     Refinance            Rapid            71.490      597,000    7.125     20011201
6901705647      Single Family   Primary     Purchase             Rapid            50.810      310,000    6.750     20011201
6901861242      Single Family   Primary     Purchase             Standard         78.750      403,600    6.875     20011201
6906983215      Single Family   Primary     Purchase             Rapid            80.000      410,000    6.750     20011201
6914159501      PUD             Primary     Refinance            Standard         55.720      900,000    7.250     20011201
6914345050      PUD             Primary     Refinance            Standard         66.850      468,000    7.125     20011101
6915935156      Single Family   Primary     Cash-out Refinance   Standard         60.420      423,000    7.375     20011101
6921875495      Single Family   Primary     Purchase             Rapid            79.940      606,000    6.500     20011201
6926367118      Two Family      Primary     Cash-out Refinance   Standard         44.700      380,000    7.125     20011101
6933942374      Single Family   Primary     Refinance            Rapid            70.000      298,900    7.500     20011101
6939656341      Two Family      Primary     Refinance            Rapid            62.650      601,500    7.000     20011201
6940796821      PUD             Primary     Refinance            Rapid            59.600      450,000    7.125     20011101
6944139580      PUD             Primary     Cash-out Refinance   Rapid            67.140      470,000    7.250     20011101
6946581847      Single Family   Primary     Refinance            Rapid            78.140      695,500    7.125     20011101
6946764872      PUD             Primary     Refinance            Standard         70.000      490,000    7.375     20011201
6952415575      Single Family   Primary     Refinance            Standard         77.370      383,000    7.000     20011201
6965999730      PUD             Primary     Refinance            Rapid            64.430      491,000    6.750     20011201
6969723813      PUD             Primary     Refinance            All Ready Home   70.000      569,800    6.875     20011201
6977624169      Single Family   Primary     Refinance            All Ready Home   53.020      466,600    7.000     20011201
6978210273      PUD             Primary     Refinance            Standard         80.000      720,000    7.000     20011101
6978726955      Single Family   Primary     Cash-out Refinance   Standard         70.000      371,000    7.000     20011201
6982887231      Single Family   Primary     Cash-out Refinance   Rapid            53.840      350,000    7.000     20011101
6984366002      Single Family   Primary     Purchase             Standard         80.000      384,000    7.250     20011201
6987734842      Single Family   Primary     Cash-out Refinance   Standard         48.860      307,850    6.875     20011201
6988176613      Single Family   Primary     Cash-out Refinance   Standard         75.000      435,000    7.875     20011201
6988842370      Single Family   Primary     Cash-out Refinance   Reduced          52.220      470,000    7.000     20011201
6993069886      Single Family   Primary     Purchase             Standard         24.400      401,500    7.000     20011201
6993861431      Single Family   Primary     Cash-out Refinance   Rapid            64.700      330,000    7.000     20011101
6993949558      Single Family   Primary     Purchase             Reduced          80.000      400,000    6.625     20011201
6994988373      Single Family   Primary     Refinance            Rapid            50.610      414,000    6.750     20011201
6996743990      Single Family   Secondary   Cash-out Refinance   Rapid            44.340      439,000    7.500     20011101
0029012580      Single Family   Primary     Purchase             Reduced          80.000      440,000    8.000     20001101
0099143901      PUD             Primary     Cash-out Refinance   Standard         67.000      335,000    7.000     20011201
0099145898      PUD             Primary     Refinance            Standard         58.610      381,000    7.000     20011001
6000787744      Single Family   Primary     Refinance            Standard         62.570      438,000    7.000     20011101
6002551395      Single Family   Primary     Purchase             Rapid            70.000      462,000    6.750     20011201
6004982648      Single Family   Primary     Purchase             Rapid            80.000      460,000    7.375     20011101
6013847832      Single Family   Primary     Cash-out Refinance   Standard         35.760      465,000    7.250     20011201
6014993528      Single Family   Primary     Refinance            Rapid            75.000      405,000    7.000     20011201
6015445668      Single Family   Primary     Refinance            Rapid            78.880      568,000    7.125     20011101
6016499730      PUD             Primary     Cash-out Refinance   Standard         65.950      310,000    7.500     20011101
6017526515      Single Family   Primary     Purchase             Reduced          80.000      412,000    6.625     20011201
6017710440      Single Family   Primary     Refinance            Standard         69.880      307,500    7.000     20011101
6017885549      Condominium     Primary     Refinance            Rapid            77.030      303,500    6.750     20011101
6033375822      Single Family   Primary     Refinance            Rapid            30.700      614,000    7.000     20011201
6035361192      Single Family   Primary     Purchase             Rapid            80.000      388,000    7.000     20011201
6043462461      PUD             Primary     Refinance            Standard         52.830      568,000    7.000     20011201
6047545048      Single Family   Primary     Refinance            Standard         80.000      468,000    7.250     20011101
6050797296      Single Family   Primary     Refinance            Standard         64.830      389,000    7.375     20011201
6053544513      Condominium     Primary     Purchase             Reduced          80.000      292,000    6.625     20011101
6058618387      Single Family   Primary     Cash-out Refinance   Rapid            55.660      334,000    6.875     20011101
6065221886      Single Family   Primary     Purchase             Rapid            80.000      680,000    6.750     20011201
6073768266      PUD             Primary     Refinance            Standard         63.230      822,000    7.000     20011101
6074735447      Single Family   Primary     Refinance            Rapid            76.590      337,000    6.875     20011201
6076645339      Single Family   Primary     Refinance            Rapid            58.660      703,950    7.000     20011201
6077050182      Single Family   Primary     Cash-out Refinance   Rapid            75.000      431,250    7.375     20011201
6079982739      Condominium     Primary     Cash-out Refinance   Rapid            75.470      400,000    7.250     20011201
6085727813      Single Family   Primary     Purchase             Reduced          80.000      348,000    7.125     20011201
6087237290      Single Family   Primary     Cash-out Refinance   Rapid            38.000      342,000    7.250     20011101
6090531457      Single Family   Primary     Cash-out Refinance   Standard         46.660      350,000    6.875     20011201
6102623417      PUD             Primary     Purchase             Rapid            78.710      600,000    7.000     20011201
6106282996      Single Family   Primary     Purchase             Standard         75.000      994,500    7.125     20011101
6108281285      Single Family   Primary     Cash-out Refinance   Standard         78.940      375,000    7.000     20011201
6109634474      Single Family   Primary     Cash-out Refinance   Rapid            45.870      325,707    7.250     20011101
6114427773      Single Family   Primary     Refinance            Rapid            79.360      400,000    7.250     20011101
6118461273      PUD             Primary     Refinance            Rapid            80.000      512,000    7.375     20011101
6119853478      Single Family   Primary     Purchase             Rapid            80.000      328,000    6.875     20011101
6121715616      Single Family   Primary     Cash-out Refinance   Standard         60.960      442,000    6.875     20011201
6123813138      Single Family   Primary     Refinance            Rapid            64.240      376,500    7.125     20011201
6124053163      Single Family   Primary     Purchase             Rapid            80.000      516,800    6.875     20011201
6124963452      Condominium     Primary     Purchase             Rapid            80.000      312,000    6.875     20011201
6127937438      Single Family   Primary     Purchase             Rapid            56.790      585,000    6.625     20011201
6128013783      Single Family   Primary     Cash-out Refinance   Reduced          72.800      415,000    6.750     20011201
6128533707      Single Family   Primary     Purchase             Standard         80.000      400,000    6.875     20011201
6128589337      Condominium     Primary     Purchase             Standard         80.000      479,200    7.000     20011101
6129171887      PUD             Primary     Refinance            Rapid            68.200      635,000    7.125     20011101
6130113910      Single Family   Primary     Refinance            Rapid            80.000      324,000    7.000     20011101
6134943247      Single Family   Primary     Purchase             Reduced          80.000      500,000    7.125     20011101
6136878524      Single Family   Primary     Refinance            Standard         17.360      330,000    6.875     20011201
6137378573      Single Family   Primary     Refinance            Rapid            73.460      540,000    6.875     20011201
6144252530      Single Family   Primary     Cash-out Refinance   Reduced          80.000      352,000    7.000     20011201
6151495097      Condominium     Primary     Purchase             Rapid            75.000      390,000    6.750     20011201
6151650097      PUD             Primary     Refinance            Rapid            74.640      571,000    6.875     20011201
6157915411      Single Family   Secondary   Purchase             Rapid            76.470      650,000    6.875     20011201
6158488814      Single Family   Primary     Cash-out Refinance   Standard         80.000      332,000    6.750     20011201
6160646151      Single Family   Primary     Purchase             Standard         80.000      392,000    7.125     20011101
6163668053      Single Family   Primary     Cash-out Refinance   Rapid            56.640      375,000    7.000     20011101
6169271175      Single Family   Primary     Refinance            All Ready Home   77.060      420,000    7.375     20011201
6171525485      Single Family   Primary     Purchase             Rapid            80.000      336,000    7.000     20011201
6172333517      Single Family   Primary     Cash-out Refinance   Standard         48.290      425,000    6.875     20011101
6173626125      Single Family   Primary     Cash-out Refinance   Standard         71.450      443,000    6.750     20011201
6175225793      Single Family   Primary     Cash-out Refinance   Standard         76.590      360,000    7.500     20011101
6176931274      Single Family   Primary     Cash-out Refinance   Rapid            68.140      368,000    7.000     20011201
6184812573      Single Family   Primary     Purchase             Reduced          67.900      440,000    6.750     20011101
6186392244      Single Family   Primary     Purchase             Rapid            79.990      544,250    6.875     20011201
6186811102      Single Family   Primary     Refinance            Standard         77.330      580,000    7.000     20011201
6186875834      PUD             Primary     Refinance            Rapid            79.260      650,000    7.000     20011201
6189124719      Condominium     Primary     Refinance            Reduced          80.000      420,000    7.000     20011201
6191701058      Single Family   Primary     Purchase             Rapid            80.000      464,000    6.875     20011201
6192046941      Single Family   Primary     Cash-out Refinance   Standard         66.370      375,000    6.750     20011201
6195114118      Single Family   Primary     Purchase             Rapid            79.990      430,750    6.750     20011201
6203073983      Single Family   Primary     Refinance            Reduced          61.200      459,000    7.125     20011201
6204630930      PUD             Primary     Purchase             Rapid            80.000      399,200    7.375     20011101
6212194176      Single Family   Primary     Refinance            Standard         65.000      312,000    7.375     20011101
6212559642      PUD             Primary     Refinance            Rapid            69.390      635,000    7.000     20011201
6214168194      Single Family   Primary     Cash-out Refinance   Standard         60.000      300,000    7.250     20011201
6215078681      Single Family   Primary     Refinance            Rapid            80.000      454,400    7.125     20011201
6218923008      Single Family   Primary     Purchase             Standard         89.970      332,000    7.625     20011101
6219332373      PUD             Primary     Purchase             Standard         79.990      334,000    6.750     20011201
6222960699      Single Family   Primary     Refinance            Rapid            73.790      399,950    7.125     20011201
6230993880      Single Family   Primary     Refinance            Rapid            80.000      336,000    7.375     20011201
6231947562      Single Family   Primary     Refinance            Reduced          72.850      510,000    6.875     20011101
6237645657      PUD             Primary     Cash-out Refinance   Rapid            70.000      336,000    7.000     20011201
6240169919      Two Family      Investor    Refinance            Standard         67.000      457,000    7.250     20011101
6240238888      Single Family   Primary     Purchase             Rapid            80.000      357,600    7.125     20011201
6245539280      PUD             Investor    Purchase             Standard         69.420      302,000    7.250     20011101
6257248242      Single Family   Primary     Cash-out Refinance   Rapid            75.000      352,500    7.125     20011201
6260331480      Single Family   Primary     Refinance            All Ready Home   56.370      389,000    6.750     20011201
6260349177      Single Family   Primary     Refinance            Standard         76.270      492,000    7.250     20011201
6263126333      Single Family   Primary     Refinance            Rapid            35.670      365,700    7.250     20011101
6264054922      PUD             Primary     Purchase             Standard         79.420      500,000    6.875     20011101
6264376242      Single Family   Primary     Refinance            Rapid            75.000      825,000    7.250     20011101
6269323074      PUD             Primary     Refinance            Rapid            54.940      934,000    7.125     20011201
6271377647      Single Family   Primary     Refinance            Rapid            69.670      540,000    6.875     20011201
6281928199      Single Family   Primary     Refinance            Standard         64.640      320,000    7.500     20011201
6286119323      Single Family   Primary     Refinance            Rapid            80.000      586,400    6.875     20011201
6289511898      Condominium     Primary     Purchase             Standard         78.940      750,000    6.750     20011201
6290923991      Single Family   Investor    Purchase             Standard         76.330      300,000    7.000     20011201
6291518949      Condominium     Primary     Refinance            All Ready Home   66.420      372,000    7.000     20011201
6297833177      Single Family   Primary     Refinance            Reduced          63.630      350,000    6.625     20011201
6299120128      Single Family   Primary     Refinance            Rapid            76.080      471,740    7.125     20011201
6300268643      Single Family   Secondary   Purchase             Rapid            80.000      472,000    6.875     20011201
6311379280      Single Family   Primary     Purchase             Standard         73.950      796,400    6.625     20011101
6313238278      High-Rise Condo Primary     Purchase             Reduced          80.000      433,600    7.250     20011201
6322073096      Single Family   Primary     Purchase             Standard         80.000      316,000    6.875     20011201
6322827491      Single Family   Primary     Refinance            Standard         55.550      360,000    7.375     20011201
6328099764      Single Family   Investor    Refinance            Standard         69.900      335,541    7.000     20011201
6330316859      Single Family   Primary     Purchase             Standard         80.000      420,000    6.875     20011101
6330713592      Single Family   Primary     Cash-out Refinance   Standard         61.250      490,000    7.250     20011101
6331674439      Single Family   Primary     Refinance            Rapid            79.630      434,000    7.125     20011201
6337965104      Single Family   Primary     Refinance            Standard         75.300      719,200    7.250     20011101
6341792080      Single Family   Primary     Refinance            Standard         50.550      455,000    7.125     20011201
6349193216      Single Family   Primary     Refinance            Standard         80.000      560,000    7.125     20011101
6353478180      Condominium     Investor    Purchase             Standard         64.940      378,000    7.000     20011201
6363913697      Single Family   Primary     Refinance            Rapid            56.520      650,000    7.000     20011201
6368640659      Single Family   Primary     Purchase             Reduced          80.000      560,000    7.000     20011201
6368928633      Single Family   Primary     Cash-out Refinance   Rapid            52.140      365,000    7.000     20011101
6375023899      Single Family   Primary     Refinance            Rapid            34.700      295,000    6.750     20011201
6375604730      Single Family   Primary     Cash-out Refinance   Reduced          45.710      400,000    7.500     20011101
6376460728      Single Family   Primary     Cash-out Refinance   Standard         60.860      700,000    7.125     20011101
6378383316      Single Family   Primary     Purchase             Rapid            80.000      370,545    7.250     20011201
6378584558      Single Family   Primary     Purchase             Rapid            80.000      348,000    7.000     20011201
6379894279      Two Family      Primary     Refinance            Standard         58.820    1,000,000    6.875     20011201
6384918766      PUD             Primary     Refinance            Reduced          67.800      417,000    7.625     20011101
6385140865      Single Family   Primary     Purchase             Rapid            66.370      375,000    6.875     20011201
6385493041      Single Family   Primary     Purchase             Standard         80.000      326,400    7.125     20011101
6388492313      Single Family   Primary     Refinance            Standard         68.700      350,400    7.000     20011101
6392807084      PUD             Primary     Cash-out Refinance   Standard         42.550    1,000,000    7.125     20011201
6393267080      Single Family   Primary     Cash-out Refinance   Reduced          60.740      410,000    7.000     20011101
6395785824      Single Family   Primary     Refinance            Standard         80.000      552,000    7.000     20011101
6396158625      Single Family   Primary     Purchase             Rapid            80.000      600,000    7.250     20011101
6400559115      PUD             Primary     Cash-out Refinance   Standard         75.000      417,000    7.000     20011201
6406585767      Single Family   Primary     Cash-out Refinance   Standard         57.500      575,000    6.875     20011201
6421761674      Single Family   Primary     Purchase             Rapid            80.000      314,000    7.125     20011101
6422053030      Single Family   Primary     Cash-out Refinance   Standard         70.000      637,000    7.000     20011201
6422423324      Condominium     Primary     Refinance            Rapid            65.320      405,000    7.000     20011201
6422520681      PUD             Primary     Refinance            Reduced          73.640      352,000    7.250     20011101
6425404529      Single Family   Primary     Refinance            Rapid            72.000      360,000    7.375     20011101
6426909773      Single Family   Primary     Refinance            Rapid            70.270      520,000    6.750     20011201
6430229432      Single Family   Primary     Purchase             Rapid            80.000      400,000    6.750     20011201
6433933188      Two Family      Primary     Cash-out Refinance   Standard         66.900      475,000    6.750     20011101
6443371270      PUD             Primary     Cash-out Refinance   Rapid            62.800      380,000    6.875     20011201
6457980420      PUD             Primary     Cash-out Refinance   Rapid            64.280      450,000    7.000     20011201
6462324069      Two Family      Investor    Refinance            Standard         73.070      475,000    7.375     20011201
6463143310      Single Family   Primary     Purchase             Standard         80.000      508,000    6.625     20011201
6463838349      Single Family   Primary     Refinance            Rapid            66.250      489,600    6.625     20011201
6464209334      Single Family   Primary     Cash-out Refinance   Standard         54.940      296,717    7.000     20011201
6464273926      Single Family   Primary     Refinance            All Ready Home   51.740      340,500    7.000     20011201
6464288098      Single Family   Primary     Refinance            Rapid            67.750      725,000    7.250     20011101
6467924210      Single Family   Primary     Refinance            Standard         80.000      516,000    7.250     20011201
6477117631      Condominium     Primary     Purchase             Rapid            67.340      400,000    6.750     20011201
6480682829      Single Family   Primary     Cash-out Refinance   Standard         74.410      320,000    7.250     20011201
6482269120      PUD             Primary     Refinance            Rapid            62.690      395,000    6.875     20011201
6484321093      Single Family   Primary     Purchase             Rapid            80.000      315,960    7.000     20011101
6490610117      PUD             Primary     Refinance            Standard         70.360      387,000    7.250     20011201
6494134023      PUD             Primary     Refinance            Rapid            65.740      772,500    6.875     20011201
6494475038      Single Family   Primary     Refinance            Standard         64.000      960,000    7.000     20011101
6496931236      Single Family   Primary     Cash-out Refinance   Rapid            76.190      400,000    7.250     20011101
6498355632      PUD             Primary     Purchase             Standard         80.000      568,000    7.250     20011101
6501122417      Single Family   Primary     Refinance            Rapid            57.340      381,344    7.000     20011201
6505060191      Single Family   Primary     Refinance            Rapid            72.050      508,000    7.125     20011201
6507943923      Condominium     Primary     Purchase             Rapid            79.990      389,400    6.750     20011201
6508014054      Condominium     Primary     Refinance            Rapid            80.000      348,000    7.000     20011101
6508200927      Single Family   Primary     Refinance            Rapid            62.290      380,000    7.125     20011101
6510271973      Single Family   Primary     Cash-out Refinance   Reduced          67.850      475,000    6.875     20011201
6510849265      Single Family   Primary     Refinance            Reduced          56.730      400,000    7.250     20011101
6514268827      Single Family   Primary     Cash-out Refinance   Standard         49.330      592,000    7.375     20011101
6514949483      Single Family   Primary     Cash-out Refinance   Rapid            55.000      385,000    7.375     20011101
6516245559      Single Family   Primary     Refinance            Rapid            80.000      728,000    7.500     20011201
6519347360      PUD             Primary     Refinance            All Ready Home   44.110      375,000    7.000     20011101
6525525082      Single Family   Primary     Purchase             Standard         72.220      650,000    6.625     20011201
6526385692      Single Family   Primary     Cash-out Refinance   Standard         69.140      325,000    6.875     20011201
6529158096      Single Family   Primary     Purchase             Standard         90.000      463,500    6.625     20011201
6531414685      PUD             Primary     Cash-out Refinance   Standard         45.080      505,000    7.000     20011101
6532214068      Single Family   Primary     Purchase             Rapid            80.000      468,000    7.000     20011101
6532329775      PUD             Primary     Purchase             Rapid            80.000      626,400    6.750     20011201
6533683337      PUD             Primary     Refinance            Reduced          55.470      693,400    7.000     20011201
6536540567      Two Family      Primary     Cash-out Refinance   Standard         61.320      650,000    7.125     20011201
6539561586      Two Family      Primary     Purchase             Rapid            70.000      472,500    7.125     20011101
6541871759      PUD             Primary     Refinance            Rapid            78.940      750,000    6.875     20011201
6542991259      Single Family   Primary     Purchase             Standard         80.000      353,600    7.000     20011201
6546136182      Single Family   Primary     Refinance            Rapid            79.240      323,300    7.125     20011101
6547270345      Single Family   Primary     Cash-out Refinance   Reduced          60.950      320,000    7.000     20011201
6549370366      Single Family   Primary     Purchase             Standard         89.990      346,162    6.875     20011101
6550327081      PUD             Primary     Purchase             Standard         37.770      400,000    6.625     20011201
6552387810      Single Family   Secondary   Purchase             Standard         67.230      600,000    6.625     20011201
6558243199      Single Family   Primary     Purchase             Standard         80.000      350,400    7.375     20011101
6559965923      Single Family   Primary     Cash-out Refinance   Standard         75.000      480,000    6.750     20011101
6563485637      Single Family   Primary     Purchase             Rapid            80.000      327,200    6.875     20011101
6576828112      Single Family   Primary     Cash-out Refinance   Rapid            47.400      352,000    7.000     20011201
6577943886      Single Family   Primary     Purchase             Standard         80.000      579,200    7.000     20011201
6578260363      Single Family   Primary     Cash-out Refinance   Standard         71.150      498,116    7.250     20011201
6578384973      Single Family   Primary     Purchase             Rapid            69.140      650,000    6.875     20011201
6583622391      Single Family   Primary     Cash-out Refinance   Rapid            67.790      400,000    7.000     20011201
6584361296      Single Family   Primary     Cash-out Refinance   Standard         79.980      375,950    7.250     20011201
6590216856      PUD             Primary     Purchase             Rapid            61.240      395,000    6.875     20011101
6590450000      Single Family   Primary     Cash-out Refinance   Reduced          43.520      370,000    6.875     20011201
6591056392      Single Family   Primary     Purchase             Standard         80.000      336,000    6.750     20011201
6591140675      PUD             Primary     Cash-out Refinance   Standard         56.520      650,000    7.250     20011101
6595387645      Single Family   Primary     Purchase             Standard         40.000      440,000    7.000     20011101
6597707006      Single Family   Primary     Purchase             Rapid            80.000      323,200    6.875     20011201
6597950911      PUD             Primary     Refinance            Rapid            78.330      376,000    6.875     20011201
6602318955      Single Family   Primary     Refinance            Standard         47.920      750,000    7.125     20011101
6610401918      PUD             Primary     Purchase             Rapid            75.000      884,250    6.750     20011201
6611384121      Single Family   Primary     Purchase             Rapid            72.720      336,000    7.000     20011201
6617051187      Two Family      Primary     Refinance            Rapid            50.000      750,000    6.875     20011201
6620410750      Single Family   Primary     Purchase             Rapid            80.000      392,000    6.875     20011201
6620740404      Single Family   Primary     Cash-out Refinance   Standard         49.230      837,000    7.500     20011101
6626908393      Single Family   Secondary   Refinance            Rapid            67.820      390,000    7.375     20011201
6630131529      PUD             Primary     Purchase             Standard         75.000      861,750    6.625     20011101
6638067675      Single Family   Primary     Refinance            Rapid            66.680      321,400    7.250     20011101
6640481088      Single Family   Primary     Refinance            Rapid            35.710    1,000,000    6.750     20011201
6647819645      Single Family   Primary     Refinance            Rapid            78.530      322,000    6.750     20011201
6649484695      Condominium     Primary     Refinance            Rapid            40.960      446,500    7.375     20011201
6654194668      Single Family   Primary     Purchase             Rapid            61.260      450,000    6.750     20011201
6664867204      Single Family   Primary     Purchase             Reduced          80.000      296,000    6.875     20011201
6670252649      Single Family   Primary     Cash-out Refinance   Rapid            72.410      420,000    7.000     20011201
6678005668      Single Family   Primary     Purchase             Standard         80.000      548,000    6.875     20011201
6682951279      Single Family   Secondary   Refinance            Rapid            77.940      304,000    7.125     20011201
6684508945      Single Family   Primary     Cash-out Refinance   Standard         70.000      546,000    7.500     20011101
6685738830      Single Family   Primary     Refinance            Standard         80.000      488,000    7.250     20011201
6686915163      Single Family   Primary     Cash-out Refinance   Rapid            61.530      400,000    7.375     20011101
6689717673      Single Family   Primary     Refinance            Rapid            62.500      500,000    6.875     20011201
6694527109      Single Family   Primary     Refinance            Reduced          49.750      306,000    7.000     20011201
6697765516      Single Family   Primary     Purchase             Standard         80.000      696,000    7.125     20011201
6709510512      Single Family   Primary     Cash-out Refinance   Rapid            45.450      500,000    7.125     20011201
6710455384      Single Family   Primary     Cash-out Refinance   Rapid            66.400      425,000    6.875     20011201
6710827368      Single Family   Primary     Purchase             Standard         80.000      308,000    7.250     20011101
6711375037      PUD             Primary     Refinance            Rapid            69.500      417,000    7.250     20011201
6720472684      Single Family   Primary     Cash-out Refinance   Standard         70.850      333,000    7.375     20011101
6724017238      Single Family   Primary     Cash-out Refinance   Rapid            64.110      352,000    6.625     20011201
6726800185      Condominium     Primary     Refinance            All Ready Home   78.690      295,094    7.375     20011101
6727852540      Condominium     Primary     Refinance            Rapid            78.490      292,000    7.625     20011101
6730907729      Single Family   Primary     Refinance            Reduced          46.190      485,000    6.875     20011201
6734623405      Single Family   Primary     Purchase             Rapid            80.000      399,200    7.125     20011101
6739855820      PUD             Primary     Refinance            Rapid            90.000      346,500    7.250     20011101
6742424036      Single Family   Primary     Refinance            Rapid            40.640      315,000    7.000     20011201
6754870472      Single Family   Primary     Purchase             Standard         80.000      313,600    6.750     20011201
6755981088      Condominium     Primary     Cash-out Refinance   Standard         62.560      738,250    7.000     20011201
6760051158      Single Family   Primary     Purchase             Standard         80.000      434,320    6.875     20011201
6760226081      Single Family   Primary     Refinance            Reduced          54.640      500,000    6.500     20011201



TABLE (CONTINUED)

LOAN            MATURITY   ORIG    MONTHLY    PAYMENT   REMAINING    SCHEDULED             APPRAISAL      SALES
NUMBER            DATE     TERM      P&I      DUE DATE    TERM           PB        FICO      VALUE        PRICE
-------------------------------------------------------------------------------------------------------------------
6763186134      20311101    360    6,640.76   20011201     360        998,156.00   758     1,335,000    1,330,875
6765337081      20311101    360    2,102.18   20011201     360        320,000.00   793       515,000      515,000
6765873309      20311001    360    2,762.39   20011101     359        420,146.73   763       860,000           -
6771129019      20311001    360    2,179.48   20011101     359        323,241.30   784       585,000           -
6774188178      20311101    360    3,121.86   20011201     360        452,000.00   748       730,000           -
6778402971      20311001    360    2,463.49   20011101     359        374,684.95   784       625,000           -
6780677156      20311101    360    2,263.26   20011201     360        340,184.00   762       426,000      425,230
6790243908      20311101    360    2,391.71   20011201     360        355,000.00   768       445,000           -
6791345116      20311001    360    2,827.54   20011101     359        424,651.63   721       740,000           -
6792262583      20311101    360    4,124.88   20011201     360        620,000.00   786       990,000           -
6794613882      20311001    360    2,634.60   20011101     359        395,675.40   666       520,000           -
6795040572      20311101    360    2,392.03   20011201     360        368,800.00   764       461,000      461,000
6795339396      20311101    360    3,035.44   20011201     360        468,000.00   744       585,000      585,000
6795812913      20311101    360    4,304.51   20011201     360        647,000.00   795     1,050,000           -
6809081315      20311101    360    2,824.80   20011201     360        430,000.00   738       925,000           -
6813059885      20311001    360    2,492.76   20011101     359        369,704.12   653       500,000           -
6814308208      20311101    360    2,644.49   20011201     360        413,000.00   777       560,000           -
6817050898      20311101    360    4,306.70   20011201     360        664,000.00   745       830,000      830,000
6818835925      20311101    360    2,946.59   20011201     360        454,300.00   773       650,000           -
6819176113      20311001    360    2,334.96   20011101     359        359,690.04   751       450,000      450,000
6823910606      20311001    360    2,087.39   20011101     359        313,492.82   747       455,000      447,500
6824464561      20311101    360    2,785.38   20011201     360        424,000.00   784       675,000           -
6831618910      20311001    360    2,698.97   20011101     359        385,713.53   787       950,000           -
6832931908      20311001    360    2,999.64   20011101     359        428,681.61   774     1,100,000           -
6833810549      20311101    360    2,526.45   20011201     360        375,000.00   756       600,000           -
6834048800      20311101    360    2,290.65   20011201     360        340,000.00   716       425,000           -
6834592542      20311101    360    2,552.58   20011201     360        388,562.00   745       600,000           -
6838694914      20311101    360    4,756.92   20011201     360        715,000.00   717     2,645,000           -
6839544290      20311101    360    2,328.56   20011201     360        350,000.00   749       480,000           -
6840338435      20311101    360    3,333.80   20011201     360        514,000.00   761       800,000           -
6843669554      20311001    360    2,636.40   20011101     359        367,740.27   637       460,000           -
6847075535      20311101    360    2,528.15   20011201     360        380,000.00   744       500,000           -
6853876867      20311101    360    2,918.70   20011201     360        450,000.00   778       900,000      900,000
6856066706      20311101    360    2,716.67   20011201     360        413,540.00   683       465,000      460,000
6857714981      20311001    360    2,593.64   20011101     359        379,903.40   648       510,000           -
6866093476      20311101    360    2,694.60   20011201     360        395,000.00   789       585,000           -
6869946803      20311101    360    2,324.33   20011201     360        345,000.00   735       440,000           -
6873442989      20311101    360    4,747.74   20011201     360        732,000.00   742     1,150,000           -
6873502816      20311001    360    2,891.08   20011101     359        434,193.79   725       544,000      543,244
6881848813      20311001    360    2,428.55   20011101     359        355,722.28   774       445,000      445,000
6884511830      20311101    360    3,102.54   20011201     360        454,800.00   701       815,000           -
6886717674      20311101    360    2,863.31   20011201     360        425,000.00   697       665,000           -
6887198635      20311101    360    2,388.11   20011201     360        358,950.00   767       450,000           -
6889008626      20311001    360    2,883.52   20011101     359        427,657.73   702       540,000           -
6889817984      20311101    360    2,894.07   20011201     360        435,000.00   710       580,000           -
6889893357      20311101    360    6,564.37   20011201     360        999,250.00   765     1,350,000    1,399,058
6889917370      20311101    360    2,250.31   20011201     360        342,550.00   765     1,250,000           -
6890858670      20311101    360    3,841.87   20011201     360        600,000.00   811     1,000,000    1,000,000
6891179266      20311101    360    5,255.44   20011201     360        800,000.00   769     1,825,000           -
6891309608      20311001    360    2,091.72   20011101     359        314,142.28   778       407,000      393,000
6893553567      20311101    360    3,206.23   20011201     360        470,000.00   747       630,000           -
6895846951      20311101    360    2,171.94   20011201     360        339,200.00   794       424,000      424,000
6898665549      20311101    360    2,827.54   20011201     360        425,000.00   752       640,000           -
6899468448      20311101    360    2,776.01   20011201     360        428,000.00   714       820,000           -
6899626326      20311101    360    4,022.10   20011201     360        597,000.00   749       835,000           -
6901705647      20311101    360    2,010.66   20011201     360        310,000.00   706       610,000      610,000
6901861242      20311101    360    2,651.37   20011201     360        403,600.00    0        550,000      512,500
6906983215      20311101    360    2,659.26   20011201     360        410,000.00   810       512,500      512,500
6914159501      20311101    360    6,139.59   20011201     360        900,000.00   755     1,615,000           -
6914345050      20311001    360    3,153.01   20011101     359        467,625.74   668       700,000           -
6915935156      20311001    360    2,921.56   20011101     359        422,678.13   770       700,000           -
6921875495      20311101    360    3,830.34   20011201     360        606,000.00   769       758,000      758,000
6926367118      20311001    360    2,560.14   20011101     359        379,696.11   685       850,000           -
6933942374      20311001    360    2,089.96   20011101     359        298,678.17   748       427,000           -
6939656341      20311101    360    4,001.80   20011201     360        601,500.00   786       960,000           -
6940796821      20311001    360    3,031.74   20011101     359        449,640.14   805       755,000           -
6944139580      20311001    360    3,206.23   20011101     359        469,633.35   740       700,000           -
6946581847      20311001    360    4,685.72   20011101     359        694,943.81   751       890,000           -
6946764872      20311101    360    3,384.31   20011201     360        490,000.00   672       700,000           -
6952415575      20311101    360    2,548.11   20011201     360        383,000.00   704       495,000           -
6965999730      20311101    360    3,184.62   20011201     360        491,000.00   726       762,000           -
6969723813      20311101    360    3,743.19   20011201     360        569,800.00   728       814,000           -
6977624169      20311101    360    3,104.31   20011201     360        466,600.00   724       880,000           -
6978210273      20311001    360    4,790.18   20011101     359        719,409.82   747       900,000           -
6978726955      20311101    360    2,468.28   20011201     360        371,000.00   710       530,000           -
6982887231      20311001    360    2,328.56   20011101     359        349,713.11   776       650,000           -
6984366002      20311101    360    2,619.56   20011201     360        384,000.00   780       555,000      480,000
6987734842      20311101    360    2,022.36   20011201     360        307,850.00   772       630,000           -
6988176613      20311101    360    3,154.21   20011201     360        435,000.00   711       580,000           -
6988842370      20311101    360    3,126.93   20011201     360        470,000.00   732       900,000           -
6993069886      20311101    360    2,671.19   20011201     360        401,500.00   757     1,645,000    1,645,000
6993861431      20311001    360    2,195.50   20011101     359        329,729.50   719       510,000           -
6993949558      20311101    360    2,561.25   20011201     360        400,000.00   790       500,000      500,000
6994988373      20311101    360    2,685.20   20011201     360        414,000.00   786       818,000           -
6996743990      20311001    360    3,069.56   20011101     359        438,674.19   787       990,000           -
0029012580      20301001    360    3,228.56   20011101     347        436,004.71   762       550,000      550,000
0099143901      20311101    360    2,228.77   20011201     360        335,000.00   745       500,000           -
0099145898      20310901    360    2,534.81   20011101     358        380,373.56   783       650,000           -
6000787744      20311001    360    2,914.03   20011101     359        437,640.97   693       700,000           -
6002551395      20311101    360    2,996.53   20011201     360        462,000.00   799       680,000      660,000
6004982648      20311001    360    3,177.11   20011201     359        459,649.97   807       585,000      575,000
6013847832      20311101    360    3,172.12   20011201     360        465,000.00   652     1,300,000           -
6014993528      20311101    360    2,694.48   20011201     360        405,000.00   783       540,000           -
6015445668      20311001    360    3,826.73   20011101     359        567,545.77   703       720,000           -
6016499730      20311001    360    2,167.57   20011101     359        309,769.93   737       470,000           -
6017526515      20311101    360    2,638.09   20011201     360        412,000.00   798       515,000      515,000
6017710440      20311001    360    2,045.81   20011101     359        307,247.94   668       440,000           -
6017885549      20311001    360    1,968.50   20011101     359        303,238.69   752       394,000           -
6033375822      20311101    360    4,084.96   20011201     360        614,000.00   789     2,000,000           -
6035361192      20311101    360    2,581.38   20011201     360        388,000.00   733       485,000      520,000
6043462461      20311101    360    3,778.92   20011201     360        568,000.00   677     1,075,000           -
6047545048      20311001    360    3,192.59   20011101     359        467,634.91   699       585,000           -
6050797296      20311101    360    2,686.73   20011201     360        389,000.00   685       600,000           -
6053544513      20311001    360    1,869.71   20011101     359        291,742.37   752       375,000      365,000
6058618387      20311001    360    2,194.15   20011101     359        333,719.39   741       600,000           -
6065221886      20311101    360    4,410.47   20011201     360        680,000.00   756       850,000      850,000
6073768266      20311001    360    5,468.79   20011101     359        821,326.21   679     1,300,000           -
6074735447      20311101    360    2,213.86   20011201     360        337,000.00   747       440,000           -
6076645339      20311101    360    4,683.40   20011201     360        703,950.00   794     1,200,000           -
6077050182      20311101    360    2,978.54   20011201     360        431,250.00   705       575,000           -
6079982739      20311101    360    2,728.71   20011201     360        400,000.00   703       530,000           -
6085727813      20311101    360    2,344.55   20011201     360        348,000.00   708       435,000      435,000
6087237290      20311001    360    2,333.05   20011101     359        341,733.20   721       900,000           -
6090531457      20311101    360    2,299.26   20011201     360        350,000.00   726       750,000           -
6102623417      20311101    360    3,991.82   20011201     360        600,000.00   654       765,000      762,248
6106282996      20311001    360    6,700.14   20011201     359        993,704.70   765     1,326,000    1,326,000
6108281285      20311101    360    2,494.89   20011201     360        375,000.00   674       475,000           -
6109634474      20311001    360    2,221.90   20011101     359        325,452.91   738       710,000           -
6114427773      20311001    360    2,728.71   20011101     359        399,687.96   786       504,000           -
6118461273      20311001    360    3,536.26   20011101     359        511,610.41   773       640,000           -
6119853478      20311001    360    2,154.73   20011101     359        327,724.44   765       410,000      410,000
6121715616      20311101    360    2,903.63   20011201     360        442,000.00   765       725,000           -
6123813138      20311101    360    2,536.56   20011201     360        376,500.00   797       586,000           -
6124053163      20311101    360    3,395.01   20011201     360        516,800.00   804       646,000      646,000
6124963452      20311101    360    2,049.62   20011201     360        312,000.00   762       390,000      390,000
6127937438      20311101    360    3,745.82   20011201     360        585,000.00   788     1,030,000    1,030,000
6128013783      20311101    360    2,691.69   20011201     360        415,000.00   769       570,000           -
6128533707      20311101    360    2,627.72   20011201     360        400,000.00   702       500,000      500,000
6128589337      20311001    360    3,188.13   20011101     359        478,807.20   655       599,000      599,000
6129171887      20311001    360    4,278.12   20011101     359        634,492.19   756       931,000           -
6130113910      20311001    360    2,155.59   20011101     359        323,734.41   710       405,000           -
6134943247      20311001    360    3,368.60   20011101     359        499,600.15   706       625,000      625,000
6136878524      20311101    360    2,167.87   20011201     360        330,000.00   665     1,900,000           -
6137378573      20311101    360    3,547.42   20011201     360        540,000.00   767       735,000           -
6144252530      20311101    360    2,341.87   20011201     360        352,000.00   736       440,000           -
6151495097      20311101    360    2,529.54   20011201     360        390,000.00   766       520,000      520,000
6151650097      20311101    360    3,751.07   20011201     360        571,000.00   733       765,000           -
6157915411      20311101    360    4,270.04   20011201     360        650,000.00   771       850,000      850,000
6158488814      20311101    360    2,153.35   20011201     360        332,000.00   687       415,000           -
6160646151      20311001    360    2,640.98   20011101     359        391,686.52   713       490,000      490,000
6163668053      20311001    360    2,494.89   20011101     359        374,692.61   701       662,000           -
6169271175      20311101    360    2,900.84   20011201     360        420,000.00   687       545,000           -
6171525485      20311101    360    2,235.42   20011201     360        336,000.00   754       420,000      420,000
6172333517      20311001    360    2,791.95   20011101     359        424,642.95   709       880,000           -
6173626125      20311101    360    2,873.29   20011201     360        443,000.00   717       620,000           -
6175225793      20311001    360    2,517.18   20011101     359        359,732.82   682       470,000           -
6176931274      20311101    360    2,448.32   20011201     360        368,000.00   744       540,000           -
6184812573      20311001    360    2,853.84   20011101     359        439,621.16   710       650,000      648,000
6186392244      20311101    360    3,575.34   20011201     360        544,250.00   785       681,000      680,326
6186811102      20311101    360    3,858.76   20011201     360        580,000.00   743       750,000           -
6186875834      20311101    360    4,324.47   20011201     360        650,000.00   726       820,000           -
6189124719      20311101    360    2,794.28   20011201     360        420,000.00   745       525,000           -
6191701058      20311101    360    3,048.15   20011201     360        464,000.00   764       585,000      580,000
6192046941      20311101    360    2,432.25   20011201     360        375,000.00   734       565,000           -
6195114118      20311101    360    2,793.84   20011201     360        430,750.00   788       539,000      538,487
6203073983      20311101    360    3,092.37   20011201     360        459,000.00   806       750,000           -
6204630930      20311001    360    2,757.18   20011101     359        398,896.24   766       499,000      499,000
6212194176      20311001    360    2,154.91   20011101     359        311,762.59   659       480,000           -
6212559642      20311101    360    4,224.68   20011201     360        635,000.00   726       915,000           -
6214168194      20311101    360    2,046.53   20011201     360        300,000.00   648       500,000           -
6215078681      20311101    360    3,061.38   20011201     360        454,400.00   712       568,000           -
6218923008      20311001    360    2,349.88   20011101     359        331,759.70   700       370,000      369,000
6219332373      20311101    360    2,166.32   20011201     360        334,000.00   675       418,000      417,516
6222960699      20311101    360    2,694.54   20011201     360        399,950.00   746       542,000           -
6230993880      20311101    360    2,320.67   20011201     360        336,000.00   757       420,000           -
6231947562      20311001    360    3,350.34   20011101     359        509,571.54   776       700,000           -
6237645657      20311101    360    2,235.42   20011201     360        336,000.00   721       480,000           -
6240169919      20311001    360    3,117.55   20011101     359        456,643.49   732       682,000           -
6240238888      20311101    360    2,409.22   20011201     360        357,600.00   789       447,000      447,000
6245539280      20311001    360    2,060.18   20011101     359        301,764.40   769       435,000      435,000
6257248242      20311101    360    2,374.86   20011201     360        352,500.00   770       470,000           -
6260331480      20311101    360    2,523.05   20011201     360        389,000.00   703       690,000           -
6260349177      20311101    360    3,356.31   20011201     360        492,000.00   697       645,000           -
6263126333      20311001    360    2,494.72   20011101     359        365,414.72   781     1,025,000           -
6264054922      20311001    360    3,284.65   20011101     359        499,579.93   707       630,000      629,536
6264376242      20311001    360    5,627.96   20011101     359        824,356.42   706     1,100,000           -
6269323074      20311101    360    6,292.54   20011201     360        934,000.00   756     1,700,000           -
6271377647      20311101    360    3,547.42   20011201     360        540,000.00   805       775,000           -
6281928199      20311101    360    2,237.49   20011201     360        320,000.00   699       495,000           -
6286119323      20311101    360    3,852.24   20011201     360        586,400.00   771       733,000           -
6289511898      20311101    360    4,864.49   20011201     360        750,000.00   728       950,000      950,000
6290923991      20311101    360    1,995.91   20011201     360        300,000.00   785       395,000      393,000
6291518949      20311101    360    2,474.93   20011201     360        372,000.00   702       560,000           -
6297833177      20311101    360    2,241.09   20011201     360        350,000.00   738       550,000           -
6299120128      20311101    360    3,178.20   20011201     360        471,740.00   744       620,000           -
6300268643      20311101    360    3,100.71   20011201     360        472,000.00   765       590,000      590,000
6311379280      20311001    360    5,099.44   20011101     359        795,697.35   765     1,100,000    1,076,900
6313238278      20311101    360    2,957.92   20011201     360        433,600.00   771       542,000      542,000
6322073096      20311101    360    2,075.90   20011201     360        316,000.00   776       395,000      395,000
6322827491      20311101    360    2,486.44   20011201     360        360,000.00   679       648,000           -
6328099764      20311101    360    2,232.37   20011201     360        335,541.00   787       480,000           -
6330316859      20311001    360    2,759.11   20011101     359        419,647.14   769       525,000      525,000
6330713592      20311001    360    3,342.67   20011101     359        489,617.75   791       800,000           -
6331674439      20311101    360    2,923.94   20011201     360        434,000.00   714       545,000           -
6337965104      20311001    360    4,906.22   20011101     359        718,638.95   704       955,000           -
6341792080      20311101    360    3,065.42   20011201     360        455,000.00   626       900,000           -
6349193216      20311001    360    3,772.83   20011101     359        559,552.17   701       700,000           -
6353478180      20311101    360    2,514.85   20011201     360        378,000.00   714       600,000      582,000
6363913697      20311101    360    4,324.47   20011201     360        650,000.00   735     1,150,000           -
6368640659      20311101    360    3,725.70   20011201     360        560,000.00   735       700,000      700,000
6368928633      20311001    360    2,428.36   20011101     359        364,700.81   761       700,000           -
6375023899      20311101    360    1,913.37   20011201     360        295,000.00   768       850,000           -
6375604730      20311001    360    2,796.86   20011101     359        399,703.14   788       875,000           -
6376460728      20311001    360    4,716.03   20011101     359        699,440.22   626     1,150,000           -
6378383316      20311101    360    2,527.78   20011201     360        370,545.00   753       476,681      463,181
6378584558      20311101    360    2,315.26   20011201     360        348,000.00   798       435,000      435,000
6379894279      20311101    360    6,569.29   20011201     360      1,000,000.00   781     1,700,000           -
6384918766      20311001    360    2,951.50   20011101     359        416,698.19   685       615,000           -
6385140865      20311101    360    2,463.49   20011201     360        375,000.00   762       565,000      565,000
6385493041      20311001    360    2,199.02   20011101     359        326,138.98   771       408,000      408,000
6388492313      20311001    360    2,331.22   20011101     359        350,112.78   688       510,000           -
6392807084      20311101    360    6,737.19   20011201     360      1,000,000.00   723     2,350,000           -
6393267080      20311001    360    2,727.75   20011101     359        409,663.92   744       675,000           -
6395785824      20311001    360    3,672.48   20011101     359        551,547.52   686       690,000           -
6396158625      20311001    360    4,093.06   20011101     359        599,531.94   788       750,000      750,000
6400559115      20311101    360    2,774.32   20011201     360        417,000.00   695       556,000           -
6406585767      20311101    360    3,777.35   20011201     360        575,000.00   643     1,000,000           -
6421761674      20311001    360    2,115.48   20011101     359        313,748.89   750       393,000      392,500
6422053030      20311101    360    4,237.98   20011201     360        637,000.00   779       910,000           -
6422423324      20311101    360    2,694.48   20011201     360        405,000.00   760       620,000           -
6422520681      20311001    360    2,401.27   20011101     359        351,725.40   738       478,000           -
6425404529      20311001    360    2,486.44   20011101     359        359,726.06   777       500,000           -
6426909773      20311101    360    3,372.72   20011201     360        520,000.00   704       740,000           -
6430229432      20311101    360    2,594.40   20011201     360        400,000.00   745       500,000      500,000
6433933188      20311001    360    3,080.85   20011101     359        474,591.03   716       710,000           -
6443371270      20311101    360    2,496.33   20011201     360        380,000.00   758       605,000           -
6457980420      20311101    360    2,993.87   20011201     360        450,000.00   765       700,000           -
6462324069      20311101    360    3,280.71   20011201     360        475,000.00   733       650,000           -
6463143310      20311101    360    3,252.78   20011201     360        508,000.00   694       635,000      635,000
6463838349      20311101    360    3,134.97   20011201     360        489,600.00   782       739,000           -
6464209334      20311101    360    1,974.07   20011201     360        296,717.00   668       540,000           -
6464273926      20311101    360    2,265.36   20011201     360        340,500.00   755       658,000           -
6464288098      20311001    360    4,945.78   20011101     359        724,434.43   766     1,070,000           -
6467924210      20311101    360    3,520.03   20011201     360        516,000.00   736       645,000           -
6477117631      20311101    360    2,594.40   20011201     360        400,000.00   786       594,000      594,000
6480682829      20311101    360    2,182.97   20011201     360        320,000.00   679       430,000           -
6482269120      20311101    360    2,594.87   20011201     360        395,000.00   770       630,000           -
6484321093      20311001    360    2,102.09   20011201     359        315,701.01   720       395,000      394,950
6490610117      20311101    360    2,640.03   20011201     360        387,000.00   689       550,000           -
6494134023      20311101    360    5,074.78   20011201     360        772,500.00   725     1,175,000           -
6494475038      20311001    360    6,386.91   20011101     359        959,213.09   714     1,500,000           -
6496931236      20311001    360    2,728.71   20011101     359        399,687.96   707       525,000           -
6498355632      20311001    360    3,874.77   20011101     359        567,556.90   667       710,000      710,000
6501122417      20311101    360    2,537.10   20011201     360        381,344.00   728       665,000           -
6505060191      20311101    360    3,422.50   20011201     360        508,000.00   738       705,000           -
6507943923      20311101    360    2,525.65   20011201     360        389,400.00   709       486,791      486,791
6508014054      20311001    360    2,315.26   20011101     359        347,714.74   772       435,000           -
6508200927      20311001    360    2,560.14   20011101     359        379,696.11   799       610,000           -
6510271973      20311101    360    3,120.42   20011201     360        475,000.00   784       700,000           -
6510849265      20311001    360    2,728.71   20011101     359        399,687.96   787       705,000           -
6514268827      20311001    360    4,088.80   20011101     359        591,549.53   745     1,200,000           -
6514949483      20311001    360    2,659.10   20011101     359        384,707.05   781       700,000           -
6516245559      20311101    360    5,090.29   20011201     360        728,000.00   793       910,000           -
6519347360      20311001    360    2,494.89   20011101     359        374,692.61   732       850,000           -
6525525082      20311101    360    4,162.03   20011201     360        650,000.00   758       900,000      900,000
6526385692      20311101    360    2,135.02   20011201     360        325,000.00   813       470,000           -
6529158096      20311101    360    2,967.85   20011201     360        463,500.00   643       525,000      515,000
6531414685      20311001    360    3,359.78   20011101     359        504,586.05   796     1,120,000           -
6532214068      20311001    360    3,113.62   20011101     359        467,616.38   740       600,000      585,000
6532329775      20311101    360    4,062.82   20011201     360        626,400.00   754       783,000      783,000
6533683337      20311101    360    4,613.21   20011201     360        693,400.00   696     1,250,000           -
6536540567      20311101    360    4,379.18   20011201     360        650,000.00   774     1,060,000           -
6539561586      20311001    360    3,183.32   20011101     359        472,122.15   777       675,000      675,000
6541871759      20311101    360    4,926.97   20011201     360        750,000.00   756       950,000           -
6542991259      20311101    360    2,352.51   20011201     360        353,600.00   712       463,000      442,000
6546136182      20311001    360    2,178.14   20011101     359        323,041.45   739       408,000           -
6547270345      20311101    360    2,128.97   20011201     360        230,389.81   696       525,000           -
6549370366      20311001    360    2,274.04   20011101     359        345,871.18   697       385,000      384,625
6550327081      20311101    360    2,561.25   20011201     360        400,000.00   645     1,060,000    1,059,000
6552387810      20311101    360    3,841.87   20011201     360        600,000.00   736       895,000      892,400
6558243199      20311001    360    2,420.13   20011101     359        350,133.37   632       438,000      438,000
6559965923      20311001    360    3,113.28   20011101     359        479,586.72   747       640,000           -
6563485637      20311001    360    2,149.48   20011101     359        326,925.10   802       409,000      409,000
6576828112      20311101    360    2,341.87   20011201     360        352,000.00   753       742,500           -
6577943886      20311101    360    3,853.44   20011201     360        579,200.00   686       724,000      724,000
6578260363      20311101    360    3,398.03   20011201     360        498,116.00   645       700,000           -
6578384973      20311101    360    4,270.04   20011201     360        650,000.00   787       960,000      940,000
6583622391      20311101    360    2,661.22   20011201     360        400,000.00   745       590,000           -
6584361296      20311101    360    2,564.65   20011201     360        375,950.00   734       470,000           -
6590216856      20311001    360    2,594.87   20011101     359        394,668.15   745       645,000      645,000
6590450000      20311101    360    2,430.64   20011201     360        370,000.00   790       850,000           -
6591056392      20311101    360    2,179.30   20011201     360        336,000.00   673       420,000      420,000
6591140675      20311001    360    4,434.15   20011101     359        649,492.93   741     1,150,000           -
6595387645      20311001    360    2,927.34   20011101     359        439,639.33   743     1,100,000    1,100,000
6597707006      20311101    360    2,123.20   20011201     360        323,200.00   759       405,000      404,000
6597950911      20311101    360    2,470.06   20011201     360        376,000.00   770       480,000           -
6602318955      20311001    360    5,052.89   20011101     359        749,400.24   771     1,565,000           -
6610401918      20311101    360    5,735.23   20011201     360        884,250.00   736     1,179,000    1,179,000
6611384121      20311101    360    2,235.42   20011201     360        336,000.00   725       462,000      462,000
6617051187      20311101    360    4,926.97   20011201     360        750,000.00   775     1,500,000           -
6620410750      20311101    360    2,575.17   20011201     360        392,000.00   787       490,000      490,000
6620740404      20311001    360    5,852.43   20011101     359        836,378.82   766     1,700,000           -
6626908393      20311101    360    2,693.64   20011201     360        390,000.00   769       575,000           -
6630131529      20311001    360    5,517.89   20011101     359        860,989.69   673     1,150,000    1,149,000
6638067675      20211001    240    2,540.27   20011101     239        320,801.52   790       482,000           -
6640481088      20311101    360    6,485.99   20011201     360      1,000,000.00   766     2,800,000           -
6647819645      20311101    360    2,088.49   20011201     360        322,000.00   739       410,000           -
6649484695      20311101    360    3,083.87   20011201     360        446,500.00   788     1,090,000           -
6654194668      20311101    360    2,918.70   20011201     360        450,000.00   794       735,000      734,500
6664867204      20311101    360    1,944.51   20011201     360        296,000.00   770       370,000      370,000
6670252649      20311101    360    2,794.28   20011201     360        420,000.00   734       580,000           -
6678005668      20311101    360    3,599.97   20011201     360        548,000.00   740       685,000      685,000
6682951279      20311101    360    2,048.11   20011201     360        304,000.00   776       390,000           -
6684508945      20311001    360    3,817.72   20011101     359        545,594.78   737       780,000           -
6685738830      20311101    360    3,329.03   20011201     360        488,000.00   636       610,000           -
6686915163      20311001    360    2,762.71   20011101     359        399,695.62   777       650,000           -
6689717673      20311101    360    3,284.65   20011201     360        500,000.00   775       800,000           -
6694527109      20311101    360    2,035.83   20011201     360        306,000.00   787       615,000           -
6697765516      20311101    360    4,689.09   20011201     360        696,000.00   745       890,000      870,000
6709510512      20311101    360    3,368.60   20011201     360        500,000.00   713     1,100,000           -
6710455384      20311101    360    2,791.95   20011201     360        425,000.00   721       640,000           -
6710827368      20311001    360    2,101.11   20011101     359        307,759.72   730       385,000      385,000
6711375037      20311101    360    2,844.68   20011201     360        417,000.00   742       600,000           -
6720472684      20311001    360    2,299.95   20011101     359        332,746.61   721       470,000           -
6724017238      20311101    360    2,253.90   20011201     360        352,000.00   789       549,000           -
6726800185      20311001    360    2,038.15   20011201     359        294,869.45   735       375,000           -
6727852540      20311001    360    2,066.76   20011101     359        291,788.66   750       372,000           -
6730907729      20311101    360    3,186.11   20011201     360        485,000.00   762     1,050,000           -
6734623405      20311001    360    2,689.49   20011101     359        398,880.76   728       500,000      499,000
6739855820      20311001    360    2,363.75   20011101     359        346,229.69   747       385,000           -
6742424036      20311101    360    2,095.71   20011201     360        315,000.00   748       775,000           -
6754870472      20311101    360    2,034.01   20011201     360        313,600.00   671       392,000      392,000
6755981088      20311101    360    4,911.60   20011201     360        738,250.00   693     1,180,000           -
6760051158      20311101    360    2,853.18   20011201     360        434,320.00   795       542,900      542,900
6760226081      20311101    360    3,160.34   20011201     360        500,000.00   741       915,000           -


                                                                   LOAN COUNT:                                325
                                                                   SCHEDULED PB:                  $150,300,627.84
                                                                   INTEREST RATE W/A:                       7.021
                                                                   UNPAID PB W/A:                     $462,463.47
                                                                   REMAINING TERM W/A:                        359

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]


To:   The Bank of New York
      5 Penn Plaza - 16th Floor
      New York, New York 10001
      Attn:  Inventory Control

      Re: The Pooling and Servicing Agreement dated November 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one)
-------------------------------

____  1.    Mortgage Paid in Full

____  2.    Foreclosure

____  3.    Substitution

____  4.    Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________

                                    By:
                                       ---------------------------------------
                                          (authorized signer of Bank of
                                          America Mortgage Securities, Inc.)


                                    Issuer:
                                           -----------------------------------

                                    Address:
                                            ----------------------------------

                                    ------------------------------------------

                                    Date:
                                         -------------------------------------
Custodian
---------
The Bank of New York
Please acknowledge the execution of the above request by your signature and date below:


----------------------------------  ---------------
Signature                           Date

Documents returned to Custodian:


----------------------------------  ---------------
Custodian                            Date

                                    EXHIBIT F

              FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                     [Date]


      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated November 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.


                              [_______________],

                              By:
                                   -------------------------------------
                              Name:
                                     -----------------------------------
                              Title:
                                      ----------------------------------

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-11, Class ___, having an initial aggregate Certificate Balance as of November 27, 2001 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated November 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    ------------------------------------------
                                    (Transferor)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-11, Class ___, having an initial aggregate Certificate Balance as of November 27, 2001 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated November 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ------------------------------------------
                                    (Transferor)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                             Nominee Acknowledgment
                             ----------------------

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ------------------------------------------
                                    (Nominee)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                                       ANNEX 1 TO EXHIBIT G-2A


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

--------------------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                    ------------------------------------------
                                    Print Name of Transferee

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------
                                    Date:
                                         -------------------------------------

                                                       ANNEX 2 TO EXHIBIT G-2A


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That Are Registered Investment Companies]


      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    ------------------------------------------
                                    Print Name of Transferee or Adviser

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    IF AN ADVISER:

                                    ------------------------------------------
                                    Print Name of Transferee

                                    By:
                                       ---------------------------------------
                                    Date:
                                         -------------------------------------

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-11, Class ___, having an initial aggregate Certificate Principal Balance as of November 27, 2001 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_____________________] (the "Transferor") to [________________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated November 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ------------------------------------------
                                    (Transferee)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------
                                    Date:
                                         -------------------------------------

                             Nominee Acknowledgment
                             ----------------------

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ------------------------------------------
                                    (Nominee)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    EXHIBIT H

                   FORM OF TRANSFEREE REPRESENTATION LETTER
                   FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-11, Class ___, having an initial aggregate Certificate Principal Balance as of November 27, 2001 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_____________________] (the "Transferor") to [________________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated November 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    ------------------------------------------
                                    (Transferee)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------
                                    Date:
                                         -------------------------------------

                                    EXHIBIT I

                   FORM OF AFFIDAVIT REGARDING TRANSFER OF
                RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                  Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                 Series 2001-11

STATE OF               )
                       )  ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the [Class 1-A-R][Class 2-A-R] Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated November 27, 2001, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Certificate or cause the Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

      9. The Transferee's taxpayer identification number is __________________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Certificate as such taxes become due.

      12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                    * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                    ------------------------------------------
                                    Print Name of Transferee

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

      Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of __________________, ____






                                    ------------------------------------------
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    ______________, ____

                                    EXHIBIT J

                    CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6. Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K
                       FORM OF SPECIAL SERVICING AGREEMENT


            This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer") and ___________________ (the "Loss Mitigation Advisor ").

                              PRELIMINARY STATEMENT


      _________________ (the "Purchaser") is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and The Bank of New York, as Trustee.

            The Purchaser has requested the Servicer to engage the Loss Mitigation Advisor, at the Purchaser's expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

            Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage Loan.

            Loss Mitigation Advisor:  ______________.

            Purchaser: _______________________, or the holder of record of the Class B Certificates.

            Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

            Section 1.02. Definitions Incorporated by Reference.

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01. Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor's choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor's questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the Servicer's recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

            (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii),
(a)(iii) or (a)(iv) which has been given to the Loss Mitigation Advisor; provided that the Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

            (c) In addition to the foregoing, the Servicer shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

            (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

            Section 2.02. Loss Mitigation Advisor's Recommendations With Respect to Defaulted Loans.

            (a) All parties to this Agreement acknowledge that the Loss Mitigation Advisor's advice is made in the form of recommendations, and that the Loss Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor's recommendation, accept or reject it, in the Servicer's sole discretion, subject to the standards of the Servicer to protect the interest of the Certificateholders set forth in the Pooling and Servicing Agreement.

            (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

            (c) Within two (2) business days of receipt of a notice of a proposed Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed Short Payoff, recommending against such Short Payoff, with a justification provided, or proposing a counteroffer.

            (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

            Section 2.03. Termination.

            (a) With respect to all Mortgage Loans included in a trust fund, the Servicer's obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B Certificates have been reduced to zero.

            (b) The Loss Mitigation Advisor's responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

            (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.


                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

            Section 3.01. Amendment.

            This Agreement may be amended from time to time by the Servicer and the Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss Mitigation Advisor.

            Section 3.02.  Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 3.03.  Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 3.04.  Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

            (a)  in the case of the Servicer,

                  Bank of America, N.A.
                  201 North Tryon Street
                  Charlotte, North Carolina  28255
                  Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

            (b)  in the case of the Loss Mitigation Advisor,

                  -----------------------



            (c)  in the case of the Purchaser:

                  -----------------------




            Section 3.05.  Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 3.06.  Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

            (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

            Section 3.07.  Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 3.08.  Confidentiality.

            The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation Advisor except to the extent required by law, regulation or court order.

            The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer. The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this Agreement and at any time thereafter, without the prior written consent of the Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

            Section 3.09.  Independent Contractor.

            In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss Mitigation Advisor in the performance of this Agreement. The Loss Mitigation Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

            IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          Bank of America, N.A.

                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________


                                          Loss Mitigation Advisor

                                          ___________________

                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________

                  PURCHASER'S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor's recommendation, as described in Section 2.02(a) hereof and confirming to the Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii) Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.



                                       Purchaser

                                       By:________________________________

                                       Name:______________________________

                                       Title:_____________________________

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                     Florida

                                    Maryland